Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: SMURFIT-STONE CONTAINER CORPORATION, et al., Debtors.	Chapter 11 Case No. 09-10235 (BLS) Jointly Administered

MODIFIED JOINT PLAN OF REORGANIZATION FOR SMURFIT-STONE

CONTAINER CORPORATION AND ITS DEBTOR SUBSIDIARIES AND

PLAN OF COMPROMISE AND ARRANGEMENT FOR SMURFIT-STONE

CONTAINER CANADA INC. AND AFFILIATED CANADIAN DEBTORS

SIDLEY AUSTIN LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
James F. Conlan	Robert S. Brady (No. 2847)
Matthew A. Clemente	Edwin J. Harron (No. 3396)
Dennis M. Twomey	Edmon L. Morton (No. 3856)
Bojan Guzina	The Brandywine Building
One South Dearborn Street	1000 West Street, 17th Floor
Chicago, Illinois 60603	Wilmington, Delaware 19899-0391
Telephone: (312) 853-7000	Telephone: (302) 571-6600
Facsimile: (312) 853-7036	Facsimile: (302) 571-1253

STIKEMAN ELLIOTT LLP
Sean F. Dunphy
Alexander D. Rose
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9
Telephone: (416) 869-5261
Facsimile: (416) 947-0866

Counsel for the Debtors and Debtors in Possession

Dated: May 26, 2010

TABLE OF CONTENTS

INTRODUCTION		2

ARTICLE I : DEFINITIONS; RULES OF INTERPRETATION; EXHIBITS		3
1.1	Definitions	3
1.2	Rules of Interpretation	30
1.3	Currency Denomination	31
1.4	Exhibits and Plan Supplement	31
1.5	Deemed Acts	31

ARTICLE II : TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY TAX CLAIMS IN THE CHAPTER 11 CASES		32
2.1	Administrative Expense Claims	32
2.2	No Double Payment of Administrative Expense Claims	32
2.3	DIP Facility Claims	33
2.4	Priority Tax Claims	33

ARTICLE III : CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS IN THE CHAPTER 11 CASES		33
3.1	Summary of Classification and Treatment of Classified Claims and Interests	33
3.2	Classification and Treatment of Claims Against and Interests in SSCC (Debtor 1)	39
3.3	Classification and Treatment of Claims Against and Interests in SSCE (Debtor 2)	42
3.4	Classification and Treatment of Claims Against and Interests in Cameo Container (Debtor 3)	46
3.5	Classification and Treatment of Claims Against and Interests in Calpine Corrugated (Debtor 4)	49
3.6	Classification and Treatment of Claims Against and Interests in SSPRI (Debtor 5)	52
3.7	Classification and Treatment of Claims Against and Interests in the Non-Operating Debtors (United States) (Debtors 6 through 14)	54
3.8	Classification and Treatment of Claims Against and Interests in SSC Canada (Debtor 15)	56
3.9	Classification and Treatment of Claims Against and Interests in Smurfit-MBI (Debtor 16)	60
3.10	Classification and Treatment of Claims Against and Interests in MBI Limited (Debtor 17)	63
3.11	[Intentionally Omitted]	66
3.12	Classification and Treatment of Claims Against and Interests in B.C. Shipper Supplies Ltd. (Debtor 19)	66
3.13	Classification and Treatment of Claims Against and Interests in Francobec Company (Debtor 20)	68
3.14	Classification and Treatment of Claims Against and Interests in 3083527 Nova Scotia Company (Debtor 21)	71
3.15	Classification and Treatment of Claims Against and Interests in the Non-Operating Debtors (Canada) (Debtors 22 through 25)	74
3.16	Acceptance or Rejection of the Plan by Classes of Claims and Interests	76

ARTICLE IV : CLASSIFICATION AND TREATMENT OF AFFECTED CLAIMS AGAINST THE CANADIAN DEBTORS IN THE CCAA PROCEEDINGS		77
4.1	Purpose and Effect of the CCAA Plan	77
4.2	Classification of Creditors	77
4.3	Treatment of Affected Secured Claims, CCAA Charges and Priority Tax Claims	79
4.4	Treatment of Affected Unsecured Claims	80
4.5	Conditions Precedent to Implementation of CCAA Plan	81
4.6	CCAA Creditors’ Meeting	82
4.7	General	84

ARTICLE V : CANADIAN ASSET SALE		85
5.1	Sale of the Canadian Assets to Canadian Newco	85

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ARTICLE VI : MEANS FOR IMPLEMENTATION OF THE PLAN		88
6.1	Procedural Consolidation	88
6.2	Corporate Governance and Corporate Actions	89
6.3	Issuance and Distribution of New Securities and Related Matters	90
6.4	Listing on the New York Stock Exchange or the NASDAQ Stock Market	92
6.5	Exit Facilities	92
6.6	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors	92
6.7	Dissolution of Certain Canadian Debtors	93
6.8	Vesting of the Canadian Assets in Canadian Newco	93
6.9	Cancellation of Credit Documents, Debt Instruments, and Interests	93
6.10	Cancellation of Liens	95
6.11	Employee Compensation and Benefit Programs	95
6.12	Canadian Pension Plans	96
6.13	Management Incentive Plans	96
6.14	Restructuring Transactions	97
6.15	Additional Transactions Authorized Under the Plan	98
6.16	Cash-Out Auction for Eligible Cash-Out Participants	98

ARTICLE VII : TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES IN THE CHAPTER 11 CASES AND THE CCAA PROCEEDINGS		100
7.1	Assumption/Ratification of Executory Contracts and Unexpired Leases	100
7.2	Cure of Defaults Under Assumed/Ratified Executory Contracts and Unexpired Leases	100
7.3	Assumption of Collective Bargaining Agreements	100
7.4	Insurance Policies and Agreements	101
7.5	Rejection Damages Bar Date	101
7.6	Post-Petition Contracts and Leases	101

ARTICLE VIII : PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN		102
8.1	General Provisions on Distributions under the Plan	102
8.2	No Interest on Claims Unless Otherwise Provided in the Plan	102
8.3	Distributions by Disbursing Agents	102
8.4	Delivery of Distributions — Chapter 11 Cases	103
8.5	Delivery of Distributions — CCAA Proceedings	104
8.6	Undeliverable and Unclaimed Distributions	104
8.7	Record Date for Distributions	105
8.8	Assignment of Claims	106
8.9	Means of Cash Payment	106
8.10	Withholding and Reporting Requirements	107
8.11	Allocation of Plan Distributions Between Principal and Interest	107
8.12	Setoff and Recoupment	107
8.13	Fractional Shares	107
8.14	Compromises and Settlements	107
8.15	Claims Administration Responsibility — Chapter 11 Cases	108
8.16	Procedures for Treating and Resolving Disputed Claims — Chapter 11 Cases	108
8.17	Distribution Reserve — CCAA Proceedings	110

ARTICLE IX : CONFIRMATION AND CONSUMMATION OF THE PLAN		112
9.1	Conditions to Confirmation	112
9.2	Conditions to Occurrence of the Effective Date	112
9.3	Waiver of Conditions	112
9.4	Consequences of Non-Occurrence of Effective Date	113
9.5	Notice of Effective Date	113

ARTICLE X : INJUNCTIONS, RELEASES AND DISCHARGE		113
10.1	Discharge	113
10.2	Releases	115
10.3	Supplemental Injunction	118

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10.4	Disallowed Claims	119
10.5	Exculpation	120
10.6	Revesting of Assets	120
10.7	Preservation of Litigation Claims	121
10.8	Survival of Indemnification Obligations	121

ARTICLE XI : RETENTION OF JURISDICTION		122
11.1	Jurisdiction of the Bankruptcy Court and the Canadian Bankruptcy Court	122

ARTICLE XII : MISCELLANEOUS		124
12.1	Surrender of Instruments	124
12.2	Dissolution of the Committee	125
12.3	Pre-Effective Date Injunctions or Stays	125
12.4	Post-Confirmation Date Retention of Professionals	126
12.5	Payment of the Fee Auditor’s Fees and Expenses	126
12.6	Bar Date for Certain Administrative Expense Claims	126
12.7	Effectuating Documents and Further Transactions	126
12.8	Exemption from Transfer Taxes	126
12.9	Payment of Statutory Fees	127
12.10	Payment of Prepetition Notes Indenture Trustee Fees and Industrial Revenue Bond Indenture Trustee Fees	127
12.11	Payment of Professional Fees of the Ad Hoc Group of Prepetition Noteholders	127
12.12	Proofs of Claim Filed by Prepetition Notes Indenture Trustees	128
12.13	Proofs of Claim Filed by Industrial Revenue Bond Indenture Trustees	129
12.14	Creditor Representative Duties and Payment of Fees	129
12.15	Amendment or Modification of the Plan	129
12.16	Severability of Plan Provisions	130
12.17	Binding Effect; Successors and Assigns	130
12.18	Revocation, Withdrawal or Non-Consummation	130
12.19	Notice	131
12.20	Governing Law	131
12.21	Reservation of Rights	131

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EXHIBITS

Exhibit 1	Amended and Restated By-Laws of Reorganized SSCC

Exhibit 2	Amended and Restated Certificate of Incorporation of Reorganized SSCC

Exhibit 3	Management Incentive Plans

Exhibit 4	Directors and Officers of Reorganized SSCC and Creditor Representative

Exhibit 5	Directors and Officers of Reorganized Debtors Other than Reorganized SSCC

Exhibit 6	Asset Purchase Agreement (Canadian Asset Sale)

Exhibit 7	Canadian Newco Partnership Agreement

Exhibit 8	Canadian Holdco Articles of Association

Exhibit 9	Canadian Holdco Memorandum of Association

Exhibit 10	List of Previously Assumed Unexpired Leases to be Assigned to Canadian Newco in Connection with the Canadian Asset Sale

Exhibit 11	List of Executory Contracts and Unexpired Leases to be Assumed and Assigned to Canadian Newco in Connection with the Canadian Asset Sale

Exhibit 12	Employee Benefit Plans

Exhibit 13	Employment and Retirement Benefit Agreements

Exhibit 14	Restructuring Transactions

Exhibit 15	Exit Facility Documentation

INTRODUCTION

Smurfit-Stone Container Corporation (“SSCC”) and its affiliated Debtors in the above-referenced Chapter 11 Cases, and the Canadian Debtors in their capacities as debtors in or parties to the CCAA Proceedings, hereby propose the following Plan for the resolution of outstanding Claims against and Interests in each of the Debtors.  This Plan, including Article IV  and the incorporated definitions and other related provisions, serves as the plan of compromise and arrangement (the “CCAA Plan”) to be proposed in the CCAA Proceedings to each Class of Affected Claims against the Canadian Debtors.  Capitalized terms not defined in this Plan shall have the meanings assigned to such terms in Article I hereof.

The Plan provides for a coordinated restructuring and compromise of all Claims against and Interests in the Debtors, including the Canadian Debtors, in both the Chapter 11 Cases and the CCAA Proceedings.  The classification and treatment of Claims against and Interests in the Debtors for purposes of the Chapter 11 Cases is set forth in Article II and Article III of this Plan.  The classification and treatment of Affected Claims against the Canadian Debtors for purposes of the CCAA proceedings is set forth in Article IV of this Plan.  Under this Plan, the treatment of Claims against the Canadian Debtors in the Chapter 11 Cases is intended to be consistent with the treatment of Affected Claims against the Canadian Debtors in the CCAA Proceedings, with the Holders of Claims or Affected Claims against any particular Canadian Debtor receiving a single recovery on account of such Claims in the Chapter 11 Cases and the CCAA Proceedings.  If the CCAA Plan is not accepted by any Class of Affected Claims, the Holders of such Claims shall not be Affected Creditors under the CCAA Plan and shall not be entitled to receive any distributions thereunder; provided, however, that the Debtors reserve the right to seek confirmation of this Plan in the Chapter 11 Cases pursuant to Section 1129(b) of the Bankruptcy Code with respect to any Class of Claims (including any Class of Affected Claims against the Canadian Debtors) that has failed to accept the Plan, in which case the Holders of such Claims shall receive the treatment set forth in Article III and shall be subject to all applicable provisions of this Plan for purposes of the Chapter 11 Cases.  The effectiveness of the Plan in the Chapter 11 Cases is conditioned upon the effectiveness and implementation of the CCAA Plan in the CCAA Proceedings, and vice versa, unless otherwise determined by the Debtors.  The Debtors will seek the entry of the Confirmation Order by the Bankruptcy Court and the entry of one or more CCAA Sanction Order(s) by the Canadian Bankruptcy Court.  Unless otherwise noted herein and subject to the terms of Article IV hereof, all provisions of this Plan shall be equally applicable to both the Chapter 11 Cases and the CCAA Proceedings.

The Plan constitutes a separate plan of reorganization for each Debtor in the Chapter 11 Cases and the CCAA Plan constitutes a separate plan of compromise and arrangement for each Canadian Debtor in the CCAA Proceedings.  The Debtors reserve the right to withdraw the Plan or the CCAA Plan with respect to one or more Debtors or Canadian Debtors, as applicable, while seeking confirmation or approval of the Plan or the CCAA Plan with respect to all other Debtors or Canadian Debtors, as applicable.

The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered.  The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code.  Reference is made to the Disclosure Statement, distributed by the Debtors in connection with the solicitation of votes to accept this Plan, for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan.  Subject to certain restrictions and requirements set forth herein, in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and any applicable provisions of the CCAA, the Debtors reserve the right to alter, amend, modify, supplement, revoke or withdraw the Plan prior to its substantial consummation in accordance with the terms of this Plan, the Confirmation Order, the CCAA Sanction Order(s), the Bankruptcy Code, and the CCAA.

ARTICLE I: DEFINITIONS; RULES OF INTERPRETATION; EXHIBITS

1.1                                 Definitions.

For purposes of the Plan, capitalized terms not otherwise defined herein shall have the meanings set forth below.  Any capitalized term not otherwise defined herein that is used in the Bankruptcy Code shall have the meaning given to that term in the Bankruptcy Code.

1.1.1              7.375% Notes Due 2014 means the 7.375% senior unsecured notes due on July 15, 2014, issued by Stone FinCo II in the aggregate principal amount of $200,000,000 pursuant to an indenture dated as of July 20, 2004, by and among Stone FinCo II as the issuer, SSCE (as a successor in interest to Stone Container Corporation) as a guarantor, and Manufacturers and Traders Trust Company (as a successor in interest to BNY Midwest Trust Company) as the indenture trustee.

1.1.2              7.50% Notes Due 2013 means the 7.50% senior unsecured notes due on June 1, 2013, issued by SSCE in the aggregate principal amount of $300,000,000 pursuant to an indenture dated as of May 23, 2003, by and among SSCE (as a successor in interest to Jefferson Smurfit Corporation) as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York) as the indenture trustee.

1.1.3              8.00% Notes Due 2017 means the 8.00% senior unsecured notes due on March 15, 2017, issued by SSCE in the aggregate principal amount of $675,000,000 pursuant to an indenture dated as of March 26, 2007, by and among SSCE as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York Trust Company, N.A.) as the indenture trustee.

1.1.4              8.25% Notes Due 2012 means the 8.25% senior unsecured notes due on October 1, 2012, issued by SSCE in the aggregate principal amount of $700,000,000 pursuant to an indenture dated as of September 26, 2002, by and among SSCE (as a successor in interest to Jefferson Smurfit Corporation) as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York) as the indenture trustee.

1.1.5              8.375% Notes Due 2012 means the 8.375% senior unsecured notes due on July 1, 2012, issued in the aggregate principal amount of $400,000,000 pursuant to an indenture dated as of June 26, 2002, by and among SSCE (as a successor in interest to Stone Container Corporation) as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York) as the indenture trustee.

1.1.6              Ad Hoc Group Fee Cap means $7,500,000 in the aggregate.

1.1.7              Ad Hoc Group of Common Holders means the unofficial group of Holders of SSCC Common Interests represented by Kasowitz, Benson, Torres & Friedman LLP, which group consists of:  Fir Tree, Inc. and P. Schoenfeld Asset Management LP.

1.1.8              Ad Hoc Group of Preferred Holders means the unofficial group of Holders of SSCC Preferred Interests represented by Willkie Farr & Gallagher LLP, which group consists of:  Mariner Investment Group LLC and Senator Investment Group LP.

1.1.9              Ad Hoc Group of Preferred Holders Reimbursement Claim means the amount paid to the Ad Hoc Group of Preferred Holders pursuant to Section 12.11.2 of this Plan.

1.1.10            Administration Charge has the meaning assigned to such term in the CCAA Initial Order.

1.1.11            Administrative Expense Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases arising on or after the Petition Date and prior to the Effective Date under Sections 328, 330, 363, 364(c)(1), 365, 503(b), or 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors arising from and after the Petition Date (such as wages, salaries and commissions for services to the Debtors and payments for inventory and leased equipment and premises) and Claims of governmental units for taxes (including tax audits) related to tax years commencing after the Petition Date, but excluding Claims related to tax periods, or portions thereof, ending on or before the Petition Date; (b) all compensation for actual and necessary legal, financial, advisory, accounting and other services provided by the Professionals and the reimbursement of actual and necessary expenses incurred by the Professionals pursuant to Sections 328 or 330 of the Bankruptcy Code; (c) any payment to be made pursuant to the Plan or otherwise to cure a default under an executory contract or unexpired lease that has been or will be assumed by the Debtors; (d) any fees and charges assessed against the Estates under Section 1930, Chapter 123, of Title 28 of the United States Code; (e) the actual and necessary fees and expenses incurred by the Claims and Noticing Agent; (f) the actual and necessary fees and expenses incurred by the CCAA Monitor and its counsel (provided, however, that no approval of the Bankruptcy Court shall be required for the payment of such fees and expenses); (g) Claims arising under Section 503(b)(9) of the Bankruptcy Code for the value of goods received by the Debtors (including the Canadian Debtors) during the twenty (20) day period immediately preceding the Petition Date and sold to the Debtors in the ordinary course of the Debtors’ business operations; and (h) all Intercompany Claims arising from and after the Petition Date but prior to the Effective Date.

1.1.12            Affected Claims means, for purposes of the CCAA Plan, the Affected Secured Claims and the Affected Unsecured Claims.

1.1.13            Affected Creditor means, for purposes of the CCAA Plan, any Person or Entity that is a Holder of an Affected Claim and may, if the context requires, mean an assignee of an Affected Claim or a trustee, interim receiver, receiver manager, or other Person acting on behalf of such Person, if such assignee or other Person has been recognized by the CCAA Monitor, the Canadian Debtors, or the applicable Disbursing Agent, as the case may be.

1.1.14            Affected Secured Claims means, for purposes of the CCAA Plan, the Prepetition Canadian Lender Claims against each of SSC Canada, Smurfit-MBI, MBI Limited, Francobec Company, and 3083527 Nova Scotia.

1.1.15            Affected Secured Creditor means, for purposes of the CCAA Plan, any Holder of an Affected Secured Claim.

1.1.16            Affected Unsecured Claims means, for purposes of the CCAA Plan, the General Unsecured Claims against each of SSC Canada, Smurfit-MBI or MBI Limited, in its capacity as the general partner of Smurfit-MBI.

1.1.17            Affected Unsecured Creditor means, for purposes of the CCAA Plan, any Holder of an Affected Unsecured Claim.

1.1.18            Affiliate has the meaning assigned to such term in Section 101(2) of the Bankruptcy Code and when used in this Plan with reference to any Debtor shall include, but not be limited to, each of the other Debtors.

1.1.19            Allowed means, with respect to a Claim or Interest in the Chapter 11 Cases, or any portion of such Claim or Interest in any Class or category specified herein, a Claim or Interest that either (a) is listed in the Schedules as neither disputed, contingent nor unliquidated and with respect to which no contrary or superseding Proof of Claim has been filed; (b) is evidenced by a Proof of Claim filed on or before the applicable Claims Bar Date and is not listed as disputed, contingent or unliquidated in the Schedules, and as to which no objection or request for estimation has been filed on or before any applicable deadline; (c) is not the subject of an objection to allowance that (i) was filed on or before the Claims Objection Deadline and (ii) has not been settled, waived, withdrawn or denied pursuant to a Final Order; (d) is expressly allowed (i) pursuant to a Final Order, (ii) pursuant to an agreement between the Holder of such Claim or Interest and the Debtors or the Reorganized Debtors, as applicable, or (iii) pursuant to the terms of this Plan; provided, however, that proofs of interest need not be filed with respect to any Interests, including, without limitation, any SSCC Interests, or (e) with respect to SSCC Interests, such Interests shall be deemed to be Allowed upon the surrender or deemed surrender of such Interests pursuant to Section 8.7.4 of the Plan.

1.1.20            Allowed Claim means a Claim in a particular Class or of a particular type that is also an Allowed Claim.  For example, an Allowed Administrative Expense Claim is an Administrative Expense Claim that is also an Allowed Claim.

1.1.21            Allowed Interest means an Interest in a particular Class or of a particular type that is also an Allowed Interest.  For example, an Allowed SSCC Preferred Interest is an SSCC Preferred Interest that is also an Allowed Interest.  All SSCC Preferred Interests and SSCC Common Interests shall be deemed Allowed as of the Effective Date.

1.1.22            Amended and Restated By-Laws means the amended and restated by-laws of Reorganized SSCC, in substantially the form of Exhibit 1 to this Plan.

1.1.23            Amended and Restated Certificate of Incorporation means the amended and restated certificate of incorporation of Reorganized SSCC, in substantially the form of Exhibit 2 to this Plan.

1.1.24            Asset Purchase Agreement means that certain Asset Purchase Agreement, in substantially the form of Exhibit 6 to this Plan (as filed with the Plan Supplement), pursuant to which the Canadian Assets shall be transferred to Canadian Newco on the Effective Date in accordance with the terms of the CCAA Vesting Order, this Plan, the Confirmation Order, and the CCAA Sanction Order.

1.1.25            Assumption/Rejection Motion means a motion to be filed by the Debtors no later than fifteen (15) days prior to the Confirmation Hearing, seeking the Bankruptcy Court’s approval for the assumption or rejection by the Debtors of any executory contract or unexpired lease (a) to which any Debtor is a party and (b) which had not previously been assumed or rejected by the Debtors pursuant to a Final Order of the Bankruptcy Court.

1.1.26            Avoidance Actions means, collectively, (i) causes of action arising under Sections 542, 543, 544, 545, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code, or under similar or related state or federal statutes or common law, including fraudulent transfer laws, and (ii) causes of action arising under the BIA or under similar or related provincial laws, including fraudulent preference and reviewable transaction laws, in each case whether or not litigation to prosecute such causes of action was commenced prior to the Effective Date.

1.1.27            Ballot means the ballot form for accepting or rejecting this Plan, either (i) in the form approved by the Bankruptcy Court pursuant to the Voting Procedures Order and distributed with the Disclosure Statement to the Holders of Claims in the Chapter 11 Cases that are Impaired under the Plan and entitled to vote to accept or reject the Plan under Article III hereof or (ii) the Form of Proxy distributed to Affected Creditors in the CCAA Proceedings pursuant to the terms of the CCAA Creditors’ Meeting Order.

1.1.28            Bankruptcy Code means Title 11 of the United States Code, 11 U.S.C. §§ 101 through 1532, as in effect on the Petition Date, together with any amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases.

1.1.29            Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other United States court with jurisdiction over the Chapter 11 Cases.

1.1.30            Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure promulgated under Section 2075 of title 28 of the United States Code and any local rules of the Bankruptcy Court, as in effect on the Petition Date, together with any amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases.

1.1.31            Bar Date Order means the order entered by the Bankruptcy Court on or about June 22, 2009, establishing August 28, 2009 at 4 p.m. (prevailing Eastern Time) as the deadline (subject to certain exceptions set forth therein) for all Persons and Entities asserting Claims (including, without limitation, Administrative Expense Claims arising under Section 503(b)(9) of the Bankruptcy Code) against the Debtors in the Chapter 11 Cases to file their Proofs of Claim with respect to such Claims with either the Claims and Noticing Agent or the CCAA Monitor.

1.1.32            BIA means the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c. B-3, as amended.

1.1.33            Business Day means (i) with respect to the Chapter 11 Cases, any day other than a Saturday, a Sunday or a “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)) and (ii) with respect to the CCAA Proceedings, any day other than a Saturday, a Sunday, or a non-juridical day (as defined in Article 6 of the Code of Civil Procedure, R.S.Q., c. C-25, as amended) on which commercial banks are generally open for business in Canada.

1.1.34            Calpine Corrugated means Calpine Corrugated LLC, a 90%-owned subsidiary of SSCE and one of the Debtors in the Chapter 11 Cases.

1.1.35            Calpine Corrugated Credit Agreements means, collectively, the Union Bank Credit Agreement and the CIT Credit Agreement.

1.1.36            Cameo Container means Cameo Container Corporation, a wholly-owned subsidiary of SSCE and one of the Debtors in the Chapter 11 Cases.

1.1.37            Canadian Assets means those assets of SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., and Francobec Company that are identified as “Acquired Assets” in the Asset Purchase Agreement, including, without limitation, (i) the Interests in certain other Canadian Debtors that are held by SSC Canada or Smurfit-MBI either prior to the Effective Date or on the Effective Date in accordance with the terms of this Plan, (ii) the Interests in certain non-Debtor Affiliates of the Debtors that are held by SSC Canada or Smurfit-MBI on the Effective Date, and (iii) all Intercompany Claims held by SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd.,  and Francobec Company.

1.1.38            Canadian Asset Sale means the sale of the Canadian Assets to Canadian Newco pursuant to the Asset Purchase Agreement, in accordance with the terms of the CCAA Vesting Order, this Plan, the Confirmation Order, and the CCAA Sanction Order, free and clear of all Liens, Claims, interests and encumbrances other than those liabilities that are expressly assumed by Canadian Newco pursuant to the terms of the Asset Purchase Agreement.

1.1.39            Canadian Bankruptcy Court means the Ontario Superior Court of Justice (Commercial List) or any Canadian court with appellate jurisdiction over the CCAA Proceedings.

1.1.40            Canadian Collective Bargaining Agreements means, collectively, all Collective Bargaining Agreements to which any Canadian Debtor is a party except for any Collective Bargaining Agreement in respect of former employees of any Canadian Debtor whose employment related primarily to (i) the Excluded Assets (as defined in the Asset Purchase Agreement, attached hereto as Exhibit 6) or (ii) any business of the Canadian Debtors that has ceased operations or been sold to a third party prior to the Effective Date (such excepted Collective Bargaining Agreements being referred to as the “Non-Transferred Canadian Collective Bargaining Agreements”).

1.1.41            Canadian Debtor(s) means, individually or collectively, SSC Canada, 3083527 Nova Scotia Company, MBI Limited/ Limitée, Smurfit-MBI, 639647 British Columbia Ltd., B.C. Shipper Supplies Ltd., Specialty Containers Inc., SLP Finance General Partnership, Francobec Company, and 605681 N.B. Inc.

1.1.42            Canadian Employee Benefit Plans means any employment, compensation, pension, welfare, healthcare, bonus, incentive compensation, sick leave and other leave, vacation pay, expense reimbursement, dependent care, retirement, savings, deferred compensation, supplemental pension, retention, workers compensation, life insurance, disability, dependent care, dependent healthcare, education, severance or other compensation or benefit plan, agreement or arrangement for the benefit of the current or former directors, officers or employees (whether salaried or hourly, active or retired) of SSC Canada, Smurfit-MBI, or any other Canadian Debtor, but excluding (i) all Canadian Pension Plans and (ii) all Non-Qualified Employee Benefit Plans.

1.1.43            Canadian Holdco means, collectively, Canadian Holdco I and Canadian Holdco II.

1.1.44            Canadian Holdco I means a company formed under the laws of Nova Scotia and a wholly-owned subsidiary of SSCE, formed before the Effective Date for the purpose of holding a 99% limited partnership interest in Canadian Newco.

1.1.45            Canadian Holdco II means a company formed under the laws of Nova Scotia and a wholly-owned subsidiary of SSCE, formed before the Effective Date for the purpose of holding a 1% general partnership interest in Canadian Newco.

1.1.46            Canadian Holdco Articles of Association means the articles of association for each of Canadian Holdco I and Canadian Holdco II, in substantially the form of Exhibit 8 to the Plan.

1.1.47            Canadian Holdco Memorandum of Association means the memorandum of association for each of Canadian Holdco I and Canadian Holdco II, in substantially the form of Exhibit 9 to the Plan.

1.1.48            Canadian Newco means a partnership existing under the laws of Ontario and formed for the purpose of purchasing the Canadian Assets from SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., and Francobec Company pursuant to the Asset Purchase Agreement and the terms of this Plan.

1.1.49            Canadian Newco Partnership Agreement means the partnership agreement for Canadian Newco, in substantially the form of Exhibit 7 to this Plan (as filed with the Plan Supplement).

1.1.50            Canadian Pension Plans means, collectively, the following single-employer defined benefit plans: (i) the Retirement Plan for Unionized Employees of Smurfit-Stone Container Canada Inc. — La Tuque, Matane, Pointe-aux-Trembles and Burlington Divisions, (ii) the Pension Plan for Unionized Employees of Smurfit-MBI, (iii) the Pension Plan for Forest & Sawmill Employees of Smurfit-Stone Container Canada Inc., (iv) the Retirement Plan for Employees of Smurfit-Stone Container Canada Inc., (v) the Pension Plan for Non-Unionized Employees of Smurfit-MBI, (vi) the Pension Plan for Designated Executive Employees of Smurfit-MBI, and (vii) any other retirement or pension plan that is considered to be a qualified pension plan for purposes of the Income Tax Act (Canada) or any applicable pension benefits standards statute and/or regulation in Canada and that is established, maintained or contributed to by SSC Canada, Smurfit-MBI, or any other Canadian Debtor.

1.1.51            Cash-Out Auction has the meaning set forth in Section 6.16 of this Plan.

1.1.52            Cash-Out Distribution Pool means the difference between $50 million and the Total Convenience Claim Distribution.

1.1.53            Cash-Out Election means the election available to the Eligible Cash-Out Participants pursuant to Sections 3.3.5 and 6.16 of this Plan.  All Cash-Out Elections shall be final and irrevocable.

1.1.54            Cash-Out Payment has the meaning set forth in Section 6.16 of this Plan.

1.1.55            Cash-Out Percentage has the meaning set forth in Section 6.16 of this Plan.

1.1.56            Cash-Out Percentage Group has the meaning set forth in Section 6.16 of this Plan.

1.1.57            Causes of Action means, collectively, (i) any and all causes of action that could be asserted either by the Debtors or the Estates, including, without limitation, all Avoidance Actions, suits, accounts, promises, controversies, rights to legal remedies, rights to equitable remedies, and rights to payment and (ii) any and all Claims held by the Debtors, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable, directly or derivatively, in law, equity or otherwise.

1.1.58            CCAA means the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36, as in effect on the Petition Date.

1.1.59            CCAA Bar Date Order means the order entered by the Canadian Bankruptcy Court on or about June 25, 2009, establishing August 28, 2009 at 4 p.m. (prevailing Eastern Time) as the deadline (subject to certain exceptions set forth therein) for all Persons and Entities asserting Claims against the Canadian Debtors in the CCAA Proceedings to file their Proofs of Claim with respect to such Claims with either the CCAA Monitor or the Claims and Noticing Agent.

1.1.60            CCAA Charges means, collectively, the Administration Charge, the Directors’ Charge, and the DIP Lenders’ Charge.

1.1.61            CCAA Claims Determination Order means the order of the Canadian Bankruptcy Court dated November 6, 2009, establishing, among other things, certain procedures for the classification, modification, allowance, disallowance or consensual resolution of Claims against the Canadian Debtors in the CCAA Proceedings.

1.1.62            CCAA Creditors’ Meeting means, collectively, the meeting of the Affected Secured Creditors and the meeting of the Affected Unsecured Creditors, in each case convened pursuant to the CCAA Creditors’ Meeting Order for the purpose of, among other things, considering and, if deemed appropriate, passing the CCAA Resolution(s), and includes any adjournment, postponement or other rescheduling of such meeting.

1.1.63            CCAA Creditors’ Meeting Chair means the Person designated by the CCAA Monitor to preside as chairperson at the CCAA Creditors’ Meeting.

1.1.64            CCAA Creditors’ Meeting Date means the date fixed for the CCAA Creditors’ Meeting pursuant to the CCAA Creditors’ Meeting Order.

1.1.65            CCAA Creditors’ Meeting Order means an order to be entered by the Canadian Bankruptcy Court in the CCAA Proceedings, accepting this Plan for filing in the CCAA Proceedings, directing that a meeting of Affected Secured Creditors and Affected Unsecured Creditors be held for purposes of voting to accept or reject this Plan as it pertains to the Canadian Debtors, and setting the CCAA Creditors’ Meeting Date.

1.1.66            CCAA Initial Order means the Initial Order entered by the Canadian Bankruptcy Court on the Petition Date, as amended and restated, pursuant to which, among other things, the Canadian Bankruptcy Court provided certain relief under the CCAA to each of the Canadian Debtors and authorized each of the Canadian Debtors to enter into the DIP Facility Credit Agreement.

1.1.67            CCAA Monitor means Deloitte & Touche Inc. or any successor thereto appointed by the Canadian Bankruptcy Court as the monitor in the CCAA Proceedings.

1.1.68            CCAA Proceedings means the proceedings in respect of the Canadian Debtors that were commenced under the CCAA on the Petition Date and are currently pending before the Canadian Bankruptcy Court.

1.1.69            CCAA Released Parties has the meaning assigned to such term in Section 4.8.1 of this Plan.

1.1.70            CCAA Resolution(s) means, with respect to the CCAA Proceedings, one or more resolutions providing for the approval of the CCAA Plan by the Classes of Affected Creditors.

1.1.71            CCAA Sanction Order(s) means one or more orders of the Canadian Bankruptcy Court sanctioning the CCAA Plan.

1.1.72            CCAA Vesting Order means the order of the Canadian Bankruptcy Court approving and sanctioning the transfer of the Canadian Assets to Canadian Newco free and clear of all Liens, Claims, interests and encumbrances of any kind (except as otherwise set forth in such order or in this Plan).

1.1.73            Chapter 11 Cases means the voluntary cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court on the Petition Date.

1.1.74            CIT Group means The CIT Group/Equipment Financing, Inc.

1.1.75            CIT Group Claims means all Claims against Calpine Corrugated that are held by CIT Group pursuant to the terms of the CIT Group Credit Agreement.

1.1.76            CIT Group Credit Agreement means that certain Amended and Restated Credit Agreement dated as of July 28, 2008, by and among Calpine Corrugated as borrower, SSCE as guarantor, and the CIT Group as administrative agent and sole lender, as amended, modified, or supplemented from time to time.

1.1.77            Claim means (i) with respect to the Chapter 11 Cases, a “claim” as such term is defined in Section 101(5) of the Bankruptcy Code and (ii) with respect to the CCAA Proceedings, any right or claim of any Person against one or more of the Canadian Debtors in connection with any indebtedness, liability or obligation of any kind whatsoever of one or more of the Canadian Debtors, whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including, without limitation, any claim arising from or caused by the repudiation by a Canadian Debtor of any contract, lease or other agreement, whether written or oral, the commission of a tort (intentional or unintentional), any breach of duty (legal, statutory, equitable, fiduciary or otherwise), any right of ownership or title to property, employment, contract, a trust or deemed trust, howsoever created, any claim made or asserted against any one or more of the Canadian Debtors through any affiliate (as defined in the Nova Scotia Companies Act, R.S.N.S., 1989, c. 81, as amended), or any right or ability of any Person to advance a claim for contribution or indemnity or otherwise with respect to any grievance, matter, action, cause or chose in action, whether existing at present or commenced in the future, based in whole or in part on facts which existed on the Petition Date, together with any other claims of any kind that, if unsecured, would constitute a debt provable in bankruptcy within the meaning of the BIA and any Rejection Damages Claims or other rights or claims against one or more of the Canadian Debtors arising as a result of or in connection with the termination or restructuring by the Canadian Debtors of any contract, lease or other agreement after the Petition Date.

1.1.78            Claims and Noticing Agent means Epiq Services LLC, employed by the Debtors as the official claims, noticing, and balloting agent in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court entered on or about January 27, 2009.

1.1.79            Claims Bar Date means, as applicable, either (i) August 28, 2009, the final date for all Persons or Entities asserting certain Claims against any of the Debtors or the Canadian Debtors to file Proofs of Claim on account of such Claims in accordance with the Bar Date Order or the CCAA Bar Date Order or (ii) such other date as the Bankruptcy Court or the Canadian Bankruptcy Court may fix with respect to any Claim.

1.1.80            Claims Objection Deadline means, solely with respect to the Chapter 11 Cases, the later of (a) ninety (90) days after the Confirmation Date or (b) thirty (30) days after the filing of any Claim, including any Claim for damages arising from the Debtors’ rejection of an executory contract or unexpired lease; provided, however, that the Claims Objection Deadline shall not apply to any Claim filed after the applicable Claims Bar Date.

1.1.81            Class means (i) a category of substantially similar Claims or Interests that are designated in a single category of Claims or Interests for purposes of the Chapter 11 Cases in accordance with Section 1122 of the Bankruptcy Code, as described in Article III of this Plan, and (ii) a category of Affected Claims for purposes of the CCAA Proceedings in accordance with applicable provisions of the CCAA, as described in Article IV of this Plan.

1.1.82            Collective Bargaining Agreements means all collective bargaining agreements to which any of the Debtors (including, without limitation, any of the Canadian Debtors) is a party on the Confirmation Date.

1.1.83            Committee means the Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the Office of the United States Trustee on or about February 5, 2009, pursuant to Section 1102 of the Bankruptcy Code, as reconstituted from time to time.

1.1.84            Competing Bid means any bid for the Canadian Assets that may be submitted by any Person or Entity other than Canadian Newco pursuant to Section 5.1.6 of this Plan; provided, however, that any bid for the Canadian Assets that does not comply with the requirements of Section 5.1.6 of this Plan shall not be deemed to constitute a Competing Bid.

1.1.85            Competing Bid Deadline shall have the meaning assigned to such term in Section 5.1.6 of this Plan.

1.1.86            Confirmation means, as applicable, the Bankruptcy Court’s entry of the Confirmation Order with respect to the Chapter 11 Cases and the Canadian Bankruptcy Court’s entry of a CCAA Sanction Order with respect to the CCAA Proceedings.

1.1.87            Confirmation Date means the later of (i) the date on which the Bankruptcy Court enters the Confirmation Order with respect to the Chapter 11 Cases and (ii) the date on which the Canadian Bankruptcy Court enters a CCAA Sanction Order with respect to the CCAA Proceedings.

1.1.88            Confirmation Hearing means, as applicable, the hearing held by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code to consider Confirmation of this Plan and the hearing held by the Canadian Bankruptcy Court to consider entry of the CCAA Sanction Order, as such hearings may be adjourned or continued from time to time.

1.1.89            Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

1.1.90            Convenience Claim means a Claim against SSCE that would otherwise be classified as a General Unsecured Claim (other than a Prepetition Noteholder Claim, an Industrial Revenue Bond Claim, or a Hodge Industrial Revenue Bond Claim) against SSCE but either (i) is in an amount that is equal to or less than $10,000 or (ii) pursuant to a Ballot submitted on or before the Voting Deadline has been reduced to $10,000 by election of the Holder of such Claim; provided, however, that if any portion of any Claim held by such Holder has been transferred to a transferee, the Convenience Claim Election shall not be recognized with respect to such Claim unless such Holder and all transferees of the Claim make the Convenience Claim Election with respect to the Claim on their respective Ballots that are submitted prior to the Voting Deadline.

1.1.91            Convenience Claim Election means the election available pursuant to Section 3.3.4 of this Plan to the Holder of any Claim against SSCE that (i) is in an amount greater than $10,000 and (ii) would otherwise be classified as a General Unsecured Claim (other than a Prepetition Noteholder Claim, an Industrial Revenue Bond Claim, or a Hodge Industrial Revenue Bond Claim) against SSCE.  All Convenience Claim Elections shall be final and irrevocable.

1.1.92            Creditor Representative means a representative selected by the Committee (in consultation with the Debtors) prior to the Effective Date, whose identity shall be disclosed in Exhibit 4 to this Plan (as filed with the Plan Supplement), to perform the duties set forth in Article XII of the Plan.

1.1.93            Creditor Representative Threshold Amount means $500,000.

1.1.94            Cross-Border Insolvency Protocol means the cross-border insolvency protocol that was approved by the Bankruptcy Court and the Canadian Bankruptcy Court on or about March 12, 2009, as amended, modified, or supplemented from time to time.

1.1.95            Debtor(s) means, individually or collectively, SSCC, SSCE, Calpine Corrugated, Cameo Container, Lot 24D Redevelopment Corporation, Atlanta & Saint Andrews Bay Railway Company, Stone International Services Corporation, Stone Global, Inc., Stone Connecticut Paperboard Properties, Inc., SSPRI, Smurfit Newsprint Corporation, SLP Finance I, LLC, SLP Finance II, LLC, SMBI Inc., SSC Canada, 3083527 Nova Scotia Company, MBI Limited/Limitée, Smurfit-MBI, 639647 British Columbia Ltd., B.C. Shipper Supplies Ltd., Specialty Containers Inc., SLP Finance General Partnership, Francobec Company, and 605681 N.B. Inc.

1.1.96            DIP Facility means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Facility Agent and the DIP Facility Lenders pursuant to the DIP Facility Credit Agreement, as authorized by the Bankruptcy Court pursuant to the DIP Facility Order and the Canadian Bankruptcy Court pursuant to the CCAA Initial Order.

1.1.97            DIP Facility Agent means, collectively, J.P. Morgan Chase Bank, N.A. in its capacities as administrative agent and collateral agent under the DIP Credit Agreement and J.P. Morgan Chase Bank, N.A., Toronto Branch, in its capacities as Canadian administrative agent and Canadian collateral agent under the DIP Credit Agreement.

1.1.98            DIP Facility Claims means, collectively, all Claims against the Debtors that are held by the DIP Facility Agent and the DIP Facility Lenders pursuant to the terms of the DIP Facility Credit Agreement and the DIP Facility Order.

1.1.99            DIP Facility Credit Agreement means that certain Amended and Restated Credit Agreement dated as of February 25, 2009, by and among SSCE and SSC Canada as borrowers, SSCC and certain other Debtors as guarantors, the DIP Facility Agent, and the  DIP Facility Lenders, as amended, modified, or supplemented from time to time.

1.1.100          DIP Facility Lenders means, collectively, the lenders party from time to time to the DIP Facility Credit Agreement.

1.1.101          DIP Facility Order means, collectively, (i) that certain Interim Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) Utilize Cash Collateral Pursuant to 11 U.S.C. § 363, (II) Authorizing Use of Proceeds to Effectuate Payout of Securitization Facilities, (III) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 and (IV) Scheduling Final Hearing Pursuant to Bankruptcy Rules 4001(b) and (c), entered by the Bankruptcy Court on or about January 27, 2009 [Docket No. 58] and (ii) that certain Final Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364, entered by the Bankruptcy Court on or about February 23, 2009 [Docket No. 383].

1.1.102          DIP Lenders’ Charge has the meaning assigned to such term in the CCAA Initial Order.

1.1.103          Directors’ Charge has the meaning assigned to such term in the CCAA Initial Order.

1.1.104          Disallowed Claim means any Claim, including any portion thereof, that has been disallowed, denied, dismissed, or overruled pursuant to a Final Order of the Bankruptcy Court, the Canadian Bankruptcy Court, or any other court of competent jurisdiction.

1.1.105          Disbursing Agent means any Person or Entity in its capacity as a disbursing agent under Article VIII of this Plan, including, without limitation, the DIP Facility Agent, the Prepetition Agent, each Prepetition Notes Indenture Trustee, any Industrial Revenue Bond Indenture Trustee that agrees to serve as a disbursing agent, and any other Person or Entity charged with making distributions under the Plan to the Industrial Revenue Bondholders.

1.1.106          Discharge Injunction means the injunction described in Section 1141 of the Bankruptcy Code and contained in Section 10.1.2 of this Plan.

1.1.107          Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all Exhibits and schedules thereto, as such disclosure statement may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

1.1.108          Disputed Claim means the portion of any Claim (i) that is neither an Allowed Claim nor a Disallowed Claim or (ii) for which a Proof of Claim has been timely filed or a written request for payment has been made, to the extent that any party in interest has interposed a timely objection to or request for estimation of such Claim, which objection or request for estimation has not been withdrawn or determined pursuant to a Final Order.  With respect to the CCAA Proceedings, the term “Disputed Claim” means an Affected Claim or any portion thereof that is subject to a Notice of Revision or Disallowance, or a Notice of Dispute, and that has not yet become either a Proven Claim or a Disallowed Claim.

1.1.109          Distribution Date means any of the Initial Distribution Date, any Quarterly Distribution Date, and the Final Distribution Date.

1.1.110          Distribution Record Date means the Confirmation Date or such other applicable date as may be designated in the Confirmation Order or the CCAA Sanction Order.

1.1.111          DTC means The Depository Trust Company.

1.1.112          Effective Date means the first Business Day this Plan becomes effective and is implemented in accordance with Article IX hereof.

1.1.113          Eligible Cash-Out Participants means the Holders of Allowed General Unsecured Claims against SSCE that are not Prepetition Noteholder Claims, Industrial Revenue Bond Claims, or Hodge Industrial Revenue Bond Claims.

1.1.114          Employee Benefit Plans means any employment, compensation, pension, welfare, healthcare, bonus, incentive compensation, sick leave and other leave, vacation pay, expense reimbursement, dependent care, retirement, savings, deferred compensation, supplemental pension, retention, workers compensation, life insurance, disability, dependent care, dependent healthcare, education, severance or other compensation or benefit plan, agreement or arrangement for the benefit of the current or former directors, officers or employees (whether salaried or hourly, active or retired) of the applicable Debtor, including, without limitation, the Jefferson Smurfit Corporation (U.S.) Deferred Compensation Plan, but expressly excluding (i) any equity-based compensation awards granted by any of the Debtors prior to the Petition Date, (ii) all Canadian Pension Plans, (iii) all U.S. Pension Plans, (iv) all Multi-Employer Pension Plans, and (v) all Non-Qualified Employee Benefit Plans.

1.1.115          Employment and Retirement Benefit Agreements means, collectively, each of the employment contracts, compensation agreements and retirement benefit programs listed in Exhibit 13 to this Plan (as filed with the Plan Supplement), which the Debtors shall either (i) assume (as amended and restated, if applicable) and assign to the Reorganized Debtors on the Effective Date pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, (ii) enter into on or prior to the Effective Date and assign to the Reorganized Debtors on the Effective Date pursuant to the terms of this Plan, or (iii) with respect to any such contracts, agreements and programs that the Debtors entered into after the Petition Date but before the Effective Date, assign to the Reorganized Debtors on the Effective Date pursuant to the terms of this Plan.

1.1.116          Entity means any Person, estate, trust, governmental unit, and United States trustee.

1.1.117          ERISA means the Employee Retirement Income Security Act of 1974.

1.1.118          Estate(s) means, individually or collectively, the estate or estates of the Debtors created in the Chapter 11 Cases under Section 541 of the Bankruptcy Code and, with respect to the CCAA Proceedings, includes all assets of the Canadian Debtors that are subject to the protections granted by the Canadian Bankruptcy Court pursuant to the CCAA Initial Order.

1.1.119          Excluded Claims has the meaning assigned to such term in Section 4.2.2 of this Plan.

1.1.120          Exhibit means an exhibit to this Plan or to the Disclosure Statement.

1.1.121          Exit Facilities means such financing agreements and commitments as the Debtors, in consultation with the Committee and the CCAA Monitor, shall have arranged on or prior to the Effective Date, including term loans and revolving credit facilities, in such amounts and on such terms as are satisfactory to the Debtors.

1.1.122          Exit Facility Documentation means the definitive documentation for the Exit Facilities, in substantially the form of Exhibit 15 to this Plan (as filed with the Plan Supplement).

1.1.123          Fee Auditor means Warren H. Smith & Associates, P.C. in its capacity as the Bankruptcy Court-appointed fee auditor in the Chapter 11 Cases.

1.1.124          Final Cash Management Order means that certain Final Order (I) Authorizing Continued Use of Existing Cash Management System, (II) Authorizing Continued Use of Existing Bank Accounts and Business Forms, (III) Authorizing the Continuation of Certain Intercompany Transactions, (IV) Waiving the Requirements of 11 U.S.C. § 345(b) on an Interim Basis, and (V) Granting Administrative Expense Priority to Post-Petition Intercompany Transactions, entered by the Bankruptcy Court on or about February 23, 2009 [Docket No. 366].

1.1.125          Final Distribution Date means a date selected by the Reorganized Debtors that is not later than thirty (30) days after the date on which (i) all Disputed Claims in the Chapter 11 Cases shall have been Allowed or Disallowed pursuant to a Final Order of the Bankruptcy Court or any other court with competent jurisdiction over such Disputed Claims and (ii) the CCAA Monitor has certified to the Canadian Bankruptcy Court that the last Disputed Claim in the CCAA Proceedings shall have been finally resolved.

1.1.126          Final Order means (i) with respect to the Chapter 11 Cases, an order or judgment of the Bankruptcy Court (or any other United States court of competent jurisdiction) as entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or on the docket of any other United States court of competent jurisdiction) which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing under the Bankruptcy Rules has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order; and (ii) with respect to the CCAA Proceedings, an order or judgment of the Canadian Bankruptcy Court with respect to which the period for seeking leave to appeal has expired without leave having been sought or, if obtained, the appeal shall have been denied.

1.1.127          Form of Proxy means the form of proxy and election notice and voting instructions to Affected Creditors in the CCAA Proceedings, in substantially the form attached as an exhibit to the CCAA Creditors’ Meeting Order.

1.1.128          General Unsecured Claim means a Claim against any Debtor (including any Canadian Debtor) that is not an Administrative Expense Claim, a CCAA Charge, a Priority Tax Claim, a Priority Non-Tax Claim, an Other Secured Claim, a Convenience Claim, a Prepetition Lender Claim, a DIP Facility Claim, or an Intercompany Claim.  For the avoidance of doubt, all Prepetition Noteholder Claims, Industrial Revenue Bond Claims, Hodge Industrial Revenue Bond Claims, Rejection Damages Claims, Non-Qualified Employee Benefit Claims against any Debtor (including any Canadian Debtor), and the Stone FinCo II Contribution Claim shall constitute General Unsecured Claims for purposes of this Plan.

1.1.129          Hodge Industrial Revenue Bonds means the 7.45% Combined Utility System Revenue Refunding Bonds Series 2003 due March 1, 2024, issued by the Village of Hodge, Louisiana on December 18, 2003 in the original principal amount of $58,085,000.

1.1.130          Hodge Industrial Revenue Bond Claims means all Claims against SSCE arising under the Hodge Industrial Revenue Bond Indenture or any related documents, or in connection with the Hodge Industrial Revenue Bonds.

1.1.131          Hodge Industrial Revenue Bond Indenture means the indenture for the Hodge Industrial Revenue Bonds.

1.1.132          Hodge Industrial Revenue Bond Indenture Trustee means U.S. Bank Trust National Association in its capacity as the indenture trustee under the Hodge Industrial Revenue Bond Indenture.

1.1.133          Holder means a Person or Entity holding a Claim against, or Interest in, any Debtor.  With respect to the CCAA Proceedings, the term “Holder” includes any Person or Entity that has taken valid assignment of a Claim against the Canadian Debtors, provided that the CCAA Monitor has recognized such Person or Entity as the rightful holder of such Claim.

1.1.134          Impaired means “impaired” within the meaning of Section 1124 of the Bankruptcy Code.

1.1.135          Industrial Revenue Bonds means, collectively, (i) the 7.40% Industrial Development Revenue Bonds Series 1996 due April 1, 2026, issued by the Industrial Development Authority of the County of Navajo, Arizona on April 1, 1996 in the original principal amount of $20,000,000; (ii) the 7.20% Industrial Development Revenue Bonds Series 1997 due June 1, 2027, issued by the Industrial Development Authority of the County of Navajo, Arizona on June 1, 1997 in the original principal amount of $14,650,000; (iii) the 5.125% Environmental Improvement Revenue Refunding Bonds, Series 2005 due August 1, 2013, issued by the County of Coshocton, Ohio on May 1, 2005 in the original principal amount of $30,000,000; (iv) the 5.25% Environmental Improvement Revenue Refunding Bonds, Series 2005 due June 1, 2015, issued by the Industrial Development Authority of the City of Hopewell, Virginia on May 1, 2005 in the original principal amount of $41,340,000; and (v) the Hodge Industrial Revenue Bonds.

1.1.136          Industrial Revenue Bond Claims means all Claims against SSCE arising under or in connection with (i) the Industrial Revenue Bonds other than the Hodge Industrial Revenue Bonds and (ii) any documents related to such Industrial Revenue Bonds.

1.1.137          Industrial Revenue Bondholders means, collectively, the Holders of Industrial Revenue Bond Claims.

1.1.138          Industrial Revenue Bond Indentures means, collectively, the indentures for each series of the Industrial Revenue Bonds.

1.1.139          Industrial Revenue Bond Indenture Trustees means, collectively, U.S. Bank Trust National Association and UMB Bank, N.A. in their respective capacities as indenture trustees under the Industrial Revenue Bond Indentures.

1.1.140          Industrial Revenue Bond Indenture Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date which an Industrial Revenue Bond Indenture Trustee is entitled to assert pursuant to the relevant Industrial Revenue Bond Indenture against any distributions that would otherwise be made under this Plan.

1.1.141          Industrial Revenue Bond Indenture Trustee Fees means the reasonable compensation owed to any Industrial Revenue Bond Indenture Trustee (including in connection with the administration of distributions to the Holders of Allowed Industrial Revenue Bond Claims pursuant to Article VIII of the Plan), as determined by the Debtors and the applicable Industrial Revenue Bond Indenture Trustee prior to the Confirmation Date, and reasonable disbursements, indemnity claims, expenses and advances incurred or made by any Industrial Revenue Bond Indenture Trustee (including the reasonable fees, disbursements and expenses of agents for or external counsel to any Industrial Revenue Bond Indenture Trustee) payable pursuant to the relevant Industrial Revenue Bond Indenture; provided, however, that any such indemnity claims, disbursements, expenses and advances shall be reimbursable under the terms of the relevant Industrial Revenue Bond Indenture.

1.1.142          Initial Distribution Date means a date selected by the Reorganized Debtors that is not later than thirty (30) days after the Effective Date.

1.1.143          Intercompany Claim means any Claim against a Debtor that is held by another Debtor.

1.1.144          Interest means the interest of any Holder of equity securities in any Debtor that is represented by any issued and outstanding common stock, preferred stock, limited liability company interest, partnership interest, or any other instrument evidencing an ownership interest in such Debtor prior to the Effective Date (including prior to the Petition Date), whether or not transferable, any restricted stock units, calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common interests, unvested preferred interests or any other agreements of any character related to the common or preferred interests of any such Debtor, obligating any such Debtor to issue, transfer, purchase, redeem, or sell any equity interests or other equity securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding equity securities of any such Debtor, any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common stock, preferred stock or other equity securities (or any right, claim, or interest in and to any common stock, preferred stock or other equity securities) of any such Debtor, any Claims for the payment of any distributions with respect to any common stock, preferred stock, or other equity interests in or securities of such Debtor, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of any such Debtor’s outstanding common stock, preferred stock, or other equity interests or securities.

1.1.145          Lien means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement, or other encumbrance of any kind whatsoever, under United States, Canadian, or other applicable law, with respect to such interest in property.

1.1.146          Litigation Claims means all Causes of Action that any Debtor or Estate may hold against any Person or Entity as of the Effective Date, except any Causes of Action that (i) have been settled by the Debtors on or prior to the Effective Date or (ii) shall be released by the Debtors pursuant to Article X of this Plan.

1.1.147          Management Incentive Plans means, collectively, the compensation, incentive, and benefit plans (including any associated award and option agreements) applicable to certain officers, directors and/or employees of the Debtors and/or Reorganized Debtors, as described in Exhibit 3 to the Plan and in substantially the forms included therein, which compensation, incentive and benefit plans shall include, without limitation, the Debtors’ 2010 Management Incentive Plan, 2009 Long-Term Incentive Plan, and an equity-based incentive plan that provides for or otherwise permits, among other things (i) a reservation of eight percent (8%) on a fully diluted basis of the New SSCC Common Stock that is issued or reserved for issuance pursuant to the Plan (including shares reserved for issuance pursuant to the Management Incentive Plans and shares held in the SSCE Distribution Reserve as of the Effective Date) (i.e., 8,695,652 shares of the New SSCC Common Stock) and (ii) an allocation of equity-based awards to certain officers and other employees of the Reorganized Debtors (either individually or in the aggregate) that the Reorganized Debtors shall grant at, and as of, such times as are set forth in Exhibit 3 to this Plan.

1.1.148          MBI Limited means MBI Limited/Limitée, a wholly-owned subsidiary of SSC Canada and one of the Debtors and Canadian Debtors herein.

1.1.149          Multi-Employer Pension Plan means a pension plan (i) to which more than one employer is (or was) required to contribute, (ii) which is (or was) maintained pursuant to one or more collective bargaining agreements between one or more employee organizations and more than one employer, (iii) which satisfies such other requirements contained in regulations promulgated by the Department of Labor and (iv) from which the Debtors have not completely withdrawn (either voluntarily or involuntarily) as of the Effective Date.

1.1.150          New SSCC Common Stock means the new common stock of Reorganized SSCC, par value $0.001 per share, that shall be issued on the Effective Date or authorized to be issued by Reorganized SSCC at any time from and after the Effective Date.

1.1.151          New SSCC Common Stock Class 1F Pool means 2.25% of the shares of the New SSCC Common Stock Pool less 2.25% of the shares required for the Stone FinCo II Contribution Reserve.  The New SSCC Common Stock Class 1F Pool will be distributed to Holders of Allowed SSCC Preferred Interests pursuant to Section 3.2.6 of this Plan.

1.1.152          New SSCC Common Stock Class 1G Pool means 2.25% of the shares of the New SSCC Common Stock Pool less 2.25% of the shares required for the Stone FinCo II

Contribution Reserve.  The New SSCC Common Stock Class 1G Pool will be distributed to Holders of Allowed SSCC Common Interests pursuant to Section 3.2.7 of this Plan.

1.1.153          New SSCC Common Stock Class 2E Pool means 95.5% of the shares of the New SSCC Common Stock Pool less (i) all of the shares required for the SSCE Distribution Reserve and (ii) 95.5% of the shares required for the Stone FinCo II Contribution Reserve.  The New SSCC Common Stock Class 2E Pool will be distributed to Holders of Allowed Class 2E Claims pursuant to Section 3.3.5 of this Plan.

1.1.154          New SSCC Common Stock Pool means 100,000,000 shares of New SSCC Common Stock to be issued by Reorganized SSCC and to be distributed pursuant to the Plan to Holders of Allowed Class 2E Claims, Holders of Allowed SSCC Preferred Interests and Holders of Allowed SSCC Common Interests, which 100,000,000 shares excludes all shares of New SSCC Common Stock that shall be reserved for issuance pursuant to the Management Incentive Plans.

1.1.155          New SSCC Preferred Stock means the new preferred stock of Reorganized SSCC, par value $0.001 per share, that shall be authorized to be issued by Reorganized SSCC at any time from and after the Effective Date.

1.1.156          Non-Operating Debtors (Canada) means, collectively, 639647 British Columbia Ltd., Specialty Containers Inc., SLP Finance General Partnership, and 605681 N.B. Inc.

1.1.157          Non-Operating Debtors (United States) means, collectively, Lot 24D Redevelopment Corporation, Atlanta & Saint Andrews Bay Railway Company, Stone International Services Corporation, Stone Global, Inc., Stone Connecticut Paperboard Properties, Inc., Smurfit Newsprint Corporation, SLP Finance I, LLC, SLP Finance II, LLC, and SMBI Inc.

1.1.158          Non-Qualified Employee Benefit Claim means any Claim against the Debtors arising under or in connection with a Non-Qualified Employee Benefit Plan

1.1.159          Non-Qualified Employee Benefit Plan means, with respect to any of the Debtors, any of the prepetition non-tax qualified pension plans, individual prepetition agreements providing for retirement compensation, or prepetition deferred compensation arrangements with respect to individuals who served as employees, officers or directors of any Debtor either prior to or as of the Petition Date, but excluding the Jefferson Smurfit Corporation (U.S.) Deferred Compensation Plan.

1.1.160          Notice of Dispute has the meaning assigned to such term in the CCAA Claims Determination Order.

1.1.161          Notice of Revision or Disallowance has the meaning assigned to such term in the CCAA Claims Determination Order.

1.1.162          Other Secured Claim means any Secured Claim other than a DIP Facility Claim, a Prepetition Lender Claim, a Union Bank Claim, or a CIT Group Claim.

1.1.163          Person means any individual, corporation, partnership, association, joint stock company, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or any domestic or foreign government, governmental agency, or any subdivision, department or other instrumentality thereof.

1.1.164          Petition Date means January 26, 2009, the date on which (i) the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court and (ii) the Canadian Debtors commenced the CCAA Proceedings in the Canadian Bankruptcy Court.

1.1.165          Plan means this joint plan of reorganization, including all Exhibits, supplements, appendices and schedules thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and the terms of the CCAA Creditors’ Meeting Order and includes, for purposes of the CCAA Proceedings, the CCAA Plan that is incorporated into this joint plan of reorganization.

1.1.166          Plan Proponents means the Debtors as the proponents of this Plan within the meaning of Section 1127 of the Bankruptcy Code.

1.1.167          Plan Supplement means a supplement to this Plan that the Debtors filed with the Bankruptcy Court and the Canadian Bankruptcy Court.

1.1.168          Post-Filing Claims means, for purposes of the CCAA Plan, any right of any Person or Entity against the Canadian Debtors in connection with any indebtedness, liability, or obligation of any kind which arose in respect of obligations first incurred by the Canadian Debtors on or after the Petition Date (other than the Rejection Damages Claims) and interest thereon, including any obligations of the Canadian Debtors toward Persons or Entities who supplied services, utilities, goods or materials or who have or shall have advanced funds to the Canadian Debtors on or after the Petition Date, but only to the extent of their Claims in respect of the supply of such services, utilities, goods, materials or funds on or after the Petition Date, or in respect of any executory contract or unexpired lease which has been deemed ratified by the Canadian Debtors pursuant to Article VII of this Plan or otherwise.

1.1.169          Post-Petition Intercompany Claims means all Claims against any Debtor that are held by another Debtor and arise on or after the Petition Date but prior to the Effective Date and which, pursuant to the Final Cash Management Order, are granted administrative priority status pursuant to Section 507(a)(2) of the Bankruptcy Code.

1.1.170          Prepetition Agent means, collectively, Deutsche Bank Trust Company Americas in its capacities as administrative agent and collateral agent and Deutsche Bank AG in its capacity as Canadian administrative agent under the Prepetition Credit Agreement.

1.1.171          Prepetition Canadian Lender Claims means the principal amount of the Prepetition Canadian Revolving Loans, the Prepetition Canadian Revolving Facility Letters of Credit, and the Prepetition Canadian Term Loans, plus any accrued but unpaid interest thereon (accruing at the non-default interest rate payable under the Prepetition Credit Agreement) and all reasonable unpaid or unreimbursed fees, costs and expenses payable in respect thereof under the Prepetition Credit Agreement.

1.1.172                               Prepetition Canadian Revolving Facility Letters of Credit means, collectively, (i) the letters of credit issued by the Prepetition Facing Agent for the account of SSC Canada pursuant to the terms and conditions of Article III of the Prepetition Credit Agreement and (ii) the Existing SSC Canada Letters of Credit (as defined in the Prepetition Credit Agreement).

1.1.173                               Prepetition Canadian Revolving Loans means the aggregate outstanding principal amount of Revolving (Canadian) Loans (as defined in the Prepetition Credit Agreement) made by the Prepetition Lenders to SSC Canada prior to the Petition Date pursuant to Section 2.01(b)(ii) of the Prepetition Credit Agreement.

1.1.174                               Prepetition Canadian Term Loans means the aggregate outstanding principal amount of term loans made by the Prepetition Lenders to SSC Canada prior to the Petition Date pursuant to Section 2.01(a) of the Prepetition Credit Agreement.

1.1.175                               Prepetition Credit Agreement means that certain Credit Agreement dated as of November 1, 2004, by and among SSCE and SSC Canada as borrowers, the Prepetition Agent, and the Prepetition Lenders, as amended, modified, or supplemented from time to time.

1.1.176                               Prepetition Credit Documents means, collectively, the Prepetition Credit Agreement, Prepetition Swap Agreements, and all other agreements, instruments, notes, guaranties and other documents executed in connection therewith, including, without limitation, the Prepetition Guarantee and Collateral Agreement and all other collateral and security documents executed by the Debtors in favor of the Prepetition Agent and the Prepetition Lenders.

1.1.177                               Prepetition Facing Agent means, collectively, Deutsche Bank Trust Company Americas in its capacity as Revolving Facility Facing Agent under (and as defined in) the Prepetition Credit Agreement and Deutsche Bank AG in its capacity as Revolving (Canadian) Facility Facing Agent under (and as defined in) the Prepetition Credit Agreement.

1.1.178                               Prepetition Guarantee and Collateral Agreement means that certain Guarantee and Collateral Agreement (U.S.) dated as of November 1, 2004, by and among SSCC, SSCE, and the Prepetition Agent, as amended, modified or supplemented from time to time.

1.1.179                               Prepetition Lenders means, collectively, the lenders party from time to time to the Prepetition Credit Agreement.

1.1.180                               Prepetition Lender Claims means all Claims of the Prepetition Agent, the Prepetition Facing Agent, the Prepetition Lenders, and the Prepetition Swap Providers arising under, or secured pursuant to, the Prepetition Credit Documents against Debtors that are not Canadian Debtors, including, without limitation, the principal amount of and accrued but unpaid interest on the Prepetition Revolving Loans, the Prepetition Revolving Facility Letters of Credit, the Prepetition Term Loans, and the Prepetition Swap Termination Payments.

1.1.181                               Prepetition Noteholders means, collectively, the Holders of Prepetition Noteholder Claims.

1.1.182                               Prepetition Noteholder Claims means all Claims arising under or evidenced by the Prepetition Notes, the Prepetition Notes Indentures, and any related documents.

1.1.183                               Prepetition Notes means, collectively, (i) the 7.375% Notes Due 2014, (ii) the 7.50% Notes Due 2013, (iii) the 8.00% Notes Due 2017, (iv) the 8.25% Notes Due 2012, and (v) the 8.375% Notes Due 2012.

1.1.184                               Prepetition Notes Indentures means, collectively, the indentures for each series of the Prepetition Notes.

1.1.185                               Prepetition Notes Indenture Trustees means, collectively, Wilmington Trust Company and Manufacturers and Traders Trust Company in their respective capacities as indenture trustees under the Prepetition Notes Indentures.

1.1.186                               Prepetition Notes Indenture Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date which a Prepetition Notes Indenture Trustee is entitled to assert pursuant to the relevant Prepetition Notes Indenture against any distributions that would otherwise be made under this Plan to the Prepetition Noteholders.

1.1.187                               Prepetition Notes Indenture Trustee Fees means the reasonable compensation owed to any Prepetition Notes Indenture Trustee (including in connection with the administration of distributions to the Holders of Allowed Prepetition Noteholder Claims pursuant to Article VIII of the Plan), as determined by the Debtors and the applicable Prepetition Notes Indenture Trustee prior to the Confirmation Date, and reasonable disbursements, indemnity claims, expenses and advances incurred or made by any Prepetition Notes Indenture Trustee (including the reasonable fees, disbursements and expenses of agents for or external counsel to any Prepetition Notes Indenture Trustee) payable pursuant to the relevant Prepetition Notes Indenture; provided, however, that any such indemnity claims, disbursements, expenses and advances shall be reimbursable under the terms of the relevant Prepetition Notes Indenture.

1.1.188                               Prepetition Revolving Facility Letters of Credit means, collectively, (i) the letters of credit issued by the Prepetition Facing Agent for the account of SSCE pursuant to the terms and conditions of Article III of the Prepetition Credit Agreement and (ii) the Existing SSCE Letters of Credit (as such term is defined in the Prepetition Credit Agreement).

1.1.189                               Prepetition Revolving Loans means the aggregate outstanding principal amount of Revolving Loans (as defined in the Prepetition Credit Agreement) made to SSCE prior to the Petition Date pursuant to Section 2.01(b)(i) of the Prepetition Credit Agreement.

1.1.190                               Prepetition Swap Agreements means the Swap Agreements (as defined in the Prepetition Credit Agreement) to which SSCE is a party that were (i) in effect on the Closing Date (as defined in the Prepetition Credit Agreement) with a counterparty that was a Prepetition Lender or an Affiliate (as defined in the Prepetition Credit Agreement) of a Prepetition Lender as of such date or (ii) entered into after such date with a counterparty that was a Prepetition Lender or an Affiliate (as defined in the Prepetition Credit Agreement) of a Prepetition Lender at the time such agreement was entered into.

1.1.191                               Prepetition Swap Providers means all counterparties to Prepetition Swap Agreements with SSCE.

1.1.192                               Prepetition Swap Termination Payments means obligations of the Debtors for all amounts arising under terminated Prepetition Swap Agreements.

1.1.193                               Prepetition Term Loans means the aggregate outstanding principal amount of term loans made by certain of the Prepetition Lenders to SSCE prior to the Petition Date pursuant to Section 2.01(b) of the Prepetition Credit Agreement.

1.1.194                               Priority Non-Tax Claim means any Claim entitled to priority in payment pursuant to Section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

1.1.195                               Priority Tax Claim means (i) with respect to the Chapter 11 Cases, any Claim of a governmental unit of the kind entitled to priority in payment pursuant to Sections 502(i) and 507(a)(8) of the Bankruptcy Code or (ii) with respect to the CCAA Proceedings, any Claim of a governmental unit of the kind entitled to priority in payment under the CCAA.

1.1.196                               Professional means any Person retained by the Debtors, the Committee, or the CCAA Monitor, either (i) in the Chapter 11 Cases pursuant to a Final Order of the Bankruptcy Court entered pursuant to Sections 327 or 1103 of the Bankruptcy Code or (ii) in the CCAA Proceedings.

1.1.197                               Proof of Claim means the proof of claim that must be filed by a Holder of a Claim against any Debtor on or before the applicable Claims Bar Date and, for purposes of the CCAA Proceedings, has the meaning set forth in the CCAA Bar Date Order.

1.1.198                               Pro Rata Share means the proportion that the amount of any Allowed Claim or Interest or Proven Claim, as applicable, in a particular Class bears to the aggregate amount of all Allowed Claims or Interests or Proven Claims in such Class, except in cases where Pro Rata Share is used in reference to multiple Classes of Claims or Interests, in which case Pro Rata Share means the proportion that an Allowed Claim or Interest or Proven Claim, as applicable, in a particular Class bears to the aggregate amount of all Allowed Claims or Interests or Proven Claims in such multiple Classes.

1.1.199                               Proven Claim means, with respect to any Affected Claim in the CCAA Proceedings, the amount or any portion of the amount of the Affected Claim as finally determined for distribution purposes in accordance with the provisions of this Plan, the CCAA Bar Date Order, the CCAA Claims Determination Order, and any other applicable orders of the Canadian Bankruptcy Court.

1.1.200                               Quarterly Distribution Date means each date that is not later than thirty (30) calendar days after the conclusion of each calendar quarter ending in March, June, September and December between the Initial Distribution Date and the Final Distribution Date.

1.1.201                               Record Date has the meaning set forth in the Voting Procedures Order or the CCAA Creditors’ Meeting Order, as applicable.

1.1.202                               Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a nonmonetary obligation under a nonresidential real property lease subject to Section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim for any pecuniary loss incurred by such Holder as the result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Holder thereof.

1.1.203                               Rejection Damages Claim means a Claim against any Debtor arising from such Debtor’s rejection (in the Chapter 11 Cases) or repudiation (in the CCAA Proceedings) of an executory contract or unexpired lease, including any Claim of a lessor for damages resulting from such Debtor’s rejection or repudiation of a lease of real property.

1.1.204                               Related Persons means, with respect to any Person, such Person’s predecessors, successors and assigns (whether by operation of law or otherwise) and its and their respective present and former Affiliates and each of their respective current and former members, partners, equityholders, officers, directors, employees, managers, shareholders, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, or other representatives, each acting in such capacity, and any Person claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members, financial advisors, attorneys, and other professionals); provided, however, that Related Persons shall not include Stone FinCo II or any of its current and former members, partners, equityholders, officers, directors, employees, managers, shareholders, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, or other representatives, each acting in such capacity with respect to Stone FinCo II, and any Person claiming by or through any of them except to the extent of the releases, discharges and exculpation provided by Stone FinCo II to the Debtors, the Reorganized Debtors, Canadian Newco, and their respective predecessors, successors and assigns (whether by operation of law or otherwise) under the Plan.

1.1.205                               Released Parties means, collectively, each of the Debtors (including the Canadian Debtors), the Reorganized Debtors, Canadian Newco, the Committee, the Prepetition Agent, the Prepetition Facing Agent, the Prepetition Lenders, the DIP Facility Agent, the DIP Facility Lenders, the Prepetition Notes Indenture Trustees, the Industrial Revenue Bonds Indenture Trustees, the CCAA Monitor, and each of their respective Related Persons; provided, however, that for purposes of sections 10.2.1, 10.5.1 and 10.5.2 of this Plan, Released Parties shall not include former directors and officers of the Debtors that were only employed by the Debtors prior to the Petition Date; provided, further, that Released Parties shall not include Stone FinCo II or any of its current and former members, partners, equityholders, officers, directors, employees, managers, shareholders, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, or other representatives, each acting in such capacity with respect to Stone FinCo II, and any Person claiming by or through any of them except to the extent of the releases, discharges and exculpation provided by Stone FinCo II to the Debtors, the Reorganized Debtors, Canadian Newco, and their respective predecessors, successors and assigns (whether by operation of law or otherwise) under the Plan.

1.1.206                               Reorganized means, with respect to any Debtor (including any Canadian Debtor), such Debtor or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on or prior to the Effective Date in accordance with the Plan, including, without limitation, each Restructuring Transaction that occurs on or prior to the Effective Date.

1.1.207                               Reorganized Debtors means, collectively, each of the reorganized Debtors (including the Canadian Debtors) or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on or prior to the Effective Date in accordance with the Plan, including, without limitation, each Restructuring Transaction that occurs on or prior to the Effective Date; provided, however, that the term Reorganized Debtors shall not include Canadian Newco, SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, Stone FinCo II, or any other Debtors that are being dissolved pursuant to the terms of this Plan.

1.1.208                               Reorganized SSCC means reorganized SSCC or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan, including each Restructuring Transaction that occurs on or prior to the Effective Date (including, without limitation, the planned merger of SSCC into SSCE on or prior to the Effective Date).

1.1.209                               Required Majority means a majority in number of Affected Creditors holding at least two-thirds in value of the Claims in a Class of Affected Creditors, voting either in person or by proxy at the CCAA Creditors’ Meeting for such Class.

1.1.210                               Restructuring Transactions means those transactions or other corporate actions (including, without limitation, mergers, consolidations, conversions, joint ventures, restructurings, recapitalizations, dispositions, liquidations or dissolutions) that one or more of the applicable Debtors or Reorganized Debtors may enter into or undertake on, prior to, or after the Effective Date in accordance with Section 6.14 of this Plan and as set forth in Exhibit 14 to this Plan (as filed with the Plan Supplement), including, without limitation, the planned merger of SSCC into SSCE on or prior to the Effective Date.

1.1.211                               Sale Procedures shall have the meaning assigned to such term in Section 5.1.6 of this Plan.

1.1.212                               Schedules means, with respect to each Debtor, the schedules of assets and liabilities and the statement of financial affairs filed by such Debtor with the Bankruptcy Court on or about April 6, 2009 pursuant to Sections 521(1) and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statement have been or may be amended or supplemented by such Debtor at any point prior to the Confirmation Date.

1.1.213                               Secured Claim means any Claim secured by a Lien on collateral to the extent of the value of such collateral (i) as set forth in the Plan, (ii) as agreed to by the Holder of such Claim and the Debtors or (iii) as determined pursuant to a Final Order of the Bankruptcy Court in accordance with Section 506(a) of the Bankruptcy Code or the Canadian Bankruptcy Court or, in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.  For the avoidance of doubt, the term “Secured Claim” shall include the DIP Facility Claims, the Prepetition Lender Claims, the Union Bank Claims, and the CIT Group Claims.

1.1.214                               Settlement Motion means the Debtors’ Motion for the Entry of an Order (I) Approving Settlement Agreement with Equity Objectors, (II) Authorizing Debtors to Make Certain Related Modifications to Joint Plan of Reorganization Pursuant to Section 1127(a) of the Bankruptcy Code, and (III) and Finding That (A) Such Modifications are Non-Material or (B) the Debtors Have Satisfied the Requirements of Sections 1127(c), (d) and (f) of the Bankruptcy Code With Respect to Such Modifications, to be filed with the Bankruptcy Court.

1.1.215                               Settlement Released Parties means the (i) Released Parties, (ii) Ad Hoc Group of Preferred Holders, and (iii) Ad Hoc Group of Common Holders and, in each case, the Related Persons thereof.

1.1.216                               Smurfit-MBI Distribution Pool means cash in the amount of $19,500,000 million, which shall be available for distribution to the Holders of Affected Unsecured Claims against Smurfit-MBI pursuant to Articles III and IV of this Plan.

1.1.217                               Smurfit-MBI Distribution Reserve means a reserve funded with cash from the Smurfit-MBI Distribution Pool, to be held by the CCAA Monitor in accordance with Section 8.17.2 of this Plan for distribution to the Holders of certain Proven Claims against Smurfit-MBI upon the resolution of all Disputed Claims against Smurfit-MBI.

1.1.218                               SSCC Common Interest means the Interest of any Holder of equity securities of SSCC represented by any issued and outstanding shares of SSCC’s common stock, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating SSCC to issue, transfer, purchase, redeem, or sell any shares of common stock, any rights under any stock option plans, stockholder rights agreements (including, without limitation, the Stockholder Rights Plan) voting agreements and registration rights agreements regarding common stock of SSCC, any Claims arising from the rescission of a purchase, sale or other acquisition of common stock (or any right, claim, or interest in and to any common stock) of SSCC, any claims for the payment of dividends on any shares of common stock of SSCC, and any Claims for damages or any other relief arising from the purchase, sale, or other acquisition of SSCC’s common stock.  For the avoidance of doubt, the term SSCC Interests shall include the existing common stock of SSCC, of which 400,000,000 shares were authorized and approximately 256,658,958 shares were outstanding as of November 4, 2009.

1.1.219                               SSCC Interests means, collectively, the SSCC Common Interests and the SSCC Preferred Interests.

1.1.220                               SSCC Preferred Interest means the Interest of any Holder of equity securities of SSCC represented by any issued and outstanding shares of SSCC’s preferred or convertible preferred stock, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating SSCC to issue, transfer, purchase, redeem, or sell any shares of preferred or convertible preferred stock, any rights under any stock option plans, stockholder rights agreements (including, without limitation, the Stockholder Rights Plan), voting agreements and registration rights agreements regarding preferred or convertible preferred stock of SSCC, any Claims arising from the rescission of a purchase, sale or other acquisition of preferred or convertible preferred stock (or any right, claim, or interest in and to any preferred or convertible preferred stock) of SSCC, any claims for the payment of dividends on any shares of preferred or convertible preferred stock of SSCC, and any Claims for damages or any other relief arising from the purchase, sale, or other acquisition of SSCC’s preferred or convertible preferred stock.

1.1.221                               SSC Canada means Smurfit-Stone Container Canada, Inc., a wholly-owned subsidiary of SSCE and one of the Debtors and Canadian Debtors herein.

1.1.222                               SSC Canada Distribution Pool means cash in the amount of $19,500,000, which shall be available for distribution to the Holders of Affected Unsecured Claims against SSC Canada pursuant to Articles III and IV of this Plan.

1.1.223                               SSC Canada Distribution Reserve means a reserve funded with cash from the SSC Canada Distribution Pool, to be held by the CCAA Monitor in accordance with Section 8.17.1 of this Plan for distribution to the Holders of certain Proven Claims against SSC Canada upon the resolution of all Disputed Claims against SSC Canada.

1.1.224                               SSCE means Smurfit-Stone Container Enterprises, Inc., a wholly-owned subsidiary of SSCC and one of the Debtors in the Chapter 11 Cases.

1.1.225                               SSCE Distribution Reserve means shares of authorized and unissued New SSCC Common Stock reserved by Reorganized SSCC as of the Effective Date with respect to Disputed Claims, which shares are to be issued or retained in accordance with Section 8.16.2 of this Plan upon the resolution of all Disputed Claims.

1.1.226                               SSPRI means Smurfit-Stone Puerto Rico, Inc., a wholly-owned subsidiary of SSCE and one of the Debtors in the Chapter 11 Cases.

1.1.227                               Stevenson Industrial Revenue Bonds means, collectively, (i) the Industrial Development Board of the City of Stevenson $9,000,000 Development Revenue Bonds (The Mead Corporation Project) Series 1996A; (ii) the Industrial Development Board of the City of Stevenson $17,000,000 Development Revenue Bonds (The Mead Corporation Project) Series 1993; (iii) the Industrial Development Board of the City of Stevenson $7,000,000 Development Revenue Bonds (The Mead Corporation Project) Series 1995A; and (iv) the Industrial Development Board of the City of Stevenson $25,000,000 Development Revenue Bonds (The Mead Corporation Project) Series 1991A, which Stevenson Industrial Revenue Bonds shall be deemed to be Allowed Intercompany Claims against SSCE.

1.1.228                               St. Louis County Bonds means the St. Louis County, Missouri Taxable Industrial Revenue Bonds (Smurfit-Stone Container Enterprises, Inc. Project) Series 2005, which St. Louis County Bonds shall be deemed to be Allowed Intercompany Claims against SSCE.

1.1.229                               Stockholder Rights Plan means that certain Rights Agreement by and between SSCC and Mellon Investor Services, LLC, in its capacity as rights agent, dated as September 9, 2002,

1.1.230                               Stone FinCo II means Stone Container Finance Company of Canada II, a wholly-owned subsidiary of SSCE.

1.1.231                               Stone FinCo II Contribution Claim means the contingent contribution claim that certain Holders of the 7.375% Notes due 2014 have asserted Stone FinCo II may hold against SSCE pursuant to Section 135 of the Nova Scotia Companies Act, R.S.N.S., 1989, c. 81, as amended, based on Stone FinCo II’s status as an unlimited liability company under Nova Scotia law.  The Stone FinCo II Contribution Claim shall be classified and treated as a General Unsecured Claim against SSCE for purposes of this Plan and shall be entitled to the treatment set forth in Section 3.3.5 of this Plan.

1.1.232                               Stone FinCo II Contribution Reserve means shares of New SSCC Common Stock in such amount as the Debtors and the Holders of the 7.375% Notes Due 2014 reasonably determine is necessary (or as otherwise ordered by the Bankruptcy Court) to enable them to make distributions required to be made to the Holders of the Stone FinCo II Contribution Claim if such Claim, in whole or in part, is determined to be an Allowed Claim.

1.1.233                               Stone FinCo II Indenture means the indenture for the 7.375% Notes Due 2014.

1.1.234                               Stone FinCo II Intercompany Claim means the Claim held by Stone FinCo II against SSC Canada arising under that certain Loan Agreement dated as of July 20, 2004, by and among Stone FinCo II as a lender and SSC Canada as a borrower, pursuant to which Stone FinCo II advanced loans in the aggregate principal amount of $200 million to SSC Canada prior to the Petition Date.

1.1.235                               Subordinated Securities Claim means any Claim that is subject to subordination under Section 510(b) of the Bankruptcy Code, including without limitation, any Claim that arises from the rescission of a purchase or sale of an SSCC Interest, or for damages arising from the purchase or sale of an SSCC Interest, or for reimbursement, indemnification, or contribution on account of such Claim pursuant to Section 502 of the Bankruptcy Code.

1.1.236                               Superior Competing Bid means, in the event the Class of General Unsecured Claims against either SSC Canada or Smurfit-MBI rejects the Plan, a Competing Bid that the Canadian Bankruptcy Court determines would provide any cash recoveries to the Holders of Allowed General Unsecured Claims against SSC Canada and/or Smurfit-MBI.

1.1.237                               Superior Competing Bid Distribution means the cash component of either (i) a Superior Competing Bid, if any, if such Superior Competing Bid is determined by the Canadian Bankruptcy Court to be the highest and best offer for the Canadian Assets or (ii) any revised bid for the Canadian Assets that may be submitted by Canadian Newco in accordance with Section 5.1.6 of this Plan if such bid is determined by the Canadian Bankruptcy Court to be the highest and best offer for the Canadian Assets, that would be available for distribution to the Holders of Allowed General Unsecured Claims against SSC Canada and Smurfit-MBI.

1.1.238                               Total Convenience Claim Distribution means the total cash the Reorganized Debtors expect to distribute to the Holders of Allowed Convenience Claims under this Plan, as determined by the Reorganized Debtors prior to the Initial Distribution Date based on a good faith estimate of the aggregate amount of Allowed Convenience Claims.

1.1.239                               Unaffected Creditor has the meaning assigned to such term in Section 4.2.2 of this Plan.

1.1.240                               Unimpaired means with respect to a Claim, Class or Interest, a Claim, Class or Interest that is not Impaired.

1.1.241                               Union Bank means Union Bank of California, N.A.

1.1.242                               Union Bank Claims means all Claims against Calpine Corrugated that are held by Union Bank pursuant to the terms of the Union Bank Credit Agreement.

1.1.243                               Union Bank Credit Agreement means that certain Loan and Security Agreement dated as of March 30, 2006, by and among Produce Container, LLC (as a predecessor in interest to Calpine Corrugated) as borrower, SSCE as guarantor, and Union Bank as the administrative agent and sole lender, as amended, modified, or supplemented from time to time.

1.1.244                               U.S. Pension Plans means the following single-employer defined benefit plans: (i) the Smurfit-Stone Container Corporation Pension Plan for Hourly Employees and (ii) the Smurfit-Stone Container Corporation Pension Plan for Salaried Employees.

1.1.245                               Voting Claim means, with respect to any Affected Claim in the CCAA Proceedings, the Canadian dollar amount of such Affected Claim that is accepted for purposes of voting at the CCAA Creditors’ Meeting in accordance with the provisions of the CCAA Creditors’ Meeting Order and Article IV of this Plan.

1.1.246                               Voting Deadline means the date by which all Holders of Claims or Interests who are entitled to vote on the Plan (i) must submit their Ballots to the Claims and Noticing Agent or (ii) submit their Form of Proxy to the CCAA Monitor, as applicable, in accordance with the terms of the Voting Procedures Order, the CCAA Creditors’ Meeting Order or the documents related to the Settlement Motion, as applicable.

1.1.247                               Voting Procedures Order means an order to be entered by the Bankruptcy Court (i) approving the Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code and (ii) setting forth the deadlines, procedures and instructions for submitting votes to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots.

1.2                                 Rules of Interpretation.

For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document, schedule or exhibit filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to the Plan; (d) any reference to a Person or Entity as the Holder of a Claim or Interest includes that Person or Entity’s successors in interest and assigns; (e) all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time; (f) the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular Section, subsection or clause contained in the Plan; (g) captions and headings to Articles and Sections of this Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, organizational or governing documents, instruments, releases, or other agreements or documents entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law of the United States, including the Bankruptcy Code and Bankruptcy Rules, with respect to the Chapter 11 Cases, and federal law of Canada, including the CCAA, with respect to the CCAA Proceedings; (i) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules will apply; and (j) in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3                                 Currency Denomination.

All references in this Plan to monetary figures shall refer to currency of the United States of America unless otherwise indicated.

1.4                                 Exhibits and Plan Supplement.

All Exhibits to this Plan, as well as the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.  Holders of Claims and Interests may obtain a copy of the filed Exhibits and Plan Supplement upon written request to the Debtors.  Upon their filing, the Exhibits and Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or at the Bankruptcy Court’s website at http://www.deb.uscourts.gov/, at the Claims and Noticing Agent’s website at http://chapter11.epiqsystems.com/Smurfit, or the CCAA Monitor’s website at www.deloitte.com/ca/smurfitstonecanada.  The documents contained in the Exhibits and the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order and sanctioned by the Canadian Bankruptcy Court pursuant to the CCAA Sanction Order.  The Debtors explicitly reserve the right to modify or make additions to or subtractions from any Exhibit to the Plan or the Plan Supplement and to amend, modify or supplement any Exhibit to the Plan prior to the Confirmation Date.

1.5                                 Deemed Acts.

Whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party pursuant to the terms of the Plan and the Confirmation Order.

ARTICLE II: TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY TAX CLAIMS IN THE CHAPTER 11 CASES

In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, DIP Facility Claims, and Priority Tax Claims have not been classified for purposes of the Chapter 11 Cases and therefore are excluded from the Classes of Claims and Interests set forth in Article III of this Plan.  The treatment of Administrative Expense Claims, DIP Facility Claims, and Priority Tax Claims in the Chapter 11 Cases is set forth below.

2.1                                 Administrative Expense Claims.

Subject to the provisions of Sections 328, 330, 331 and 503(b) of the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Administrative Expense Claim, on either: (i) the latest to occur of (a) the Effective Date (or as soon as reasonably practicable thereafter), (b) the first Distribution Date after such Administrative Expense Claim becomes an Allowed Claim, and (c) such other date as agreed upon by the Debtors and the Holder of such Administrative Expense Claim, or (ii) on such other date as the Bankruptcy Court may order, (x) cash equal to the full unpaid amount of such Allowed Administrative Expense Claim, or (y) such other treatment as the Debtors and the Holder of such Administrative Expense Claim shall have agreed; provided, however, that (aa) Allowed Administrative Expense Claims not yet due on the Effective Date or that represent obligations incurred by the Debtors in the ordinary course of their business operations after the Petition Date or assumed by the Debtors during the Chapter 11 Cases, shall be paid or performed when due in the ordinary course of the Reorganized Debtors’ business operations and in accordance with the terms and conditions of the particular agreements or applicable non-bankruptcy law governing such obligations; and (bb) Allowed Administrative Expense Claims against SSC Canada or Smurfit-MBI that are not yet due on the Effective Date, or that represent obligations incurred by SSC Canada or Smurfit-MBI in the ordinary course of their business operations after the Petition Date, shall be assumed by Canadian Newco pursuant to the Asset Purchase Agreement and shall be paid or performed by Canadian Newco when due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements or applicable non-bankruptcy law governing such obligations.

If all Classes of Impaired Claims against a particular Debtor vote to accept the Plan, such Debtor may agree to waive, and may not receive any distributions under the Plan on account of, any Post-Petition Intercompany Claims held by such Debtor.  On the other hand, if any Class of Impaired Claims against a particular Debtor votes to reject the Plan, any Post-Petition Intercompany Claims held by such Debtor shall be paid in full in cash on the latest to occur of (i) the Effective Date and (ii) the date on which such Post-Petition Intercompany Claim becomes payable in the ordinary course of the Debtors’ business operations; provided, however, that any Post-Petition Intercompany Claim may be cancelled, waived, subordinated or reinstated, in full or in part, in the Debtors’ sole discretion, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liability, or for any other reason.

2.2                                 No Double Payment of Administrative Expense Claims.

To the extent that an Administrative Expense Claim is Allowed against the Estate of more than one Debtor, there shall be only a single recovery on account of such Allowed Administrative Expense Claim.  In addition, to the extent any obligation that would otherwise constitute an Administrative Expense Claim is paid in full as a CCAA Charge in the CCAA Proceedings, the payment of such CCAA Charge in the CCAA Proceedings shall be the only payment on account of such Administrative Expense Claim under this Plan.

2.3                                 DIP Facility Claims.

The DIP Facility Claims shall be Allowed on the Effective Date pursuant to this Plan.  In full satisfaction, settlement, release, and discharge of and in exchange for each Allowed DIP Facility Claim, the Debtors shall pay all Allowed DIP Facility Claims (if any) in full in cash on the Effective Date.  In addition, on the Effective Date, any unexpired letters of credit outstanding under the DIP Facility shall either be (i) returned to the issuer undrawn and marked canceled, (ii) cash collateralized with cash in an amount equal to 105% of the face amount of such outstanding letter of credit, or (iii) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such outstanding letter of credit and in form and substance acceptable to the issuer thereof.

2.4                                 Priority Tax Claims.

Except to the extent that the Debtors and the Holder of an Allowed Priority Tax Claim agree to a less favorable treatment of such Claim (in which event such agreement shall govern), each Holder of an Allowed Priority Tax Claim against any of the Debtors that is due and payable on or before the Effective Date shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, in the Debtors’ sole discretion, either (i) cash equal to the amount of such Allowed Priority Tax Claim on the later of the Initial Distribution Date (or as soon as is reasonably practicable thereafter) and the first Distribution Date after such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, or (ii) pursuant to Section 1129(a)(9)(C) of the Bankruptcy Code, deferred cash payments made on the first Business Day following each anniversary of the Effective Date over a period not exceeding five (5) years after the Petition Date, with a total value as of the Effective Date equal to the amount of such Allowed Priority Tax Claim, plus, to the extent required by section 1129(a)(9)(C) of the Bankruptcy Code, interest at the rate determined under applicable nonbankruptcy law pursuant to section 511 of the Bankruptcy Code.  All Allowed Priority Tax Claims against any of the Debtors that are not due and payable on the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors in accordance with the applicable non-bankruptcy law governing such Claims.

ARTICLE III: CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS IN THE CHAPTER 11 CASES

3.1                                 Summary of Classification and Treatment of Classified Claims and Interests

3.1.1                                           General

(a)                                  Pursuant to Sections 1122 and 1123 of the Bankruptcy Code, Claims against and Interests in the Debtors are classified for all purposes, including, without express or implied limitation, voting, confirmation and distributions pursuant to the Plan, as set forth herein.  A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.  If there are no Claims or Interests in a particular Class, then such Class of Claims or Interests shall not exist for any purposes under the Plan.

(b)                                 The Plan does not provide for substantive consolidation of the Estates and, on the Effective Date, the Estates shall not be deemed to be substantively consolidated for purposes hereof.  Unless otherwise provided in the Plan or the Confirmation Order, Allowed Claims against a particular Debtor shall be satisfied solely from the cash and other assets of such Debtor and its Estate, provided that, to the extent of any insufficiency, funds or other property may be advanced to the relevant Debtor by any of the other Debtors solely for purposes of consummating this Plan.  Except as specifically set forth in the Plan, nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that any Debtor is liable for any Claims against any other Debtor.  Claims that are asserted against multiple Debtors shall be treated as separate Claims against each applicable Debtor for all purposes (including, but not limited to, voting and distributions), provided that (i) there shall only be a single recovery on account of such Claims and the aggregate distributions to the Holders of such Claims shall not exceed the largest Allowed amount of any such Claim against any particular Debtor, (ii) any distributions from a particular Estate on account of such Claims shall take into account the distributions to be made on account of such Claims by the other Estates, and (iii) such Claims shall be administered and treated in the manner set forth below.

(c)                                  All Claims against SSCE that are held by a single Holder as of the Record Date shall be deemed to be aggregated and shall be treated as a single Claim for purposes of classification and treatment as a Convenience Claim under this Plan, regardless of whether or not any such Claim is subsequently assigned, in whole or in part, to any other Person or Entity.

(d)                                 For purposes of brevity and convenience, but with the same legal force and effect as if set forth at length in this Plan, the classification and treatment of Claims against and Interests in the Debtors under this Plan has been set forth in the following groups: (i) SSCC (Debtor 1), (ii) SSCE (Debtor 2), (iii) Cameo Container (Debtor 3), (iv) Calpine Corrugated (Debtor 4), (v) SSPRI (Debtor 5), (vi) the Non-Operating Debtors (United States) (Debtors 6 through 14), (vii) SSC Canada (Debtor 15); (viii) Smurfit-MBI (Debtor 16), (ix) MBI Limited (Debtor 17), (x) [Intentionally Omitted], (xi) B.C. Shipper Supplies Ltd. (Debtor 19), (xii) Francobec Company (Debtor 20), (xiii) 3083527 Nova Scotia Company (Debtor 21), and (xiv) the Non-Operating Debtors (Canada) (Debtors 22 through 25).

3.1.2                                           Identification of Classes of Claims Against and Interests in the Debtors.

(a)                                  The following chart assigns a letter to each Class of Claims against or Interests in SSCC (Debtor 1) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Prepetition Lender Claims

D	[Intentionally Omitted](1)

E	Intercompany Claims

F	SSCC Preferred Interests(2)

G	SSCC Common Interests

(b)                                 The following chart assigns a letter to each Class of Claims against or Interests in SSCE (Debtor 2) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Prepetition Lender Claims

D	Convenience Claims

E	General Unsecured Claims

F	Intercompany Claims

G	Interests

3.1.3                                           The following chart assigns a letter to each Class of Claims against or Interests in Cameo Container (Debtor 3) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	General Unsecured Claims

(1)          General Unsecured Claims asserted or scheduled against SSCC shall be classified and treated as Class 2E General Unsecured Claims against SSCE.

(2)          The Debtors reserve the right, if and as appropriate, to classify any potential Subordinated Securities Claim against SSCC as either an SSCC Preferred Interest or an SSCC Common Interest, depending on the SSCC Interest on which such Subordinated Securities Claim is based, or in a separate Class of Subordinated Securities Claims.

D	Intercompany Claims

E	Interests

3.1.4                                           The following chart assigns a letter to each Class of Claims against or Interests in Calpine Corrugated (Debtor 4) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Union Bank Claims

D	CIT Group Claims

E	General Unsecured Claims

F	Intercompany Claims

G	Interests

3.1.5                                           The following chart assigns a letter to each Class of Claims against or Interests in SSPRI (Debtor 5) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	General Unsecured Claims

D	Intercompany Claims

E	Interests

3.1.6                                           The following chart assigns a letter to each Class of Claims against or Interests in the Non-Operating Debtors (United States) (Debtors 6 through 14) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	General Unsecured Claims

D	Intercompany Claims

E	Interests

3.1.7                                           The following chart assigns a letter to each Class of Claims against or Interests in SSC Canada (Debtor 15) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Prepetition Canadian Lender Claims

D	General Unsecured Claims

E	Intercompany Claims

F	Stone FinCo II Intercompany Claim

G	Interests

3.1.8                                           The following chart assigns a letter to each Class of Claims against or Interests in Smurfit-MBI (Debtor 16) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Prepetition Canadian Lender Claims

D	General Unsecured Claims

E	Intercompany Claims

F	Interests

3.1.9                                           The following chart assigns a letter to each Class of Claims against or Interests in MBI Limited (Debtor 17) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Prepetition Canadian Lender Claims

D	General Unsecured Claims

E	Intercompany Claims

F	Interests

3.1.10                                     [Intentionally Omitted]

3.1.11                                     The following chart assigns a letter to each Class of Claims against or Interests in B.C. Shipper Supplies Ltd. (Debtor 19) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	General Unsecured Claims

D	Intercompany Claims

E	Interests

3.1.12                                     The following chart assigns a letter to each Class of Claims against or Interests in Francobec Company (Debtor 20) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Prepetition Canadian Lender Claims

D	General Unsecured Claims

E	Intercompany Claims

F	Interests

3.1.1                                           The following chart assigns a letter to each Class of Claims against or Interests in 3083527 Nova Scotia Company (Debtor 21) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	Prepetition Canadian Lender Claims

D	General Unsecured Claims

E	Intercompany Claims

F	Interests

3.1.2                                           The following chart assigns a letter to each Class of Claims against or Interests in the Non-Operating Debtors (Canada) (Debtors 22 through 25) for purposes of identifying such Class:

CLASS	CLAIM OR INTEREST

A	Priority Non-Tax Claims

B	Other Secured Claims

C	General Unsecured Claims

D	Intercompany Claims

E	Interests

3.2                                 Classification and Treatment of Claims Against and Interests in SSCC (Debtor 1).

3.2.1                                           Class 1A: Priority Non-Tax Claims Against SSCC.

(a)                                  Classification:  Class 1A consists of all Priority Non-Tax Claims against SSCC.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 1A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 1A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 1A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 1A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 1A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Class 1A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claim in Class 1A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.2.2                                           Class 1B: Other Secured Claims Against SSCC.

(a)                                  Classification:  Class 1B consists of all Other Secured Claims against SSCC.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 1B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the election of the Debtors, either (a) Reinstatement of such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment of such Allowed Other Secured Claim in full in cash; (c) satisfaction of such Allowed Other Secured Claim through the surrender of the collateral securing such Claim and the payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.  The Debtors’ failure to object to the allowance of any Other Secured Claim in Class 1B during the course of the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Other Secured Claim is sought to be enforced by the Holder of such Claim.  Nothing in the Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.

(c)                                  Voting:  Other Secured Claims in Class 1B are Unimpaired.  Each Holder of an Allowed Other Secured Claim in Class 1B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.2.3                                           Class 1C: Prepetition Lender Claims Against SSCC.

(a)                                  Classification:  Class 1C consists of all Prepetition Lender Claims against SSCC.

(b)                                 Treatment:  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all reasonable unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

(c)                                  Voting:  Prepetition Lender Claims in Class 1C are Impaired.  Each Holder of an Allowed Prepetition Lender Claim in Class 1C shall be entitled to vote (excluding, for voting purposes only, any Claim for unreimbursed fees, costs and expenses) to accept or reject the Plan.

(d)                                 Allowance:  The Prepetition Lender Claims in Class 1C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and other amounts set forth in Section 3.2.3(b), and shall not be subject to objection, challenge, deduction or offset.

3.2.4                                           [Intentionally Omitted].

3.2.5                                           Class 1E: Intercompany Claims Against SSCC.

(a)                                  Classification:  Class 1E consists of all Intercompany Claims against SSCC.

(b)                                 Treatment:  Holders of Allowed Intercompany Claims against SSCC shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against SSCC shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against SSCC may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by SSCC or any Reorganized Debtor, or for any other reason.

(c)                                  Voting:  Intercompany Claims in Class 1E are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 1E, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 1E.

3.2.6                                           Class 1F: SSCC Preferred Interests.

(a)                                  Classification:  Class 1F consists of all SSCC Preferred Interests.

(b)                                 Treatment:  On the Effective Date, all SSCC Preferred Interests that are outstanding as of the Effective Date shall be extinguished, cancelled and discharged, and on or as soon as reasonably practicable after the Effective Date each Holder of an Allowed SSCC Preferred Interest shall receive a Pro Rata Share of (i) the New SSCC Common Stock Class 1F Pool and (ii) any shares to be distributed to Holders of SSCC Preferred Interests pursuant to Section 8.16.3(ii) of this Plan.(3)

(3)          In the event that the Debtors separately classify any Subordinated Securities Claims against SSCC, any such Claims shall be extinguished, cancelled and discharged as of the Effective Date, and any Holders thereof shall receive no distribution in respect of such Claims, pursuant to Section 1129(b)(2)(C) of the Bankruptcy Code.

(c)                                  Voting:  SSCC Preferred Interests are Impaired.  Each Holder of an SSCC Preferred Interest in Class 1F shall be entitled to vote to accept or reject the Plan pursuant to the Settlement Motion and related documents.

3.2.7                                           Class 1G: SSCC Common Interests.

(a)                                  Classification:  Class 1G consists of all SSCC Common Interests.

(b)                                 Treatment:  On the Effective Date, all SSCC Common Interests that are outstanding as of the Effective Date shall be extinguished, cancelled and discharged, and on or as soon as reasonably practicable after the Effective Date each Holder of an Allowed SSCC Common Interest shall receive a Pro Rata Share of (i) the New SSCC Common Stock Class 1G Pool and (ii) any shares to be distributed to Holders of SSCC Common Interests pursuant to Section 8.16.3(iii) of this Plan.

(c)                                  Voting:  SSCC Common Interests are Impaired.  Each Holder of an SSCC Common Interest in Class 1G shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.3                                 Classification and Treatment of Claims Against and Interests in SSCE (Debtor 2).

3.3.1                                           Class 2A: Priority Non-Tax Claims Against SSCE.

(a)                                  Classification:  Class 2A consists of all Priority Non-Tax Claims against SSCE.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 2A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 2A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 2A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 2A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 2A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Class 2A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claim in Class 2A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.3.2                                           Class 2B: Other Secured Claims Against SSCE.

(a)                                  Classification:  Class 2B consists of all Other Secured Claims against SSCE.

(b)                                 Treatment:  Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 2B shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the election of the Debtors, either (a) Reinstatement of such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment of such Allowed Other Secured Claim in full in cash; (c) satisfaction of such Allowed Other Secured Claim through the surrender of the collateral securing such Claim and the payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.  The Debtors’ failure to object to the allowance of any Other Secured Claim in Class 2B during the course of the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Other Secured Claim is sought to be enforced by the Holder of such Claim.  Nothing in the Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.

(c)                                  Voting:  Other Secured Claims in Class 2B are Unimpaired.  Each Holder of an Allowed Other Secured Claim in Class 2B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.3.3                                           Class 2C: Prepetition Lender Claims Against SSCE.

(a)                                  Classification:  Class 2C consists of all Prepetition Lender Claims against SSCE.

(b)                                 Treatment:  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all reasonable unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

(c)                                  Voting:  Prepetition Lender Claims in Class 2C are Impaired.  Each Holder of an Allowed Prepetition Lender Claim in Class 2C shall be entitled to vote (excluding, for voting purposes only, any Claim for unreimbursed fees, costs and expenses) to accept or reject the Plan.

(d)                                 Allowance:  The Prepetition Lender Claims in Class 1C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and other amounts set forth in Section 3.3.3(b), and shall not be subject to objection, challenge, deduction or offset.

3.3.4                                           Class 2D: Convenience Claims Against SSCE.

(a)                                  Classification:  Class 2D consists of all Convenience Claims against SSCE.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Convenience Claim against SSCE becomes an Allowed Claim, each Holder of an Allowed Convenience Claim against SSCE shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Convenience Claim, the payment of one hundred percent (100%) of such Allowed Convenience Claim in cash.

(c)                                  Convenience Class Election:  Each Holder of a Claim against SSCE that (i) is in an amount greater than $10,000 and (ii) would otherwise be classified as a General Unsecured Claim (other than a Prepetition Noteholder Claim, an Industrial Revenue Bond Claim, or a Hodge Industrial Revenue Bond Claim) against SSCE may elect to have its Claim treated as a Convenience Claim against SSCE by making such election on the Ballot to be provided to the Holders of Impaired Claims entitled to vote to accept or reject the Plan and returning such Ballot to the address specified therein before the Voting Deadline.  Any Convenience Class Election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.  All Convenience Claim Elections submitted before the Voting Deadline shall be final and irrevocable.

(d)                                 Voting:  Convenience Claims in Class 2D are Impaired.  Each Holder of an Allowed Convenience Claim in Class 2D shall be entitled to vote to accept or reject the Plan.

3.3.5                                           Class 2E: General Unsecured Claims Against SSCE.

(a)                                  Classification:  Class 2E consists of all General Unsecured Claims against SSCE.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim against SSCE becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against SSCE shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, its Pro Rata Share of the New SSCC Common Stock Class 2E Pool; provided, that, in accordance with the terms of Section 8.16.4 herein, Holders of Allowed Claims in Class 2E who had previously received distributions of New SSCC Common Stock from the New SSCC Common Stock Class 2E Pool may also receive, on a pro rata basis as of the Final Distribution Date, New SSCC Common Stock previously reserved for the SSCE Distribution Reserve; provided, further, that any Eligible Cash-Out Participant that makes the Cash-Out Election may, to the extent any Cash-Out Payments are made pursuant to Section 6.16 of this Plan, receive on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, its Allowed General Unsecured Claim against SSCE, the Cash-Out Percentage of such Allowed Claim payable in cash on the Initial Distribution Date.

(c)                                  Cash-Out Election:  Each Eligible Cash-Out Participant may elect to participate in the Cash-Out Auction pursuant to the procedures set forth in Section 6.16 of this Plan by making such election on the Ballot to be provided to the Holders of Impaired Claims entitled to vote to accept or reject the Plan and returning such Ballot to the address specified therein before the Voting Deadline.  Any Cash-Out Election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.  All Cash-Out Elections submitted before the Voting Deadline shall be final and irrevocable.

(d)                                 Voting:  General Unsecured Claims in Class 2E are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 2E shall be entitled to vote to accept or reject the Plan; provided, however, that the Stone FinCo II Contribution Claim shall be allowed for voting purposes in the amount of $200 million and shall be deemed to vote to reject the Plan.

(e)                                  Allowance:  The Prepetition Noteholder Claims in Class 2E shall be Allowed pursuant to this Plan in the aggregate principal amount of $2.275 billion (plus any accrued but unpaid interest thereon as of the Petition Date), and shall not be subject to objection, challenge, deduction or offset.  The Industrial Revenue Bond Claims in Class 2E shall also be Allowed pursuant to this Plan, in the aggregate principal amount of $105.840 million (plus any accrued but unpaid interest thereon as of the Petition Date), and shall not be subject to objection, challenge, deduction or offset.  All other General Unsecured Claims in Class 2E (including, without limitation, the Hodge Industrial Revenue Bond Claims and the Stone FinCo II Contribution Claim) shall be allowed or disallowed in accordance with Article VIII of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

3.3.6                                           Class 2F: Intercompany Claims Against SSCE.

(a)                                  Classification:  Class 2F consists of all Intercompany Claims against SSCE (including the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds which are held by SSCE and under which SSCE is the obligor).

(b)                                 Treatment:  The Holders of Allowed Intercompany Claims against SSCE shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan and Allowed Intercompany Claims against SSCE shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against SSCE may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by SSCE or any Reorganized Debtor, or for any other reason.

(c)                                  Voting:  Intercompany Claims in Class 2F are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 2F, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 2F.

3.3.7                                           Class 2G:  Interests in SSCE.

(a)                                  Classification:  Class 2G consists of all Interests in SSCE.

(b)                                 Treatment:  As of the Effective Date, each Holder of an Allowed Interest in SSCE shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)                                  Voting:  Interests in Class 2G are Unimpaired.  Each Holder of an Allowed Interest in Class 2G shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(d)                                 Allowance:  All Interests in SSCE shall be Allowed pursuant to this Plan.

3.4                                 Classification and Treatment of Claims Against and Interests in Cameo Container (Debtor 3).

3.4.1                                           Class 3A: Priority Non-Tax Claims Against Cameo Container.

(a)                                  Classification:  Class 3A consists of all Priority Non-Tax Claims against Cameo Container.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 3A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 3A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 3A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 3A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 3A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Class 3A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 3A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.4.2                                           Class 3B:  Other Secured Claims Against Cameo Container.

(a)                                  Classification:  Class 3B consists of all Other Secured Claims against Cameo Container.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 3B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the election of the Debtors, either (a) Reinstatement of such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment of such Allowed Other Secured Claim in full in cash; (c) satisfaction of such Allowed Other Secured Claim through the surrender of the collateral securing such Claim and the payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.  The Debtors’ failure to object to the allowance of any Other Secured Claim in Class 3B during the course of the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Other Secured Claim is sought to be enforced by the Holder of such Claim.  Nothing in the Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.

(c)                                  Voting:  Other Secured Claims in Class 3B are Unimpaired.  Each Holder of an Allowed Other Secured Claim in Class 3B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.4.3                                           Class 3C: General Unsecured Claims Against Cameo Container.

(a)                                  Classification:  Class 3C consists of all General Unsecured Claims against Cameo Container.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against Cameo Container shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General

Unsecured Claim, the payment of one hundred percent (100%) of such Allowed General Unsecured Claim in cash.

(c)                                  Voting:  General Unsecured Claims in Class 3C are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 3C shall be entitled to vote to accept or reject the Plan.

3.4.4                                           Class 3D: Intercompany Claims Against Cameo Container.

(a)                                  Classification:  Class 3D consists of all Intercompany Claims against Cameo Container.

(b)                                 Treatment:  Holders of Allowed Intercompany Claims against Cameo Container shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against Cameo Container shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against Cameo Container may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by Cameo Container or any Reorganized Debtor, or for any other reason.

(c)                                  Voting:  Intercompany Claims in Class 3D are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 3D, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 3D.

3.4.5                                           Class 3E:  Interests in Cameo Container.

(a)                                  Classification:  Class 3E consists of all Interests in Cameo Container.

(b)                                 Treatment:  As of the Effective Date, each Holder of an Allowed Interest in Cameo Container shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)                                  Voting:  Interests in Class 3E are Unimpaired.  Each Holder of an Allowed Interest in Class 3E shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(d)                                 Allowance:  All Interests in Cameo Container shall be Allowed pursuant to this Plan.

3.5                                 Classification and Treatment of Claims Against and Interests in Calpine Corrugated (Debtor 4)

3.5.1                                           Class 4A: Priority Non-Tax Claims Against Calpine Corrugated.

(a)                                  Classification:  Class 4A consists of all Priority Non-Tax Claims against Calpine Corrugated.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 4A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 4A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 4A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 4A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 4A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Class 4A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 4A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.5.2                                           Class 4B:  Other Secured Claims Against Calpine Corrugated.

(a)                                  Classification:  Class 4B consists of all Other Secured Claims against Calpine Corrugated.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 4B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the election of the Debtors, either (a) Reinstatement of such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment of such Allowed Other Secured Claim in full in cash; (c) satisfaction of such Allowed Other Secured Claim through the surrender of the collateral securing such Claim and the payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.  The Debtors’ failure to object to the allowance of any Other Secured Claim in Class 4B during the course of the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Other Secured Claim is sought to be enforced by the Holder of such Claim.  Nothing in the Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.

(c)                                  Voting:  Other Secured Claims in Class 4B are Unimpaired.  Each Holder of an Allowed Other Secured Claim in Class 4B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.5.3                                           Class 4C: Union Bank Claims Against Calpine Corrugated.

(a)                                  Classification:  Class 4C consists of all Union Bank Claims against Calpine Corrugated.

(b)                                 Treatment:  On the Effective Date, each Holder of an Allowed Union Bank Claim shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Union Bank Claim, payment of the principal amount of such Allowed Union Bank Claim in full in cash, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Union Bank Credit Agreement.  In addition, the reasonable fees and expenses of counsel and financial advisors to Union Bank that were incurred prior to the Effective Date shall be paid by the Debtors or the Reorganized Debtors not later than thirty (30) days after the Effective Date.

(c)                                  Voting:  Union Bank Claims in Class 4C are Impaired.  Each Holder of an Allowed Union Bank Claim in Class 4C shall be entitled to vote to accept or reject the Plan.

(d)                                 Allowance:  The Union Bank Claims in Class 4C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof as of the Petition Date, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Union Bank Credit Agreement, and shall not be subject to objection, challenge, deduction or offset.

3.5.4                                           Class 4D: CIT Group Claims Against Calpine Corrugated.

(a)                                  Classification:  Class 4D consists of all CIT Group Claims against Calpine Corrugated.

(b)                                 Treatment:  On the Effective Date, each Holder of an Allowed CIT Group Claim shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed CIT Group Claim, payment of the principal amount of such Allowed CIT Group Claim in full in cash, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the CIT Group Credit Agreement.  In addition, the reasonable fees and expenses of counsel and financial advisors to CIT Group that were incurred prior to the Effective Date shall be paid by the Debtors or the Reorganized Debtors not later than thirty (30) days after the Effective Date.

(c)                                  Voting:  CIT Group Claims in Class 4D are Impaired.  Each Holder of an Allowed CIT Group Claim in Class 4D shall be entitled to vote to accept or reject the Plan.

(d)                                 Allowance:  The CIT Group Claims in Class 4D shall be Allowed pursuant to this Plan in the aggregate principal amount thereof as of the Petition Date, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the CIT Group Credit Agreement, and shall not be subject to objection, challenge, deduction or offset.

3.5.5                                           Class 4E:  General Unsecured Claims Against Calpine Corrugated.

(a)                                  Classification:  Class 4E consists of all General Unsecured Claims against Calpine Corrugated.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against Calpine Corrugated shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, the payment of one hundred percent (100%) of such Allowed General Unsecured Claim in cash.

(c)                                  Voting:  General Unsecured Claims in Class 4E are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 4E shall be entitled to vote to accept or reject the Plan.

3.5.6                                           Class 4F:  Intercompany Claims Against Calpine Corrugated.

(a)                                  Classification:  Class 4F consists of all Intercompany Claims against Calpine Corrugated.

(b)                                 Treatment:  Holders of Allowed Intercompany Claims against Calpine Corrugated shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan and, pursuant to the Plan, all Allowed Intercompany Claims against Calpine Corrugated shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against Calpine Corrugated may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by Calpine Corrugated or any Reorganized Debtor, or for any other reason.

(c)                                  Voting:  Intercompany Claims in Class 4F are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 4F, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 4F.

3.5.7                                           Class 4G: Interests in Calpine Corrugated.

(a)                                  Classification:  Class 4G consists of all Interests in Calpine Corrugated.

(b)                                 Treatment:  On the Effective Date, all Interests in Calpine Corrugated that are outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Holders of Interests in Calpine Corrugated shall not be entitled to receive or retain any monetary distributions or other property on account of such Interests under the Plan.

(c)                                  Voting:  Interests in Calpine Corrugated are Impaired.  Each Holder of an Interest in Calpine Corrugated shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(d)                                 Allowance.  All Interests in Calpine Corrugated shall be Allowed pursuant to this Plan.

3.6                                 Classification and Treatment of Claims Against and Interests in SSPRI (Debtor 5)

3.6.1                                           Class 5A: Priority Non-Tax Claims Against SSPRI.

(a)                                  Classification:  Class 5A consists of all Priority Non-Tax Claims against SSPRI.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 5A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 5A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 5A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 5A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 5A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Class 5A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 5A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.6.2                                           Class 5B:  Other Secured Claims Against SSPRI.

(a)                                  Classification:  Class 5B consists of all Other Secured Claims against SSPRI.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 5B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the election of the Debtors, either (a) Reinstatement of such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment of such Allowed Other Secured Claim in full in cash; (c) satisfaction of such Allowed Other Secured Claim through the surrender of the collateral securing such Claim and the payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.  The Debtors’ failure to object to the allowance of any Other Secured Claim in Class 5B during the course of the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Other Secured Claim is sought to be enforced by the Holder of such Claim.  Nothing in the Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.

(c)                                  Voting:  Other Secured Claims in Class 5B are Unimpaired.  Each Holder of an Allowed Other Secured Claim in Class 5B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.6.3                                           Class 5C: General Unsecured Claims Against SSPRI.

(a)                                  Classification:  Class 5C consists of all General Unsecured Claims against SSPRI.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against SSPRI shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, the payment of one hundred percent (100%) of such Allowed General Unsecured Claim in cash.

(c)                                  Voting:  General Unsecured Claims in Class 5C are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 5C shall be entitled to vote to accept or reject the Plan.

3.6.4                                           Class 5D: Intercompany Claims Against SSPRI.

(a)                                  Classification:  Class 5D consists of all Intercompany Claims against SSPRI.

(b)                                 Treatment:  Holders of Allowed Intercompany Claims against SSPRI shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against SSPRI shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against SSPRI may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by SSPRI or any Reorganized Debtor, or for any other reason.

(c)                                  Voting:  Intercompany Claims in Class 5D are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 5D, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 5D.

3.6.5                                           Class 5E: Interests in SSPRI

(a)                                  Classification:  Class 5E consists of all Interests in SSPRI.

(b)                                 Treatment:  As of the Effective Date, each Holder of an Allowed Interest in SSPRI shall retain, unaltered, the legal, equitable and contractual rights to which such Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)                                  Voting:  Interests in SSPRI are Unimpaired.  Each Holder of an Allowed Interest in SSPRI shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.7                                 Classification and Treatment of Claims Against and Interests in the Non-Operating Debtors (United States) (Debtors 6 through 14).(4)

3.7.1                                           Classes 6A through 14A: Priority Non-Tax Claims Against the Non-Operating Debtors (United States).

(a)                                  Classification:  Classes 6A through 14A consist of all Priority Non-Tax Claims against the Non-Operating Debtors (United States).

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Classes 6A through 14A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Classes 6A through 14A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Classes 6A through 14A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Classes 6A through 14A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Classes 6A through 14A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Classes 6A through 14A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Classes 6A through 14A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(4)          For ease of reference, each of the Classes of Claims or Interests referenced in this Plan beginning with the number: (i) six (6) relate to Claims or Interests, as applicable, against or in Lot 24D Redevelopment Corporation; (ii) seven (7) relate to Claims or Interests, as applicable, against or in Atlanta & Saint Andrews Bay Railway Company; (iii) eight (8) relate to Claims or Interests, as applicable, against or in Stone International Services Corporation; (iv) nine (9) relate to Claims or Interests, as applicable, against or in Stone Global, Inc.; (v) ten (10) relate to Claims or Interests, as applicable, against or in Stone Connecticut Paperboard Properties, Inc.; (vi) eleven (11) relate to Claims or Interests, as applicable, against or in Smurfit Newsprint Corporation; (vii) twelve (12) relate to Claims or Interests, as applicable, against or in SLP Finance I, LLC; (viii) thirteen (13) relate to Claims or Interests, as applicable, against or in SLP Finance II, LLC; and (ix) fourteen (14) relate to Claims or Interests, as applicable, against or in SMBI Inc.

3.7.2                                           Classes 6B through 14B:  Other Secured Claims Against the Non-Operating Debtors (United States).

(a)                                  Classification:  Classes 6B through 14B consist of all Other Secured Claims against the Non-Operating Debtors (United States).

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Classes 6B through 14B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the election of the Debtors, either (a) Reinstatement of such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment of such Allowed Other Secured Claim in full in cash; (c) satisfaction of such Allowed Other Secured Claim through the surrender of the collateral securing such Claim and the payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.  The Debtors’ failure to object to the allowance of any Other Secured Claim in Classes 6B through 14B during the course of the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Other Secured Claim is sought to be enforced by the Holder of such Claim.  Nothing in the Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.

3.7.3                                           Voting:  Other Secured Claims in Classes 6B through 14B are Unimpaired.  Each Holder of an Allowed Other Secured Claim in Classes 6B through 14B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan

3.7.4                                           Classes 6C through 14C:  General Unsecured Claims Against the Non-Operating Debtors (United States).

(a)                                  Classification:  Classes 6C through 14C consist of all General Unsecured Claims against the Non-Operating Debtors (United States).

(b)                                 Treatment:  Holders of General Unsecured Claims against the Non-Operating Debtors (United States) shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed General Unsecured Claims against the Non-Operating Debtors (United States) shall be deemed settled, cancelled and extinguished on the Effective Date.

(c)                                  Voting:  General Unsecured Claims in Classes 6C through 14C are Impaired.  Each Holder of an Allowed General Unsecured Claim in Classes 6C through 14C shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.7.5                                           Classes 6D through 14D: Intercompany Claims Against the Non-Operating Debtors (United States).

(a)                                  Holders of Allowed Intercompany Claims against the Non-Operating Debtors (United States)  shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Intercompany Claims against the Non-Operating Debtors (United States)  shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against the Non-Operating Debtors (United States)  may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by the Non-Operating Debtors (United States) or any Reorganized Debtor, or for any other reason.

(b)                                 Voting:  Intercompany Claims in Classes 6D through 14D are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Classes 6D through 14D, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Classes 6D through 14D.

3.7.6                                           Classes 6E through 14E: Interests in the Non-Operating Debtors (United States).

(a)                                  Classification:  Classes 6E through 14E consist of all Interests in the Non-Operating Debtors (United States).

(b)                                 Treatment:  As of the Effective Date, each Holder of an Allowed Interest in the Non-Operating Debtors (United States) shall retain, unaltered, the legal, equitable and contractual rights to which such Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)                                  Voting:  Interests in the Non-Operating Debtors (United States) are Unimpaired.  Each Holder of an Allowed Interest in the Non-Operating Debtors (United States) shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.8                                 Classification and Treatment of Claims Against and Interests in SSC Canada (Debtor 15).

3.8.1                                           Class 15A: Priority Non-Tax Claims Against SSC Canada.

(a)                                  Classification:  Class 15A consists of all Priority Non-Tax Claims against SSC Canada.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 15A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 15A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 15A in accordance with Section 1129(a)(9) of the

Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 15A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 15A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Class 15A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 15A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.8.2                                           Class 15B: Other Secured Claims Against SSC Canada.

(a)                                  Classification:  Class 15B consists of all Other Secured Claims against SSC Canada.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 15B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, payment of such Allowed Other Secured Claim in full in cash (plus any accrued but unpaid interest required to be paid under applicable non-bankruptcy law and Section 506(b) of the Bankruptcy Code).

(c)                                  Voting:  Other Secured Claims in Class 15B are Impaired.  Each Holder of an Allowed Other Secured Claim in Class 15B shall be entitled to vote to accept or reject the Plan.

3.8.3                                           Class 15C: Prepetition Canadian Lender Claims Against SSC Canada.

(a)                                  Classification:  Class 15C consists of all Prepetition Canadian Lender Claims against SSC Canada.

(b)                                 Treatment:  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Canadian Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Canadian Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all reasonable unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Canadian Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee and the CCAA Monitor, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

(c)                                  Voting:  Prepetition Canadian Lender Claims in Class 15C are Impaired.  Each Holder of an Allowed Prepetition Canadian Lender Claim in Class 15C shall be entitled to vote (excluding, for voting purposes only, any Claim for unreimbursed fees, costs and expenses) to accept or reject the Plan.

(d)                                 Allowance:  The Prepetition Canadian Lender Claims in Class 15C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and other amounts set forth in Section 3.8.3(b), and shall not be subject to objection, challenge, deduction or offset.

3.8.4                                           Class 15D: General Unsecured Claims Against SSC Canada.

(a)                                  Classification:  Class 15D consists of all General Unsecured Claims against SSC Canada.

(b)                                 Treatment:  If the Plan is accepted by the Classes of General Unsecured Claims against each of SSC Canada and Smurfit-MBI, on or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date and (ii) the first Distribution Date after such General Unsecured Claim against SSC Canada becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against SSC Canada shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim the payment of one hundred percent (100%) of the amount of its Allowed Claim in cash if such Allowed Claim is less than $5,000, or if such Allowed Claim is greater than $5,000, at such Holder’s election, either (x) $5,000 in cash or (y) its Pro Rata Share of that portion of the SSC Canada Distribution Pool remaining after payment of Allowed General Unsecured Claims against SSC Canada that are less than $5,000 and Holders paid pursuant to clause (x) above. If the Plan is not accepted by the Class of General Unsecured Claims against either SSC Canada or Smurfit-MBI, (a) the Holders of Allowed General Unsecured Claims against SSC Canada shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of such Allowed General Unsecured Claims, their Pro Rata Share of such portion of the Superior Competing Bid Distribution, if any, as shall be determined by the Bankruptcy Court or the Canadian Bankruptcy Court to be properly allocable to SSC Canada and (b) all General Unsecured Claims against SSC Canada shall be deemed to be Excluded Claims for purposes of the CCAA Plan.  For the avoidance of doubt, if the Plan is not accepted by the Class of General Unsecured Claims against either SSC Canada or Smurfit-MBI, the SSC Canada Distribution Pool shall not be available for distribution to the Holders of Allowed General Unsecured Claims against SSC Canada.

(c)                                  Voting:  General Unsecured Claims in Class 15D are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 15D shall be entitled to vote to accept or reject the Plan.

3.8.5                                           Class 15E: Intercompany Claims Against SSC Canada.

(a)                                  Classification:  Class 15E consists of all Intercompany Claims against SSC Canada.

(b)                                 Treatment:  If the Classes of General Unsecured Claims against SSC Canada and Smurfit-MBI accept the Plan, the Holders of Allowed Intercompany Claims against SSC Canada shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan and Allowed Intercompany Claims against SSC Canada shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that (i) any Allowed Intercompany Claim against SSC Canada may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by SSC Canada or any Reorganized Debtor, or for any other reason, and (ii) if the Class of General Unsecured Claims against either SSC Canada or Smurfit-MBI rejects the Plan, the Allowed Intercompany Claims against SSC Canada shall be treated as Allowed General Unsecured Claims against SSC Canada for purposes of this Plan and the Debtor holding such Intercompany Claim shall receive, in full and complete satisfaction, settlement, release and discharge of such Claim, its Pro Rata Share of such portion of the Superior Competing Bid Distribution, if any, as shall be determined by the Bankruptcy Court.

(c)                                  Voting:  Intercompany Claims in Class 15E are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 15E, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 15E.

3.8.6                                           Class 15F: Stone FinCo II Intercompany Claim Against SSC Canada.

(a)                                  Classification:  Class 15F consists of the Stone FinCo II Intercompany Claim against SSC Canada.

(b)                                 Treatment:  Stone FinCo II, as the Holder of the Stone FinCo II Intercompany Claim, shall not be entitled to receive any distributions on account of such Claim under the Plan, and the Stone FinCo II Intercompany Claim shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that if the Canadian appeals court subsequently determines that the Stone FinCo II Intercompany Claim should be treated as a debt provable in bankruptcy, then (x) the Stone FinCo II Intercompany Claim shall be treated as an Allowed Intercompany Claim against SSC Canada if the Class of General Unsecured Claims against either SSC Canada or Smurfit-MBI rejects the Plan or (y) if the Classes of General Unsecured Claims against SSC Canada and Smurfit-MBI accept the Plan, the Stone FinCo II Intercompany Claim shall be entitled to such distribution that the applicable court determines should be made on account of such Claim.

(c)                                  Voting:  Stone FinCo II Intercompany Claims in Class 15F are Impaired.  Stone FinCo II, as the Holder of the Stone FinCo II Intercompany Claims, shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.8.7                                           Class 15G:  Interests in SSC Canada.

(a)                                  Classification:  Class 15G consists of all Interests in SSC Canada.

(b)                                 Treatment:  On the Effective Date, all Interests in SSC Canada that are outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Holders of Interests in SSC Canada shall not be entitled to receive or retain any monetary distributions or other property on account of such Interests under the Plan.

(c)                                  Voting:  Interests in SSC Canada are Impaired.  Each Holder of an Interest in SSC Canada shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(d)                                 Allowance.  All Interests in SSC Canada shall be Allowed pursuant to this Plan.

3.9                                 Classification and Treatment of Claims Against and Interests in Smurfit-MBI (Debtor 16).

3.9.1                                           Class 16A: Priority Non-Tax Claims Against Smurfit-MBI.

(a)                                  Classification:  Class 16A consists of all Priority Non-Tax Claims against Smurfit-MBI.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 16A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 16A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 16A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 16A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 16A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)                                  Voting:  Priority Non-Tax Claims in Class 16A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 16A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.9.2                                           Class 16B: Other Secured Claims Against Smurfit-MBI.

(a)                                  Classification:  Class 16B consists of all Other Secured Claims against Smurfit-MBI.

(b)                                 Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 16B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, payment of such Allowed Other Secured Claim in full in cash (plus any accrued but unpaid interest required to be paid under applicable non-bankruptcy law and Section 506(b) of the Bankruptcy Code).

(c)                                  Voting:  Other Secured Claims in Class 16B are Impaired.  Each Holder of an Allowed Other Secured Claim in Class 16B shall be entitled to vote to accept or reject the Plan.

3.9.3                                           Class 16C: Prepetition Canadian Lender Claims Against Smurfit-MBI.

(a)                                  Classification:  Class 16C consists of all Prepetition Canadian Lender Claims against Smurfit-MBI.

(b)                                 Treatment:  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Canadian Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Canadian Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all reasonable unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Canadian Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee and the CCAA Monitor, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

(c)                                  Voting:  Prepetition Canadian Lender Claims in Class 16C are Impaired.  Each Holder of an Allowed Prepetition Canadian Lender Claim in Class 16C shall be entitled to vote (excluding, for voting purposes only, any Claim for unreimbursed fees, costs and expenses) to accept or reject the Plan.

(d)                                 Allowance:  The Prepetition Canadian Lender Claims in Class 16C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition

Credit Agreement and other amounts set forth in Section 3.9.3(b), and shall not be subject to objection, challenge, deduction or offset.

3.9.4              Class  16D: General Unsecured Claims Against Smurfit-MBI.

(a)           Classification:  Class 16D consists of all General Unsecured Claims against Smurfit-MBI.

(b)           Treatment:  If the Plan is accepted by the Classes of General Unsecured Claims against each of Smurfit-MBI and SSC Canada, on or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim against Smurfit-MBI becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against Smurfit-MBI shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim     the payment of one hundred percent (100%) of the amount of its Allowed Claim in cash if such Allowed Claim is less than $5,000, or if such Allowed Claim is greater than $5,000, at such Holder’s election, either (x) $5,000 in cash or (y) its Pro Rata Share of that portion of the Smurfit-MBI Distribution Pool remaining after payment of Allowed General Unsecured Claims against Smurfit-MBI that are less than $5,000 and Holders paid pursuant to clause (x) above.  If the Plan is not accepted by the Class of General Unsecured Claims against either Smurfit-MBI or SSC Canada, (a) the Holders of Allowed General Unsecured Claims against Smurfit-MBI shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of such Allowed General Unsecured Claims, their Pro Rata Share of such portion of the Superior Competing Bid Distribution, if any, as shall be determined by the Bankruptcy Court or the Canadian Bankruptcy Court to be properly allocable to Smurfit-MBI and (b) all General Unsecured Claims against Smurfit-MBI shall be deemed to be Excluded Claims for purposes of the CCAA Plan.  For the avoidance of doubt, if the Plan is not accepted by the Class of General Unsecured Claims against either Smurfit-MBI or SSC Canada, the Smurfit-MBI Distribution Pool shall not be available for distribution to the Holders of Allowed General Unsecured Claims against Smurfit-MBI.

(c)           Voting:  General Unsecured Claims in Class 16D are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 16D shall be entitled to vote to accept or reject the Plan.

3.9.5              Class 16E: Intercompany Claims Against Smurfit-MBI.

(a)           Classification:  Class 16E consists of all Intercompany Claims against Smurfit-MBI.

(b)           Treatment:  If the Classes of General Unsecured Claims against SSC Canada and Smurfit-MBI accept the Plan, the Holders of Allowed Intercompany Claims against Smurfit-MBI shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan and Allowed Intercompany Claims against Smurfit-MBI shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that (i) any Allowed Intercompany Claim against Smurfit-MBI may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by Smurfit-MBI or any

Reorganized Debtor, or for any other reason, and (ii) if the Class of General Unsecured Claims against either SSC Canada or Smurfit-MBI rejects the Plan, the Allowed Intercompany Claims against Smurfit-MBI shall be treated as Allowed General Unsecured Claims against Smurfit-MBI for purposes of this Plan and the Debtor holding such Intercompany Claim shall receive, in full and complete satisfaction, settlement, release and discharge of such Claim, its Pro Rata Share of such portion of the Superior Competing Bid Distribution, if any, as shall be determined by the Bankruptcy Court.

(c)           Voting:  Intercompany Claims in Class 16E are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 16E, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 16E.

3.9.6              Class 16F: Interests in Smurfit-MBI.

(a)           Classification:  Class 16F consists of all Interests in Smurfit-MBI.

(b)           Treatment:  On the Effective Date, all Interests in Smurfit-MBI that are outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Holders of Interests in Smurfit-MBI shall not be entitled to receive or retain any monetary distributions or other property on account of such Interests under the Plan.

(c)           Voting:  Interests in Smurfit-MBI are Impaired.  Each Holder of an Interest in Smurfit-MBI shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(d)           Allowance.  All Interests in Smurfit-MBI shall be Allowed pursuant to this Plan.

3.10         Classification and Treatment of Claims Against and Interests in MBI Limited (Debtor 17)

3.10.1            Class 17A: Priority Non-Tax Claims Against MBI Limited.

(a)           Classification:  Class 17A consists of all Priority Non-Tax Claims against MBI Limited.

(b)           Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 17A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 17A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 17A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 17A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 17A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)           Voting:  Priority Non-Tax Claims in Class 17A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 17A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.10.2            Class 17B: Other Secured Claims Against MBI Limited.

(a)           Classification:  Class 17B consists of all Other Secured Claims against MBI Limited.

(b)           Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 17B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, payment of such Allowed Other Secured Claim in full in cash (plus any accrued but unpaid interest required to be paid under applicable non-bankruptcy law and Section 506(b) of the Bankruptcy Code).

(c)           Voting:  Other Secured Claims in Class 17B are Impaired.  Each Holder of an Allowed Other Secured Claim in Class 17B shall be entitled to vote to accept or reject the Plan.

3.10.3            Class 17C: Prepetition Canadian Lender Claims Against MBI Limited.

(a)           Classification:  Class 17C consists of all Prepetition Canadian Lender Claims against MBI Limited.

(b)           Treatment:  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Canadian Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Canadian Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all reasonable unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Canadian Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee and the CCAA Monitor, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

(c)           Voting:  Prepetition Canadian Lender Claims in Class 17C are Impaired.  Each Holder of an Allowed Prepetition Canadian Lender Claim in Class 17C shall be entitled to vote (excluding, for voting purposes only, any Claim for unreimbursed fees, costs and expenses) to accept or reject the Plan.

(d)           Allowance:  The Prepetition Canadian Lender Claims in Class 17C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and other amounts set forth in Section 3.10.3(b), and shall not be subject to objection, challenge, deduction or offset.

3.10.4            Class 17D: General Unsecured Claims Against MBI Limited.

(a)           Classification:  Class 17D consists of all General Unsecured Claims against MBI Limited.

(b)           Treatment:  Holders of General Unsecured Claims against MBI Limited shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  For purposes of the Chapter 11 Cases, pursuant to the Plan, all Allowed General Unsecured Claims against MBI Limited shall be deemed settled, cancelled and extinguished on the Effective Date.  For purposes of the CCAA Proceedings, all General Unsecured Claims against MBI Limited shall be deemed to be Excluded Claims.

(c)           Voting:  General Unsecured Claims in Class 17D are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 17D shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.10.5            Class 17E: Intercompany Claims Against MBI Limited.

(a)           Classification:  Class 17E consists of all Intercompany Claims against MBI Limited.

(b)           Treatment:  Holders of Allowed Intercompany Claims against MBI Limited shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against MBI Limited shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against MBI Limited may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by MBI Limited or any Reorganized Debtor, or for any other reason.

(c)           Voting:  Intercompany Claims in Class 17E are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 17E, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 17E.

3.10.6            Class 17F: Interests in MBI Limited.

(a)           Classification:  Class 17F consists of all Interests in MBI Limited.

(b)           Treatment:  Treatment:  As of the Effective Date, each Holder of an Allowed Interest in MBI Limited shall retain, unaltered, the legal, equitable and contractual rights to which such Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)           Voting:  Interests in MBI Limited are Unimpaired.  Each Holder of an Allowed Interest in MBI Limited shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(d)           Allowance.  All Interests in MBI Limited shall be Allowed pursuant to this Plan.

3.11         [Intentionally Omitted]

3.12         Classification and Treatment of Claims Against and Interests in B.C. Shipper Supplies Ltd.  (Debtor 19).

3.12.1            Class 19A: Priority Non-Tax Claims Against B.C. Shipper Supplies Ltd.

(a)           Classification:  Class 19A consists of all Priority Non-Tax Claims against B.C. Shipper Supplies Ltd.

(b)           Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 19A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 19A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 19A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 19A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 19A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)           Voting:  Priority Non-Tax Claims in Class 19A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 19A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.12.2            Class 19B: Other Secured Claims Against B.C. Shipper Supplies Ltd.

(a)           Classification:  Class 19B consists of all Other Secured Claims against B.C. Shipper Supplies Ltd.

(b)           Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 19B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, payment of such Allowed Other Secured Claim in full in cash (plus any accrued but unpaid interest required to be paid under applicable non-bankruptcy law and Section 506(b) of the Bankruptcy Code).

(c)           Voting:  Other Secured Claims in Class 19B are Impaired.  Each Holder of an Allowed Other Secured Claim in Class 19B shall be entitled to vote to accept or reject the Plan.

3.12.3            Class 19C:  General Unsecured Claims Against B.C. Shipper Supplies Ltd.

(a)           Classification:  Class 19C consists of all General Unsecured Claims against B.C. Shipper Supplies Ltd.

(b)           Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against B.C. Shipper Supplies Ltd. shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, the payment of one hundred percent (100%) of such Allowed General Unsecured Claim in cash.

(c)           Voting:  General Unsecured Claims in Class 19C are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 19C shall be entitled to vote to accept or reject the Plan.

3.12.4            Class 19D: Intercompany Claims Against B.C. Shipper Supplies Ltd.

(a)           Classification:  Class 19D consists of all Intercompany Claims against B.C. Shipper Supplies Ltd.

(b)           Treatment:  Holders of Allowed Intercompany Claims against B.C. Shipper Supplies Ltd. shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against B.C. Shipper Supplies Ltd. shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against B.C. Shipper Supplies Ltd. may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by B.C. Shipper Supplies Ltd. or any Reorganized Debtor, or for any other reason.

(c)           Voting:  Intercompany Claims in Class 19D are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 19D, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 19D.

3.12.5            Class 19E: Interests in B.C. Shipper Supplies Ltd.

(a)           Classification:  Class 19E consists of all Interests in B.C. Shipper Supplies Ltd.

(b)           Treatment:  As of the Effective Date, each Holder of an Allowed Interest in B.C. Shipper Supplies Ltd. shall retain, unaltered, the legal, equitable and contractual rights to which such Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)           Voting:  Interests in B.C. Shipper Supplies Ltd. are Unimpaired.  Each Holder of an Allowed Interest in B.C. Shipper Supplies Ltd. shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

(d)           Allowance.  All Interests in B.C. Shipper Supplies Ltd. shall be Allowed pursuant to this Plan.

3.13         Classification and Treatment of Claims Against and Interests in Francobec Company  (Debtor 20).

3.13.1            Class 20A: Priority Non-Tax Claims Against Francobec Company.

(a)           Classification:  Class 20A consists of all Priority Non-Tax Claims against Francobec Company.

(b)           Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 20A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 20A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 20A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 20A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 20A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)           Voting:  Priority Non-Tax Claims in Class 20A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 20A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.13.2            Class 20B: Other Secured Claims Against Francobec Company.

(a)           Classification:  Class 20B consists of all Other Secured Claims against Francobec Company.

(b)           Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 20B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, payment of such Allowed Other Secured Claim in full in cash (plus any accrued but unpaid interest required to be paid under applicable non-bankruptcy law and Section 506(b) of the Bankruptcy Code).

(c)           Voting:  Other Secured Claims in Class 20B are Impaired.  Each Holder of an Allowed Other Secured Claim in Class 20B shall be entitled to vote to accept or reject the Plan.

3.13.3            Class 20C: Prepetition Canadian Lender Claims Against Francobec Company.

(a)           Classification:  Class 20C consists of all Prepetition Canadian Lender Claims against Francobec Company.

(b)           Treatment:  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Canadian Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Canadian Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all reasonable unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Canadian Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee and the CCAA Monitor, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

(c)           Voting:  Prepetition Canadian Lender Claims in Class20C are Impaired.  Each Holder of an Allowed Prepetition Canadian Lender Claim in Class 20C shall be entitled to vote (excluding, for voting purposes only, any Claim for unreimbursed fees, costs and expenses) to accept or reject the Plan.

(d)           Allowance:  The Prepetition Canadian Lender Claims in Class 20C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and other amounts set forth in Section 3.13.3(b), and shall not be subject to objection, challenge, deduction or offset.

3.13.4            Class 20D:  General Unsecured Claims Against Francobec Company.

(a)           Classification:  Class 20D consists of all General Unsecured Claims against Francobec Company.

(b)           Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim becomes an Allowed Claim, each Holder of an Allowed General Unsecured Claim against Francobec Company shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, the payment of one hundred percent (100%) of such Allowed General Unsecured Claim in cash.

(c)           Voting:  General Unsecured Claims in Class 20D are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 20D shall be entitled to vote to accept or reject the Plan.

3.13.5            Class 20E: Intercompany Claims Against Francobec Company.

(a)           Classification:  Class 20E consists of all Intercompany Claims against Francobec Company.

(b)           Treatment:  Holders of Allowed Intercompany Claims against Francobec Company shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against Francobec Company shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against Francobec Company may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by Francobec Company or any Reorganized Debtor, or for any other reason.

(c)           Voting:  Intercompany Claims in Class 20E are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 20E, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 20E.

3.13.6            Class 20F: Interests in Francobec Company.

(a)           Classification:  Class 20F consists of all Interests in Francobec Company.

(b)           Treatment:  On the Effective Date, all Interests in Francobec Company that are outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Holders of Interests in Francobec Company shall not be entitled to receive or retain any monetary distributions or other property on account of such Interests under the Plan.

(c)           Voting:  Interests in Francobec Company are Impaired.  Each Holder of an Interest in Francobec Company shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

Allowance.  All Interests in Francobec Company shall be Allowed pursuant to this Plan.

3.14         Classification and Treatment of Claims Against and Interests in 3083527 Nova Scotia Company (Debtor 21)

3.14.1            Class 21A: Priority Non-Tax Claims Against 3083527 Nova Scotia Company.

(a)           Classification:  Class 21A consists of all Priority Non-Tax Claims against 3083527 Nova Scotia Company.

(b)           Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 21A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 21A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 21A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Class 21A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Class 21A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)           Voting:  Priority Non-Tax Claims in Class 21A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Class 21A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.14.2            Class 21B: Other Secured Claims Against 3083527 Nova Scotia Company.

(a)           Classification:  Class 21B consists of all Other Secured Claims against 3083527 Nova Scotia Company.

(b)           Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Class 21B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured

Claim, payment of such Allowed Other Secured Claim in full in cash (plus any accrued but unpaid interest required to be paid under applicable non-bankruptcy law and Section 506(b) of the Bankruptcy Code).

(c)           Voting:  Other Secured Claims in Class 21B are Impaired.  Each Holder of an Allowed Other Secured Claim in Class 21B shall be entitled to vote to accept or reject the Plan.

3.14.3            Class 21C: Prepetition Canadian Lender Claims Against 3083527 Nova Scotia Company.

(a)           Classification:  Class 21C consists of all Prepetition Canadian Lender Claims against 3083527 Nova Scotia Company.

(b)           Treatment:  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Canadian Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Canadian Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all reasonable unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Canadian Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee and the CCAA Monitor, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

(c)           Voting:  Prepetition Canadian Lender Claims in Class 21C are Impaired.  Each Holder of an Allowed Prepetition Canadian Lender Claim in Class 21C shall be entitled to vote (excluding, for voting purposes only, any Claim for unreimbursed fees, costs and expenses) to accept or reject the Plan.

(d)           Allowance:  The Prepetition Canadian Lender Claims in Class 21C shall be Allowed pursuant to this Plan in the aggregate principal amount thereof, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and other amounts set forth in Section 3.14.3(b), and shall not be subject to objection, challenge, deduction or offset.

3.14.4            Class 21D: General Unsecured Claims Against 3083527 Nova Scotia Company.

(a)           Classification:  Class 21D consists of all General Unsecured Claims against 3083527 Nova Scotia Company.

(b)           Treatment:  Holders of General Unsecured Claims against 3083527 Nova Scotia Company shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  For purposes of the Chapter 11 Cases, pursuant to the Plan, all Allowed General Unsecured Claims against 3083527 Nova Scotia Company shall be deemed settled, cancelled and extinguished on the Effective Date.  For purposes of the CCAA Proceedings, all General Unsecured Claims against 3083527 Nova Scotia Company shall be deemed to be Excluded Claims.

(c)           Voting:  General Unsecured Claims in Class 21D are Impaired.  Each Holder of an Allowed General Unsecured Claim in Class 21D shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.14.5            Class 21E: Intercompany Claims Against 3083527 Nova Scotia Company.

(a)           Classification:  Class 21E consists of all Intercompany Claims against 3083527 Nova Scotia Company.

(b)           Treatment:  Holders of Allowed Intercompany Claims against 3083527 Nova Scotia Company shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against 3083527 Nova Scotia Company shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against 3083527 Nova Scotia Company may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by 3083527 Nova Scotia Company or any Reorganized Debtor, or for any other reason.

(c)           Voting:  Intercompany Claims in Class 21E are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Class 21E, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Class 21E.

3.14.6            Class 21F: Interests in 3083527 Nova Scotia Company.

(a)           Classification:  Class 21F consists of all Interests in 3083527 Nova Scotia Company.

(b)           Treatment:  Treatment:  As of the Effective Date, each Holder of an Allowed Interest in 3083527 Nova Scotia Company shall retain, unaltered, the legal, equitable and contractual rights to which such Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)           Voting:  Interests in 3083527 Nova Scotia Company are Unimpaired.  Each Holder of an Allowed Interest in 3083527 Nova Scotia Company shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.14.7            Allowance.  All Interests in 3083527 Nova Scotia Company shall be Allowed pursuant to this Plan.

3.15         Classification and Treatment of Claims Against and Interests in the Non-Operating Debtors (Canada) (Debtors 22 through 25).(5)

3.15.1            Classes 22A through 25A: Priority Non-Tax Claims Against the Non-Operating Debtors (Canada).

(a)           Classification:  Classes 22A through 25A consist of all Priority Non-Tax Claims against the Non-Operating Debtors (Canada).

(b)           Treatment:  Except to the extent that a Holder of an Allowed Claim in Classes 22A through 25A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in 22A through 25A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Classes 22A through 25A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the first Distribution Date after such Priority Non-Tax Claim in Classes 22A through 25A becomes an Allowed Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code.  All Allowed Claims in Classes 22A through 25A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

(c)           Voting:  Priority Non-Tax Claims in Classes 22A through 25A are Unimpaired.  Each Holder of an Allowed Priority Non-Tax Claims in Classes 22A through 25A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.15.2            Classes 22B through 25B:  Other Secured Claims Against the Non-Operating Debtors (Canada).

(a)           Classification:  Classes 22B through 25B consist of all Other Secured Claims against the Non-Operating Debtors (Canada).

(b)           Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such Other

(5)          For ease of reference, each of the Classes of Claims or Interests referenced in this Plan beginning with the number: (i) twenty two (22) relates to Claims or Interests, as applicable, against or in 639647 British Columbia Ltd.; (iii) twenty three (23) relates to Claims or Interests, as applicable, against or in Specialty Containers Inc.; (iv) twenty four (24) relates to Claims or Interests, as applicable, against or in SLP Finance General Partnership; and (v) twenty five (25) relates to Claims or Interests, as applicable, against or in 605681 N.B. Inc.

Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim in Classes 22B through 25B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the election of the Debtors, either (a) Reinstatement of such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment of such Allowed Other Secured Claim in full in cash; (c) satisfaction of such Allowed Other Secured Claim through the surrender of the collateral securing such Claim and the payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.  The Debtors’ failure to object to the allowance of any Other Secured Claim in Classes 22B through 25B during the course of the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Other Secured Claim is sought to be enforced by the Holder of such Claim.  Nothing in the Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.

3.15.3            Voting:  Other Secured Claims in Classes 22B through 25B are Unimpaired.  Each Holder of an Allowed Other Secured Claim in Classes 22B through 25B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan

3.15.4            Classes 22C through 25C:  General Unsecured Claims Against the Non-Operating Debtors (Canada).

(a)           Classification:  Classes 22C through 25C consist of all General Unsecured Claims against the Non-Operating Debtors (Canada).

(b)           Treatment:  Holders of General Unsecured Claims against the Non-Operating Debtors (Canada) shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  For purposes of the Chapter 11 Cases, pursuant to the Plan, all Allowed General Unsecured Claims against the Non-Operating Debtors (Canada) shall be deemed settled, cancelled and extinguished on the Effective Date.  For purposes of the CCAA Proceedings, all General Unsecured Claims against the Non-Operating Debtors (Canada) shall be deemed to be Excluded Claims.

(c)           Voting:  General Unsecured Claims in Classes 22C through 25C are Impaired.  Each Holder of an Allowed General Unsecured Claim in Classes 22C through 25C shall be conclusively deemed to have rejected the Plan and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.15.5            Classes 22D through 25D: Intercompany Claims Against the Non-Operating Debtors (Canada).

(a)           Holders of Allowed Intercompany Claims against the Non-Operating Debtors (Canada)  shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  Pursuant to the Plan, all Allowed Intercompany Claims against the Non-Operating Debtors (Canada)  shall be deemed settled, cancelled and extinguished on the Effective Date; provided, however, that any Allowed Intercompany Claim against the Non-Operating Debtors (Canada)  may be Reinstated, in full or in part, to the extent the Debtors determine to be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by the Non-Operating Debtors (Canada) or the Reorganized Non-Operating Debtors (Canada), or for any other reason.

(b)           Voting:  Intercompany Claims in Classes 22D through 25D are Impaired.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Classes 22D through 25D, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims in Classes 22D through 25D.

3.15.6            Classes 22E through 25E: Interests in the Non-Operating Debtors (Canada).

(a)           Classification:  Classes 22E through 25E consist of all Interests in the Non-Operating Debtors (Canada).

(b)           Treatment:  As of the Effective Date, each Holder of an Allowed Interest in the Non-Operating Debtors (Canada) shall retain, unaltered, the legal, equitable and contractual rights to which such Interest entitled the Holder thereof immediately prior to the Effective Date.

(c)           Voting:  Interests in the Non-Operating Debtors (Canada) are Unimpaired.  Each Holder of an Allowed Interest in the Non-Operating Debtors (Canada) shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, accordingly, shall not be entitled to vote to accept or reject the Plan.

3.16         Acceptance or Rejection of the Plan by Classes of Claims and Interests.

3.16.1            Impaired Classes of Claims Entitled to Vote on the Plan.  Holders of Claims in Classes 1C, 2C, 2D, 2E, 3C, 4C, 4D, 4E, 5C, 15B, 15C, 15D, 16B, 16C, 16D, 17B, 17C, 18C, 19B, 19C, 20B, 20C, 20D, 21B, and 21C are Impaired and shall be entitled to vote as separate Classes to accept or reject this Plan.

3.16.2            Acceptance by Impaired Classes of Claims.  In accordance with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if Holders of at least two-thirds (2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims in such Class that actually vote have timely and properly voted to accept this Plan.

3.16.3            Presumed Acceptance by Holders of Intercompany Claims.  The Debtors, as the Plan Proponents and the Holders of Intercompany Claims in Classes 1E, 2F, 3D, 4F, 5D, 6D through 14D, 15E, 16E, 17E, 18D, 19D, 20E, 21E, and 22D through 25D, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the Holders of Intercompany Claims.

3.16.4            Presumed Acceptance by Unimpaired Classes.  Classes 1A, 1B, 2A, 2B, 2G, 3A, 3B, 3E, 4A, 4B, 5A, 5B, 5E, 6A through 14A, 6B through 14B, 6E through 14E,

15A, 16A, 17A, 17F, 18A, 18B, 19A, 19E, 20A, 21A, 21F, 22A through 25A, 22B through 25B, and 22E through 25E are Unimpaired under this Plan.  Pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Claims and Interests in such Classes are conclusively presumed to have accepted this Plan and therefore shall not be entitled to vote to accept or reject the Plan.

3.16.5            Presumed Rejection by Impaired Classes.  Classes 1G, 4G, 6C through 14C, 15F, 15G, 16F, 17D, 18E, 20F, 21D, and 22C through 25C are Impaired under this Plan, but the Holders of Claims and Interests in such Classes shall not receive or retain any property under this Plan on account of such Claims or Interests.  Accordingly, pursuant to Section 1126(g) of the Bankruptcy Code, Holders of Claims and Interests in such Classes are conclusively presumed to have rejected this Plan and therefore shall not be entitled to vote to accept or reject the Plan.

3.16.6            Voting for Purposes of the CCAA Plan.  In addition to any entitlement to vote in the Chapter 11 Cases, as described above, Affected Creditors shall be entitled to vote on the CCAA Plan as described in Article IV of this Plan.

ARTICLE IV: CLASSIFICATION AND TREATMENT OF AFFECTED CLAIMS AGAINST THE CANADIAN DEBTORS IN THE CCAA PROCEEDINGS

4.1           Purpose and Effect of the CCAA Plan.

4.1.1              Purpose.  For purposes of the CCAA Proceedings, this Article IV (together with the incorporated definitions and other related provisions) constitutes the CCAA Plan to be proposed to each Class of Affected Claims described below.

4.1.2              Affected Persons.  The CCAA Plan will be implemented under the CCAA and, subject to its terms, will become effective on, and be binding on and after, the Effective Date on the Canadian Debtors and the Classes of Affected Creditors that have voted in favor of its acceptance by the Required Majority, providing it has been sanctioned by the Canadian Bankruptcy Court by CCAA Sanction Order(s) in form and substance satisfactory to the Canadian Debtors.  The only Classes of Affected Creditors that shall be required to have accepted the CCAA Plan by the Required Majority shall be the Affected Secured Creditors.

4.1.3              Unaffected Persons.  For the avoidance of doubt, Affected Creditors in any Class that fails to accept the CCAA Plan by the Required Majority, or in respect of which the CCAA Plan is not sanctioned by the Canadian Bankruptcy Court, shall be deemed to be Unaffected Creditors for the purposes of the CCAA Plan.

4.2           Classification of Creditors.

4.2.1              Affected Creditors.  For purposes of voting on and receiving distributions under the CCAA Plan, Affected Creditors are divided into the following Classes:

(a)           Affected Secured Creditors.

(i)            Affected Secured Creditors of SSC Canada;

(ii)           Affected Secured Creditors of Smurfit-MBI;

(iii)          Affected Secured Creditors of MBI Limited;

(iv)          Affected Secured Creditors of Francobec Company; and

(v)           Affected Secured Creditors of 3083527 Nova Scotia Company.

(b)           Affected Unsecured Creditors.

(i)            Affected Unsecured Creditors of SSC Canada;

(ii)           Affected Unsecured Creditors of Smurfit-MBI; and

(iii)          Affected Unsecured Creditors of Stone FinCo II.

(c)           Affected Creditors shall be entitled to prove their respective Affected Claims, vote in respect of the CCAA Plan, and receive distributions provided for, under and pursuant to the CCAA Claims Bar Date Order, the CCAA Claims Determination Order, the CCAA Creditors’ Meeting Order, and the CCAA Plan.

(d)           For purposes of the CCAA Plan, the Class of Affected Unsecured Creditors of Smurfit-MBI shall also include the Holders of Affected Unsecured Claims against MBI Limited in its capacity as the general partner of Smurfit-MBI.

4.2.2              Excluded Claims.  For purposes of the CCAA Proceedings, the CCAA Plan shall not affect the following types of Claims (each, an “Excluded Claim” and, collectively, the “Excluded Claims”):

(a)           the indebtedness, liabilities and obligations secured by the Administration Charge;

(b)           the indebtedness, liabilities and obligations secured by the DIP Lenders’ Charge;

(c)           the indebtedness, liabilities and obligations secured by the Directors’ Charge;

(d)           any amounts owing to employees and officers employed by, and directors of, the Canadian Debtors on the Petition Date that are entitled to priority in payment under the CCAA, including any Claims for wages, salary, benefits, unreimbursed expenses, and amounts owing for accrued but unpaid vacation pay as of the Petition Date that are entitled to priority in payment under the CCAA, but expressly excluding all Non-Qualified Employee Benefit Claims;

(e)           any Post-Filing Claim;

(f)            any Administrative Expense Claim against a Canadian Debtor;

(g)           any Other Secured Claim against a Canadian Debtor;

(h)           any Priority Tax Claim against a Canadian Debtor;

(i)            any Claim of a Person who was an officer, director or employee of any Canadian Debtor as of the Petition Date for indemnification and/or contribution with respect to such officer’s, director’s, or employee’s service to such Canadian Debtor, pursuant (and subject) to applicable laws and the policies and procedures of such Canadian Debtor (provided that all such indemnification and/or contribution Claims shall be assumed by Canadian Newco);

(j)            any General Unsecured Claim against a Canadian Debtor other than SSC Canada, Smurfit-MBI, Stone FinCo II or MBI Limited, in its capacity as the general partner of Smurfit-MBI;

(k)           any Intercompany Claim; and

(l)            Affected Claims in any Class that fails to accept the CCAA Plan by the Required Majority or in respect of which the CCAA Plan is not sanctioned by the Canadian Bankruptcy Court, from and after the date of such rejection or non-approval by the Canadian Bankruptcy Court (as the case may be).

Holders of Excluded Claims (the “Unaffected Creditors”) shall not be entitled to vote in respect of the CCAA Plan or otherwise or to receive distributions provided for, under and pursuant to the CCAA Claims Bar Date Order, the CCAA Claims Determination Order, the CCAA Creditors’ Meeting Order, and the CCAA Plan.  Nothing in the CCAA Plan shall affect the rights and defenses of any Canadian Debtor, either legal or equitable, with respect to any Excluded Claim, including any rights arising under or pursuant to this CCAA Plan or any rights with respect to legal or equitable defenses or entitlements to setoff or recoupment against such Excluded Claims; provided, however, that the Debtors reserve the right to seek confirmation of the Plan in the Chapter 11 Cases pursuant to Section 1129(b) of the Bankruptcy Code with respect to any Class of Affected Claims that has failed to accept the Plan, in which case the Holders of such Claims shall receive the treatment set forth in Article III and shall be subject to all applicable provisions of the Plan for purposes of the Chapter 11 Cases.

4.3           Treatment of Affected Secured Claims, CCAA Charges and Priority Tax Claims.

4.3.1              Affected Secured Claims.

(a)           Voting.  Affected Secured Creditors shall be entitled to vote on this CCAA Plan in accordance with the CCAA Creditors’ Meeting Order.

(b)           Treatment.  On or as soon as reasonably practicable after the Effective Date, in full and complete satisfaction, settlement, release and discharge of such Claim, each Holder of an Allowed Prepetition Canadian Lender Claim shall receive a cash payment of 100% of the principal amount of such Allowed Prepetition Canadian Lender Claim, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate under the Prepetition Credit Documents and 100% of all unpaid or unreimbursed fees, costs and expenses payable to such Holder under the Prepetition Credit Documents.  In addition, (i) on the Effective Date, each Prepetition Canadian Revolving Facility Letter of Credit shall, in the Debtors’ discretion, in consultation with the Committee and the CCAA Monitor, either be (x) returned to the issuer undrawn and marked canceled, (y) cash collateralized in accordance with the terms of the Prepetition Credit Agreement with cash in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit, or (z) collateralized with back-to-back letters of credit issued under the Exit Facilities in an amount equal to 105% of the face amount of such Prepetition Canadian Revolving Facility Letter of Credit and in form and substance acceptable to the issuer thereof and the Prepetition Agent; and (ii) the reasonable fees and expenses of counsel and financial advisors to the Prepetition Agent that were incurred prior to the Effective Date in accordance with the terms of the DIP Facility Order shall be paid not later than thirty (30) days after the Effective Date.

4.3.2              Treatment of CCAA Charges.  The Canadian Debtors shall satisfy, in full and in cash, all obligations secured by the CCAA Charges on the Effective Date.

4.3.3              Treatment of Priority Tax Claims Against the Canadian Debtors.  Except to the extent that the Canadian Debtors and the Holder of a Priority Tax Claim agree to a less favorable treatment of such Claim (in which event such agreement shall govern), each Holder of a Priority Tax Claim against any of the Canadian Debtors that is a Proven Claim and is due and payable on or before the Effective Date shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Priority Tax Claim, cash equal to the amount of such Priority Tax Claim on the later of (i) the Initial Distribution Date (or as soon as is reasonably practicable thereafter) and (ii) the first Distribution Date after such Priority Tax Claim becomes a Proven Claim, or as soon thereafter as is reasonably practicable.  All Priority Tax Claims against any of the Canadian Debtors that are not due and payable on the Effective Date shall be paid in the ordinary course of business after the Effective Date in accordance with the applicable non-bankruptcy law governing such Claims.

4.4           Treatment of Affected Unsecured Claims.

The treatment of Affected Unsecured Claims under the CCAA Plan depends on the identity of the Canadian Debtor against which such Affected Unsecured Claims are asserted.

4.4.1              Affected Unsecured Claims Against SSC Canada.  If:

(a)           the Classes of Affected Unsecured Creditors of SSC Canada and Smurfit-MBI approve the CCAA Plan by the Required Majority,

(b)           the CCAA Plan is sanctioned by the Canadian Bankruptcy Court with respect to each such Class, and

(c)           the Canadian Assets are transferred to Canadian Newco in accordance with Section 5.1.5 of this Plan,

then, on or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim against SSC Canada becomes a Proven Claim, each Holder of a General Unsecured Claim against SSC Canada shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such General Unsecured Claim, the payment of one hundred percent (100%) of the amount of its Proven Claim in cash if such Proven Claim is less than $5,000, or if such Proven Claim is greater than $5,000, at such Holder’s election, either (x) $5,000 in cash or (y) its its Pro Rata Share of that portion of the SSC Canada Distribution Pool remaining after payment of Proven Claims that are General Unsecured Claims against SSC Canada that are less than $5,000 and Holders paid pursuant to clause (x) above.

4.4.2              Affected Unsecured Claims Against Smurfit-MBI.  If:

(a)           the Classes of Affected Unsecured Creditors of SSC Canada and Smurfit-MBI approve the CCAA Plan by the Required Majority,

(b)           the CCAA Plan is sanctioned by the Canadian Bankruptcy Court with respect to each such Class, and

(c)           the Canadian Assets are transferred to Canadian Newco in accordance with Section 5.1.5 of this Plan,

then, on or as soon as reasonably practicable after the latest to occur of (i) the Initial Distribution Date or (ii) the first Distribution Date after such General Unsecured Claim against Smurfit-MBI becomes a Proven Claim, each Holder of a General Unsecured Claim against Smurfit-MBI shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such General Unsecured Claim, the payment of one hundred percent (100%) of the amount of its Proven Claim in cash if such Proven Claim is less than $5,000, or if such Proven Claim is greater than $5,000, at such Holder’s election, either (x) $5,000 in cash or (y) its Pro Rata Share of that portion of the Smurfit-MBI Distribution Pool remaining after payment of Proven Claims that are General Unsecured Claims against Smurfit-MBI that are less than $5,000 and Holders paid pursuant to clause (x) above.

4.4.3              Affected Unsecured Claims Against Stone FinCo II.  If:

(a)           the Class of Affected Unsecured Creditors of Stone FinCo II approves the CCAA Plan by the Required Majority,

(b)           the CCAA Plan is sanctioned by the Canadian Bankruptcy Court with respect to such Class, and

(c)           the Canadian Assets are transferred to Canadian Newco in accordance with Section 5.1.5 of this Plan,

then, the Holders of General Unsecured Claims against Stone FinCo II shall receive, in full and complete satisfaction, settlement, compromise, release and discharge of such General Unsecured Claims their Pro Rata Share of any shares of New SSCC Common Stock that Stone FinCo II shall be entitled to receive under this Plan on account of the Stone FinCo II Contribution Claim (if any).

4.5           Conditions Precedent to Implementation of CCAA Plan.  In addition to any other approvals and receipt of the CCAA Sanction Order described above, the implementation of the CCAA Plan shall be conditioned upon the fulfillment or satisfaction of the following conditions on or before the Effective Date, each of which may be waived by the relevant Canadian Debtors:

4.5.1              The Classes of Affected Secured Creditors approve the CCAA Plan by the Required Majority;

4.5.2                                        The CCAA Plan is sanctioned by the Canadian Bankruptcy Court with respect to each such Class;

4.5.3                                        Execution and delivery of all such agreements, resolutions, indentures, documents and other instruments which are necessary to be executed and delivered by the Canadian Debtors to implement the CCAA Plan and perform their obligations hereunder;

4.5.4                                        In respect of the CCAA Sanction Orders described above, the expiry of the applicable appeal periods and, in the event of an appeal or application for leave to appeal, final determination by the applicable appellate tribunal;

4.5.5                                        The Plan shall have become effective in the Chapter 11 Cases in accordance with the terms of Section 9.2 hereof.

4.6                               CCAA Creditors’ Meeting.  The CCAA Creditors’ Meeting shall be held in accordance with the CCAA Plan, the CCAA Creditors’ Meeting Order, and any further order which the Canadian Bankruptcy Court may enter from time to time for the purposes of considering and voting on the CCAA Resolution or any other matters to be considered at the CCAA Creditors’ Meeting.

4.6.1                                        Severance.  The CCAA Plan shall be severable such that it may be voted upon and approved by each Class of Affected Creditors separately.

4.6.2                                        Voting by Creditors.  The Canadian Debtors are seeking approval of the CCAA Plan by the affirmative vote of the Required Majorities of each of the Classes of Affected Creditors.  Except for the CCAA Resolution, which shall be decided by the Required Majorities on a vote by ballot, any other matter submitted for a vote at the CCAA Creditors’ Meeting shall be decided by a majority of votes cast on a vote by a show of hands, unless the CCAA Meeting Chair decides, in his or her sole discretion, to hold such vote by way of ballot.

The result of any vote at the CCAA Creditors’ Meeting shall be binding on all Affected Claims of the applicable Class, regardless of whether or not the Holder of such Affected Claim was present and voting (in person or by proxy) at the CCAA Creditors’ Meeting.

4.6.3                                        Claims for Voting Purposes.  Each Holder of a Voting Claim shall be entitled to one (1) vote and the weight attributed to such vote (for the purposes of determining the Required Majorities) shall be equal to the aggregate United States dollar amount of such Voting Claim.  Voting Claims shall not include fractional numbers and shall be rounded to the nearest whole United States dollar amount, in accordance with the CCAA Creditors’ Meeting Order.

For the purposes of determining the value of Affected Claims denominated in currencies other than United States dollars for voting and distribution purposes under the CCAA Plan, such Affected Claims shall be converted to United States dollars as prescribed by paragraph 20 of the CCAA Bar Date Order.

If the amount of any Affected Claim is not resolved for voting purposes by the Record Date in accordance with the CCAA Claims Determination Order, the Affected Creditor shall be entitled to vote at the CCAA Creditors’ Meeting in accordance with the procedures provided for in the CCAA Creditors’ Meeting Order, without prejudice to any rights of such Affected Creditor or the Canadian Debtors with respect to the final determination of such Affected Claim for distribution purposes in accordance with the terms of the CCAA Claims Determination Order, the CCAA Creditors’ Meeting Order, and the CCAA Plan.

4.6.4                                        Claims Bar Date.  If any Person required by the CCAA Bar Date Order and the CCAA Claims Determination Order to file a Proof of Claim by the Claims Bar Date has failed to do so (and is not deemed to have filed a Proof of Claim by the Claims Bar Date pursuant to the CCAA Bar Date Order or the CCAA Claims Determination Order), that Person shall not be permitted to vote at the CCAA Creditors’ Meeting and shall not be entitled to receive any distribution under this Plan.

4.6.5                                        CCAA Creditors’ Meeting Chair.  The CCAA Creditors’ Meeting Chair shall decide all matters relating to procedure at the CCAA Creditors’ Meeting that are not otherwise set out in the CCAA Creditors’ Meeting Order.

4.6.6                                        Application for CCAA Sanction Order(s).  If the Classes of Affected Secured Claims approve the CCAA Plan, the Canadian Debtors shall apply for a Sanction Order in respect of each Class that has approved the CCAA Plan, providing, inter alia, that:

(a)                                 the compromises and arrangements effected by the CCAA Plan are approved, binding and effective on all Classes of Affected Claims that approved the CCAA Plan;

(b)                                 consent is given to the assignment of the Canadian Assets to Canadian Newco; and

(c)                                  no Person who is a party to an obligation or agreement with the Canadian Debtors shall, following the Effective Date, accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations thereunder, or enforce or exercise any right (including any right of set-off, dilution or other remedy) or make any demand under or in respect of such obligation or agreement, by reason:

(i)                                     of any event(s) which occurred on or prior to the Effective Date that would have entitled any other Person thereto to enforce those rights or remedies (including defaults or events of default arising as a result of the insolvency of the Canadian Debtors);

(ii)                                  of the fact that the Canadian Debtors have sought or obtained relief under the CCAA or Chapter 11 of the Bankruptcy Code or that the reorganization has been implemented by the Canadian Debtors;

(iii)                               of the effect on the Canadian Debtors of the completion of any of the transactions contemplated by the CCAA Plan; or

(iv)                              of any compromises or arrangements effected pursuant to the CCAA Plan.

4.6.7                                        Further Stay.  The Canadian Debtors may apply for an interim order extending the CCAA stay period so that the application for the CCAA Sanction Orders may be made before the stay period expires and the stay period shall not expire until the Effective Date.

4.7                               General.

4.7.1                                        CCAA Releases.  On the Effective Date, all Affected Creditors subject to the CCAA Plan as sanctioned by the Canadian Bankruptcy Court, any other Persons asserting such Claims, and each of their respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally the applicable Canadian Debtors, the CCAA Monitor, and each of their respective Related Persons (collectively, the “CCAA Released Parties”) from any and all demands, Claims, actions (including any class actions or proceedings before an administrative tribunal), causes of action, grievances, obligations, counterclaims, suits, debts, sums of money, accounts, covenants, damages, remedies, judgments, expenses, executions, liens and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any such Person may be entitled to assert, including, without limitation, any and all claims for accounting, reconciliation, contribution or indemnity, restitution or otherwise, as well as any Claims in respect of potential statutory liabilities of the former and present directors and officers of the Canadian Debtors, whether known or unknown, matured or unmatured, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, dealing, termination, disclaimer, rescission or repudiation of any contract, lease or other agreement, whether written or oral, or other occurrence existing or taking place on or prior to the Effective Date relating to, arising out of or in connection with any Claim, trust, constructive trust or deemed trust, the business and affairs of the Canadian Debtors, the CCAA Plan, the Canadian Asset Sale, or the CCAA Proceedings, provided that nothing herein shall release or discharge (i) any CCAA Released Party if such CCAA Released Party is adjudged by the express terms of a judgment rendered on a final determination on the merits to have committed fraud or (ii) any director of a Canadian Debtor for a Claim excluded by Section 5.1(2) of the CCAA.

4.7.2                                        Amendments to the CCAA Plan.  The Canadian Debtors may (in consultation with the Committee and the CCAA Monitor) alter, amend, modify and/or supplement the CCAA Plan at any time prior to or after the entry of the CCAA Sanction Order, provided that:

(a)                                 any such alteration, amendment, modification, or supplement must be in a written document that is (i) filed with the Canadian Bankruptcy Court and (ii) communicated to the Affected Creditors in such manner, if any, as may be deemed appropriate by the Canadian Debtors and the CCAA Monitor, which may be limited to publication on the CCAA Monitor’s website;

(b)                                 any such alteration, amendment, modification or supplement does not materially or adversely change the treatment of any Class of Affected Creditors; and

(c)                                  any such alteration, amendment, modification or supplement filed with the Canadian Bankruptcy Court shall, for all purposes, be and be deemed to be a part of and incorporated in the CCAA Plan.

4.7.3                                        Further Assurances.  Notwithstanding that the transactions and events set out in this CCAA Plan shall be deemed to occur without any additional act or formality other than as set out herein, each of the Persons affected hereby shall make, do and execute or cause to be made, done or executed all such further acts, deeds, agreements, transfers, assurances, instruments, documents or discharges as may be reasonably required by the Canadian Debtors in order to better implement this CCAA Plan.

4.7.4                                        Paramountcy.  From and after the Effective Date, any conflict between the CCAA Plan and the covenants, warranties, representations, terms, conditions, provisions or obligations, expressed or implied, of any contract, credit document, agreement for sale, by-laws of the Canadian Debtors subject to the CCAA Plan, lease or other agreement, written or oral, and any and all amendments or supplements thereto, existing between one or more of the Affected  Creditors and the Canadian Debtors subject to the CCAA Plan as of the Effective Date, shall be deemed to be governed by the terms, conditions and provisions of this CCAA Plan and any applicable CCAA Sanction Order, which shall take precedence and priority.  From and after the Effective Date, any conflict between the terms of Article III of this Plan and the CCAA Plan shall be resolved by the Bankruptcy Court and the Canadian Bankruptcy Court in accordance with the terms of the Cross-Border Insolvency Protocol.

4.7.5                                        Termination.  At any time until the Effective Date, the Canadian Debtors may determine not to proceed with this CCAA Plan, notwithstanding any prior approval given at the CCAA Creditors’ Meeting.

4.7.6                                        Successors and Assigns.  This CCAA Plan and any compromise effected by the CCAA Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, representatives, successors and assigns of any Person named or referred to in, or affected by, this Plan for all purposes, as of the Effective Date.

4.7.7                                        Deeming Provisions.  In this CCAA Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.

ARTICLE V: CANADIAN ASSET SALE

5.1                               Sale of the Canadian Assets to Canadian Newco.

5.1.1                                        Formation of Canadian Newco.  Prior to the Effective Date, the Debtors (in consultation with the Committee and the CCAA Monitor) shall establish (a) Canadian Newco as a wholly-owned, direct subsidiary of Canadian Holdco and (b) Canadian Holdco as a wholly-owned, direct or indirect, subsidiary of SSCE.  On or prior to the Effective Date, the Canadian Newco Partnership Agreement (in substantially the form of Exhibit 7 to this Plan, as filed with the Plan Supplement), the Canadian Holdco Articles of Association (in substantially the form of Exhibit 8 to this Plan), and the Canadian Holdco Memorandum of Association (in substantially the form of Exhibit 9 to this Plan) shall become effective.  From and after the Effective Date, Canadian Holdco shall be a wholly-owned subsidiary of Reorganized SSCC and Canadian Newco shall continue to be a wholly-owned subsidiary of Canadian Holdco.

5.1.2                                        Offer to Purchase the Canadian Assets.  Pursuant to this Plan, Canadian Newco shall be deemed to have made an offer to purchase the Canadian Assets on the Effective Date, free and clear of all Liens, Claims, interests and encumbrances other than those liabilities that are expressly assumed by Canadian Newco in accordance with the terms of the Asset Purchase Agreement, upon and in consideration for (i) the payment to the Prepetition Agent of cash in the amount necessary to repay the principal amount of the Prepetition Canadian Revolving Loans and the Prepetition Canadian Term Loans in full, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and all other amounts payable in connection therewith under this Plan, (ii) the payment of cash in the amount necessary to pay the principal amount of all Other Secured Claims against SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd. and Francobec Company in full, plus any accrued but unpaid interest thereon required to be paid under applicable law, (iii) the payment of cash in the amount necessary to satisfy in full all Administrative Expense Claims, Post-Filing Claims and CCAA Charges against the Canadian Debtors, including, without limitation, any monetary amounts by which each executory contract and unexpired lease to be assigned to Canadian Newco is in default, (iv) the assumption by Canadian Newco of certain liabilities of SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd. and Francobec Company as set forth in the Asset Purchase Agreement, including all existing and future obligations of SSC Canada and Smurfit-MBI under the Canadian Collective Bargaining Agreements, the Canadian Pension Plans (including all unfunded liabilities thereunder), and the Canadian Employee Benefit Plans, and (v) the payment of cash in the amounts necessary to fund the SSC Canada Distribution Pool and the Smurfit-MBI Distribution Pool, which shall be available for distribution to Affected Unsecured Creditors of SSC Canada and Smurfit-MBI in accordance with Article IV hereof.  For the avoidance of doubt, the SSC Canada Distribution Pool and the Smurfit-MBI Distribution Pool shall not be available for distribution to the Holders of Affected Unsecured Claims if the Classes of Affected Unsecured Claims against either SSC Canada or Smurfit-MBI fail to accept the Plan.  Prior to or on the Effective Date, the Debtors or the Reorganized Debtors shall transfer to Canadian Newco the cash necessary to consummate the Canadian Asset Sale.

5.1.3                                        Assumption of Certain Liabilities by Canadian Newco.  Pursuant to the Asset Purchase Agreement, Canadian Newco shall assume certain liabilities of the Canadian Debtors.  Such assumed liabilities shall include: (i) all existing and future obligations of SSC Canada and Smurfit-MBI under the Canadian Pension Plans (including all unfunded liabilities thereunder) and the Canadian Employee Benefit Plans, (ii) all existing and future obligations of SSC Canada and Smurfit-MBI under the Canadian Collective Bargaining Agreements, (iii) certain existing and future obligations of SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd. and Francobec Company to their current employees, as set forth in the Asset Purchase Agreement, but excluding any obligations of such Canadian Debtors with respect to Non-Qualified Employee Benefit Plans, (iv) obligations of SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd. or Francobec Company to the extent such obligations constitute Post-Filing Claims that are not otherwise satisfied pursuant to this Plan under executory contracts or unexpired leases that are assigned to Canadian Newco pursuant to the Asset Purchase Agreement, and (v) all obligations to vendors, suppliers and customers arising in the ordinary course of SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., or Francobec Company’s operations from and after the Petition Date, to the extent such obligations constitute Post-Filing Claims that are not otherwise satisfied pursuant to this Plan.  For the avoidance of doubt, the liabilities assumed by Canadian Newco shall not include any existing or future obligations of any Canadian Debtor under any Non-Qualified Employee Benefit Plans.

5.1.4                                        Assignment of Executory Contracts and Unexpired Leases to Canadian Newco.  Canadian Newco shall be entitled to receive a CCAA Vesting Order from the Canadian Bankruptcy Court, which shall provide for the transfer and assignment to Canadian Newco of, among other things:  (i) the unexpired leases that were previously assumed by SSC Canada or Smurfit-MBI, as set forth in Exhibit 10  to this Plan (as filed with the Plan Supplement), and (ii) the executory contracts and unexpired leases set forth in Exhibit 11 to this Plan (as filed with the Plan Supplement).  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such transfer and/or assignment for purposes of the Chapter 11 Cases.  Entry of the CCAA Vesting Order shall constitute the Canadian Bankruptcy Court’s approval of such transfer and/or assignment for purposes of the CCAA Proceedings.  Canadian Newco shall assume and perform all obligations of SSC Canada or Smurfit-MBI under each of the executory contracts and unexpired leases that shall be assigned to Canadian Newco.

5.1.5                                        Consensual Transfer of the Canadian Assets to Canadian Newco.  If the CCAA Plan is approved by the Required Majority of the Affected Secured Creditors and the Affected Unsecured Creditors of both SSC Canada and Smurfit-MBI, the Canadian Assets shall be transferred to Canadian Newco on the Effective Date pursuant to the CCAA Vesting Order, the Confirmation Order, and the CCAA Sanction Order.  The Affected Secured Creditors and the Affected Unsecured Creditors shall be deemed to have consented to such transfer.

5.1.6                                        Sale of the Canadian Assets if Affected Unsecured Creditors of SSC Canada and Smurfit-MBI Do Not Approve the CCAA Plan.  Should the CCAA Plan not be approved by the Required Majority of the Affected Unsecured Creditors of either SSC Canada or Smurfit-MBI, members of such Classes shall be deemed thereafter to be Unaffected Creditors for all purposes of the CCAA Plan.  If (x) the CCAA Plan is not approved by the Required Majority of the Affected Unsecured Creditors of either SSC Canada or Smurfit-MBI, (y) the Plan fails to be sanctioned by the Canadian Bankruptcy Court with respect to any Class of Affected Creditors, or (z) the Debtors so choose at any time prior to the Confirmation Hearing in consultation with the Committee and the CCAA Monitor, (i) the Debtors shall be permitted (in consultation with the Committee and with the assistance and under the supervision of the CCAA Monitor) to pursue a marketing process for the Canadian Assets pursuant to sale procedures that may be approved by the Canadian Bankruptcy Court and/or the Bankruptcy Court (the “Sale Procedures”) at any time prior to or at the Confirmation Hearing and (ii) Canadian Newco’s offer for the Canadian Assets under Section 5.1.2 of this Plan shall be modified to exclude the cash in the amounts necessary to fund the SSC Canada Distribution Pool and the Smurfit-MBI Distribution Pool.  If no Competing Bids are submitted on or before any applicable deadline for the submission of Competing Bids that shall be established pursuant to the Sale Procedures (the “Competing Bid Deadline”), the Canadian Assets shall be transferred to Canadian Newco on the Effective Date pursuant to the terms of the Asset Purchase Agreement, and such transfer shall be approved by the Bankruptcy Court pursuant to the Confirmation Order and by the Canadian Bankruptcy Court pursuant to the CCAA Vesting Order.

If any Competing Bids for the Canadian Assets are submitted on or before the Bid Deadline, the Canadian Bankruptcy Court shall determine whether any such Competing Bid constitutes a Superior Competing Bid.  Each Competing Bid shall be in writing, shall not be subject to any contingencies (financing or otherwise), and shall consist of  (i) cash payable to the Prepetition Agent in the amount necessary to repay the principal amount of the Prepetition Canadian Revolving Loans and the Prepetition Canadian Term Loans in full, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and all other amounts payable in connection therewith under this Plan, (ii) cash in the amount necessary to pay the principal amount of all Other Secured Claims against SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd. and Francobec Company in full, plus any accrued but unpaid interest thereon required to be paid under applicable law, (iii) cash in the amount necessary to satisfy in full all Administrative Expense Claims, Post-Filing Claims and CCAA Charges against the Canadian Debtors, including, without limitation, any monetary amounts by which each executory contract and unexpired lease to be assigned by the Canadian Debtors is in default, and (iv) an unconditional commitment to assume all existing and future obligations of SSC Canada and Smurfit-MBI under the Canadian Collective Bargaining Agreements, the Canadian Pension Plans (including all unfunded liabilities thereunder), and the Canadian Employee Benefit Plans.  Competing Bids may, but shall not be required to, provide additional consideration for the Canadian Assets that would be available for distribution to the Holders of General Unsecured Claims against SSC Canada and/or Smurfit-MBI.  If no Competing Bid is determined by the Canadian Bankruptcy Court to constitute a Superior Competing Bid, the Canadian Assets shall be transferred to Canadian Newco on the Effective Date pursuant to the terms of the Asset Purchase Agreement, and such transfer shall be approved by the Bankruptcy Court pursuant to the Confirmation Order and by the Canadian Bankruptcy Court pursuant to the CCAA Vesting Order.  If the Canadian Bankruptcy Court determines that at least one Competing Bid constitutes a Superior Competing Bid, the Debtors shall conduct an auction for the Canadian Assets, under the supervision of the CCAA Monitor and in accordance with the Sale Procedures, between Canadian Newco and the Person(s) that submitted such Superior Competing Bid(s).  Canadian Newco shall be entitled to participate in the bidding and auction process and may, but shall not be required to, revise its bid to include cash or other consideration that would be available for distribution to the Holders of General Unsecured Claims against SSC Canada and/or Smurfit-MBI.

ARTICLE VI: MEANS FOR IMPLEMENTATION OF THE PLAN

6.1                               Procedural Consolidation.

The Plan is a joint plan that does not provide for substantive consolidation of the Estates, and on the Effective Date, the Estates shall not be deemed to be substantively consolidated for purposes hereof.  Unless otherwise provided by the Plan or the Confirmation Order, Allowed Claims held against any Debtor shall be satisfied solely from the cash and other assets of such Debtor and its Estate, provided that, to the extent of any insufficiency, funds or other property may be advanced to the relevant Debtor(s) by any of the other Debtors.  Except as specifically set forth herein, nothing in the Plan or the Disclosure Statement shall constitute, or be deemed to constitute, an admission that any one or all of the Debtors is subject to or liable for any Claims against any other Debtor.  A Claim against multiple Debtors shall be treated as a separate Claim against each Debtor for all purposes (including, but not limited to, voting and distributions); provided, however, that there shall only be a single recovery on account of any such Claim, any distributions from a Debtor on account of such a Claim shall take into account the Distributions to be made by the other Debtors on account of such Claim pursuant to the Plan, and such Claims shall be administered and treated in the manner provided in this Plan.

6.2                               Corporate Governance and Corporate Actions.

6.2.1                                        Amended and Restated Certificate of Incorporation and By-Laws.

(a)                                 On the Effective Date, the Amended and Restated By-Laws and the Amended and Restated Certificate of Incorporation, in substantially the forms of Exhibit 1 and Exhibit 2 to this Plan (as filed with the Plan Supplement), respectively, and in a form reasonably acceptable to the Committee, shall become effective.  The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws shall include, among other things, (i) provisions authorizing the issuance of 150,000,000 shares of New SSCC Common Stock, of which 100,000,000 shares shall initially be issued and outstanding as of the Effective Date; provided, however, that shares representing eight percent (8%) on a fully diluted basis of the New SSCC Common Stock that is issued or reserved for issuance pursuant to the Plan (including shares reserved for issuance pursuant to the Management Incentive Plans and shares held in the SSCE Distribution Reserve as of the Effective Date) (i.e., 8,695,652 shares of the New SSCC Common Stock) shall be reserved for issuance pursuant to the pertinent Management Incentive Plans, with initial equity-based grants made to certain officers and other employees of the Reorganized Debtors pursuant to the applicable Management Incentive Plan(s) at, and as of, such times as are set forth in Exhibit 3 to this Plan; (ii) provisions authorizing the issuance of 10,000,000 shares of New SSCC Preferred Stock; provided, however, that no shares of the New SSCC Preferred Stock shall be issued on the Effective Date; and (iii) provisions, to the extent necessary or appropriate, giving effect to the terms of this Plan.  Consistent with Section 1123(a)(6) of the Bankruptcy Code, the Amended and Restated Certificate of Incorporation shall, among other things, prohibit the issuance of non-voting equity securities in contravention of the Bankruptcy Code.

(b)                                 The certificates or articles of incorporation, by-laws, limited liability company agreements, and partnership agreements, as applicable, of each Reorganized Debtor other than Reorganized SSCC shall be amended as necessary to (a) include director and officer liability exculpation and indemnity provisions (including advancement of expenses) for those individuals who are or were directors or officers of the Debtors or the Reorganized Debtors on or after the Petition Date in accordance with, and to the fullest extent authorized by, the law of such Reorganized Debtor’s state of organization and (b) satisfy the provisions of the Plan and the Bankruptcy Code.  After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation, by-laws, limited liability company agreements and partnership agreements, as applicable, in accordance with applicable law.

6.2.2                                        Directors and Officers of Reorganized SSCC.  As of the Effective Date, the initial directors of Reorganized SSCC shall be the persons identified in Exhibit 4 to this Plan (as filed with  the Plan Supplement).  The term of any current members of the board of directors of SSCC or SSCE not identified as members of the initial Board of Directors of Reorganized SSCC shall expire on the Effective Date.  The number of members of the initial Board of Directors of Reorganized SSCC shall be disclosed in the Plan Supplement.  The members of the initial Board of Directors of Reorganized SSCC shall include (a) Patrick J. Moore, the Chief Executive Officer of Reorganized SSCC and (b) Steven J. Klinger, the President and Chief Operating Officer of Reorganized SSCC.  On or promptly after the Effective Date, the initial Board of Directors of Reorganized SSCC shall select a non-executive Chairman of the Board of Directors of Reorganized SSCC, who shall not be an officer of Reorganized

SSCC; provided, however, that nothing in this Plan or in the Amended and Restated Certificate of Incorporation shall prohibit any officer of Reorganized SSCC from serving as an executive Chairman of the Board of Directors of Reorganized SSCC after the Effective Date.

6.2.3                                        In accordance with Section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in Exhibit 4 to the Plan (as filed with the Plan Supplement) the identity and affiliations of any person proposed to serve on the initial board of directors of Reorganized SSCC, and to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person.  Each director of Reorganized SSCC shall serve from and after the Effective Date pursuant to the terms of the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws, and applicable law.  As set forth in Exhibit 4 to the Plan, all existing executive officers of SSCC are currently expected to serve as officers of Reorganized SSCC in their existing capacities from and after the Effective Date and, where applicable, pursuant to the terms and conditions of the Employment and Retirement Benefit Agreements to which such executive officers are party on the Effective Date, as set forth in Exhibit 13 to the Plan.

6.2.4                                        Management of Reorganized Debtors Other Than Reorganized SSCC.  The board of directors of each Reorganized Debtor other than Reorganized SSCC shall consist of such officers or employees of Reorganized SSCC or the other Reorganized Debtors as shall be designated by the Chief Executive Officer of Reorganized SSCC.  All existing executive officers of Reorganized Debtors other than Reorganized SSCC are currently expected to continue to serve in their existing capacities from and after the Effective Date.

6.2.5                                        Corporate Action.  On the Effective Date, the adoption of the Amended and Restated Certificate of Incorporation or similar constituent documents, the adoption of the Amended and Restated By-Laws, the selection of directors and officers for Reorganized SSCC and the other Reorganized Debtors, and all other corporate actions contemplated by the Plan, including the formation of Canadian Newco pursuant to Section 5.1.1 of this Plan, shall be deemed to have been authorized and approved in all respects (subject to the provisions of the Plan).  All matters provided for in the Plan involving the entity structure of the Debtors or the Reorganized Debtors, and any entity action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirement of further action by the security holders, directors, officers, managers, partners or shareholders of SSCC, Reorganized SSCC, or any of the other Debtors or Reorganized Debtors.  On the Effective Date, the appropriate directors and officers of Reorganized SSCC and/or of the other Reorganized Debtors shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized SSCC and/or the other Reorganized Debtors.

6.3                               Issuance and Distribution of New Securities and Related Matters.

6.3.1                                        Issuance of New SSCC Common Stock.  On the Effective Date, Reorganized SSCC shall issue 100,000,000 shares of New SSCC Common Stock and all related instruments, certificates and other documents required to be issued or distributed pursuant to the Plan without the necessity of any further act or action under applicable law, regulation, order or rule; provided, however, that shares representing eight percent (8%) on a fully diluted basis of the New SSCC Common Stock that is issued or reserved for issuance pursuant to the Plan (including shares reserved for issuance pursuant to the Management Incentive Plans and shares held in the SSCE Distribution Reserve as of the Effective Date) (i.e., 8,695,652 shares of the New SSCC Common Stock) shall be reserved for issuance pursuant to the pertinent Management Incentive Plans, with initial equity-based grants made to certain officers and other employees of the Reorganized Debtors pursuant to the pertinent Management Incentive Plan(s) at, and as of, such times as are set forth in Exhibit 3 to this Plan.

6.3.2                                        The issuance and distribution of the New SSCC Common Stock under or in connection with the Plan shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities laws to the fullest extent permissible under applicable non-bankruptcy law and under the Bankruptcy Code, including, without limitation, Section 1145(a) of the Bankruptcy Code.  Without limiting the effect of Section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.  In addition, all of the shares of New SSCC Common Stock issued pursuant to the Plan shall be deemed to be fully paid, non-assessable and freely tradable to the fullest extent permissible under Section 1145 of the Bankruptcy Code.

6.3.3                                        Distribution of New SSCC Common Stock.  On or as soon as reasonably practicable after the Effective Date (subject to the provisions of Sections 8.16.2, 8.16.3 and 8.16.4 with respect to distributions of shares out of the SSCE Distribution Reserve and Stone FinCo II Contribution Claim Reserve, respectively), all of the shares of the New SSCC Common Stock to which any Holder of a Claim or Interest shall become entitled pursuant to the Plan shall be issued and distributed (i) by delivery of one or more certificates representing such shares as described herein or issued in the name of such Holder or DTC or its nominee or nominees, in accordance with DTC’s book-entry exchange procedures, or (ii) issued through book entries in the direct registration system maintained by the transfer agent for the New SSCC Common Stock, subject in each case to the terms and conditions of the Plan.  Any Holder of an Allowed Claim or Interest entitled to receive a distribution of New SSCC Common Stock, whether pursuant to this Section 6.3 or pursuant to Section 8.16 hereof, shall also be entitled to receive any dividends or other distributions that would have been payable in respect of such Holder’s New SSCC Common Stock between the Effective Date and the date of issuance thereof as if such New SSCC Common Stock had been issued to such Holder prior to the date of payment of such dividend or other distribution, and in the event that, during such period, the outstanding shares of New SSCC Common Stock are exchanged for or converted into cash, securities or other property pursuant to any merger, consolidation, reorganization, reclassification, recapitalization or other similar transaction, in lieu of receiving the shares of New SSCC Common Stock that would otherwise be distributable to such Holder, such Holder will be entitled to receive the cash, securities or other property for which such shares would have been exchanged or into which such shares would have been converted if they had then been outstanding.

6.3.4                                        Issuance of New Calpine Corrugated Interests.  On the Effective Date, Reorganized Calpine Corrugated shall issue 100% of the New Calpine Corrugated Interests to Reorganized SSCC (as the successor in interest to SSCE) without the necessity of any further act or action under applicable law, regulation, order or rule.

6.4                               Listing on the New York Stock Exchange or the NASDAQ Stock Market.As soon as practicable after the Effective Date, Reorganized SSCC shall use its commercially reasonable efforts to obtain the listing of the New SSCC Common Stock for trading on the New York Stock Exchange (“NYSE”) or the NASDAQ Stock Market (“NASDAQ”) but will incur no liability if it is unable to do so.  Persons receiving distributions of New SSCC Common Stock, by accepting such distributions, shall be deemed to have agreed to cooperate with Reorganized SSCC’s reasonable requests to assist Reorganized SSCC in its efforts to list the New SSCC Common Stock on the NYSE or NASDAQ, including, without limitation, appointing or supporting the appointment of a sufficient number of directors to the board of directors of Reorganized SSCC who satisfy the independence and other requirements of the NYSE or NASDAQ and establishing committees of the board of directors of Reorganized SSCC and cooperating with any other requirements of listing on the NYSE or NASDAQ.

6.5                               Exit Facilities.

On or prior to the Effective Date, certain of the Debtors shall enter into the Exit Facility Documentation and execute all other necessary and appropriate documentation in connection with the Exit Facilities.  The proceeds of the Exit Facilities shall be used, among other things, to make cash payments required under the Plan and to provide working capital for the business operations and general corporate purposes of the Reorganized Debtors.

6.6                               Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

On and after the Effective Date, after giving effect to each of the Restructuring Transactions contemplated under this Plan, each of the Reorganized Debtors and Canadian Newco shall continue to exist as separate entities in accordance with the applicable law in the respective jurisdictions in which they are organized and pursuant to their respective certificates or articles of incorporation and by-laws, limited liability company agreements or partnership agreements in effect prior to the Effective Date, except to the extent such documents are to be amended pursuant to the terms of the Plan.  Notwithstanding anything to the contrary in the Plan, subject to the effect of the Restructuring Transactions contemplated under this Plan, the Reinstated Claims and Interests and Impaired Claims and Interests of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases, or otherwise.  Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all Claims, rights and Causes of Action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors and Canadian Newco free and clear of all Claims, Liens, charges, remedies and other encumbrances.  On and after the Effective Date, the Reorganized Debtors and Canadian Newco may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court or the Canadian Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, with the sole exception of any restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors shall be authorized to pay the charges that they incur on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services without the need for any application to the Bankruptcy Court or the Canadian Bankruptcy Court.

6.7                               Dissolution of Certain Canadian Debtors.

If the CCAA Plan is approved by each Class of Affected Creditors, then from and after the Confirmation Date and through the Effective Date, SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. and Specialty Containers Inc. shall continue in existence and each then current officer and director of such Debtors shall continue to serve in his or her respective capacity through the earlier of the date such Debtors are dissolved pursuant to this Plan and the date such officer or director resigns, is replaced, or is terminated.  On the Effective Date, except as otherwise set forth in the CCAA Vesting Order, to the extent that the Canadian Assets are transferred to Canadian Newco and the SSC Canada Distribution Reserve and the Smurfit-MBI Distribution Reserve are established, SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. and Specialty Containers Inc. shall be deemed dissolved for all purposes without the necessity for any other or further action by or on behalf of Debtors or any payments to be made in connection therewith; provided, however, that the Debtors or the Reorganized Debtors shall file with the appropriate public office certificates of dissolution for SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. and Specialty Containers Inc. to the extent required by applicable non-bankruptcy law.  From and after the Effective Date, neither the Debtors nor the Reorganized Debtors shall be required to file any document, or take any other action, to withdraw the business operations of SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. or Specialty Containers Inc. from any state or province in which such Debtors previously conducted their business operations.

6.8                               Vesting of the Canadian Assets in Canadian Newco.

To the extent that the Canadian Assets are transferred to Canadian Newco on the Effective Date, they shall be transferred to and vest in Canadian Newco free and clear of all Liens, Claims, interests and encumbrances of any kind (except as otherwise set forth in the CCAA Vesting Order or in this Plan).  From and after the Effective Date, Canadian Newco shall operate and may use, acquire and dispose of any Canadian Assets free of any restrictions of the Bankruptcy Code, the CCAA, the Bankruptcy Court, or the Canadian Bankruptcy Court.

The transfer of the Canadian Assets to Canadian Newco on the Effective Date and the assignment of any executory contracts, unexpired leases, licenses or permits to Canadian Newco in connection with the Canadian Asset Sale, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under Section 1146(a) of the Bankruptcy Code.

6.9                               Cancellation of Credit Documents, Debt Instruments, and Interests.

On the Effective Date, after giving effect to the distributions to be made on the Effective Date pursuant to this Plan and except as otherwise provided herein, the obligations of the Debtors under all (a) Prepetition Credit Documents, Calpine Corrugated Credit Agreements, Prepetition Notes, Prepetition Notes Indentures, Industrial Revenue Bonds (other than the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds), Industrial Revenue Bond Indentures (other than the Hodge Industrial Revenue Bond Indenture or other documents relating thereto), SSCC Interests, all other Interests that are Impaired under this Plan, and any other notes, bonds, indentures, stockholders agreements, stockholders rights agreements (including, without limitation, the Stockholder Rights Plan) registration rights agreements, repurchase agreements and repurchase arrangements, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that relate to Claims or Interests that are Impaired under the Plan, shall be cancelled, and (b) except for the Hodge Industrial Revenue Bond Indenture or other documents relating thereto, any agreements, stockholders agreements, stockholders rights agreements (including, without limitation, the Stockholder Rights Plan), registration rights agreements, repurchase agreements and repurchase arrangements, or indentures (including the Prepetition Notes Indentures and the Industrial Revenue Bond Indentures) governing the Prepetition Notes, the Industrial Revenue Bonds, the SSCC Interests, and any other notes, bonds (other than the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds), indentures, or other instruments or documents evidencing or creating any Claims or Interests against a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be discharged.  Notwithstanding the foregoing and anything contained in the Plan and except as otherwise provided in this Section 6.9 with respect to the continued enforceability of the Hodge Industrial Revenue Bond Indenture or other documents related thereto, (x) the Prepetition Notes Indentures (other than the Stone FinCo II Indenture) shall continue in effect solely to the extent necessary to (i) allow the applicable Disbursing Agent(s) to make distributions pursuant to the Plan on account of the Prepetition Noteholder Claims under the respective Prepetition Notes Indentures, (ii) permit the relevant Prepetition Notes Indenture Trustee to assert its Prepetition Notes Indenture Trustee Charging Lien, (iii) permit the Prepetition Notes Indenture Trustees to appear in the Chapter 11 Cases and the CCAA Proceedings, including, without limitation, in connection with any contested matter or adversary proceeding to which such Prepetition Notes Indenture Trustee is a party, and (iv) permit the applicable Prepetition Notes Indenture Trustee to perform any functions that are necessary in connection with the foregoing clauses (i) through (iii); (y) the Industrial Revenue Bond Indentures (other than the Hodge Industrial Revenue Bond Indenture) shall continue in effect solely to the extent necessary to (i) allow the applicable Disbursing Agent(s) to make distributions pursuant to the Plan on account of the Industrial Revenue Bond Claims under the respective Industrial Revenue Bond Indentures, (ii) permit the relevant Industrial Revenue Bond Indenture Trustee to assert its Industrial Revenue Bond Indenture Trustee Charging Lien, (iii) permit the Industrial Revenue Bond Indenture Trustees to appear in the Chapter 11 Cases and the CCAA Proceedings, including, without limitation, in connection with any contested matter or adversary proceeding to which such Industrial Revenue Bond Indenture Trustee is a party, and (iv) permit the applicable Industrial Revenue Bond Indenture Trustee to perform any  functions that are necessary in connection with the foregoing clauses (i) through (iii); and (z) the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds shall continue in effect.  For the avoidance of doubt, the obligations of Stone FinCo II under the Stone FinCo II Indenture shall not be cancelled or discharged by this Plan and the Stone FinCo II Indenture shall continue in effect, provided that SSCE’s obligations under the Stone FinCo II Indenture shall be cancelled and discharged.  As of the Effective Date, any SSCC Interest that has been authorized to be issued but that has not been issued shall be deemed cancelled and extinguished without any further action of any party.

6.10                        Cancellation of Liens.

Except as otherwise provided in the Plan, on the Effective Date, in consideration for the distributions to be made on the Effective Date pursuant to this Plan, (i) all Liens, charges, encumbrances and rights related to any Claim or Interest, including, without limitation, those existing under the Prepetition Credit Documents and the Calpine Corrugated Credit Agreements, shall be terminated, null and void and of no effect, and (ii) any Lien securing any Other Secured Claim (other than a Lien securing an Other Secured Claim that is Reinstated pursuant to the Plan) shall be deemed released and the Holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of such Lien, including the execution, delivery, and filing or recording of such release documents as may be requested by the Debtors (or the Reorganized Debtors, as the case may be).

6.11                        Employee Compensation and Benefit Programs.

6.11.1                                 Except and to the extent previously assumed pursuant to an order of the Bankruptcy Court, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Employee Benefit Plans and Employment and Retirement Benefit Agreements (as set forth in Exhibit 13 to this Plan), as amended or modified pursuant to this Plan or otherwise, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before, on or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed by the Debtors and assigned to the Reorganized Debtors on the Effective Date, except for (i) any executory contracts or plans specifically rejected pursuant to the Plan, and (ii) any executory contracts or plans that have previously been rejected or are the subject of a motion to reject as of the Confirmation Date; provided, however, that (x) the Debtors and the Reorganized Debtors shall pay all “retiree benefits” (as defined in Section 1114(a) of the Bankruptcy Code) and (y) to the extent applicable, each of the Employment and Retirement Benefit Agreements (as set forth in Exhibit 13 to this Plan) shall be amended prior to (or upon) the assumption thereof by the Debtors (and assignment thereof to the Reorganized Debtors) to provide that the implementation of the restructuring in accordance with the Plan shall not alone constitute “Good Reason” or “Good Cause” (or provide any other similar basis) for any employee of the Debtors or the Reorganized Debtors to terminate his or her employment nor constitute a “Change in Control” that would result in any obligation of the Debtors or Reorganized Debtors to provide any payments or other benefits to any employee.

6.11.2                                 With respect to the Employment and Retirement Benefit Agreements that the Debtors have not entered into prior to the Confirmation Date, as identified in Exhibit 13 to this Plan, the pertinent Debtor shall be deemed to have entered into each such Employment and Retirement Benefit Agreement with the applicable employee(s) on the Confirmation Date pursuant to this Plan.  Such Employment and Retirement Benefit Agreements shall become binding in all respects on the Debtors and the applicable employee(s) on the Effective Date and shall be assigned by the Debtors to the Reorganized Debtors on the Effective Date.

6.11.3                                 On the Effective Date, Reorganized SSCC and any other Reorganized Debtor whose employees are covered by any of the U.S. Pension Plans shall assume and continue the U.S. Pension Plans, satisfy the minimum funding standards under the U.S. Pension Plans pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, and administer the U.S. Pension Plans in accordance with their terms and the provisions of ERISA; and nothing in the Plan shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the U.S. Pension Plans.

6.11.4                                 On and after the Effective Date, Reorganized SSCC and any other Reorganized Debtor whose employees are covered by any Multi-Employer Pension Plan shall continue to perform their respective obligations under such Multi-Employer Pension Plan as such obligations may exist as of the Effective Date; provided, however, that nothing in the Plan shall limit, diminish or otherwise alter the Reorganized Debtors’ rights or obligations with respect to such Multi-Employer Pension Plan.

6.12                        Canadian Pension Plans.

To the extent that the Canadian Assets are transferred to Canadian Newco, then, on the Effective Date, the Canadian Pension Plans shall be assigned to Canadian Newco pursuant to the terms of the CCAA Vesting Order, this Plan, the Confirmation Order, and the CCAA Sanction Order.  From and after the Effective Date, Canadian Newco shall assume and continue the Canadian Pension Plans, satisfy the minimum funding standards thereunder pursuant to applicable Canadian law, and administer the Canadian Pension Plans in accordance with their terms and the provisions of applicable Canadian law.  Nothing in the Plan shall be construed in any way as discharging, releasing or relieving Canadian Newco from liability imposed under any law or regulatory provision with respect to the Canadian Pension Plans.

6.13                        Management Incentive Plans.

6.13.1                                 On the Effective Date, Reorganized SSCC shall adopt and assume (as applicable) each of the Management Incentive Plans (including the form award agreements) substantially in the form as set forth in Exhibit 3 to this Plan.

6.13.2                                 Eight percent (8%) on a fully diluted basis of the New SSCC Common Stock that is issued or reserved for issuance pursuant to the Plan (including shares reserved for issuance pursuant to the Management Incentive Plans and shares held in the SSCE Distribution Reserve as of the Effective Date) (i.e., 8,695,652 shares of the New SSCC Common Stock) shall be reserved for issuance pursuant to the pertinent Management Incentive Plans.  Reorganized SSCC shall deliver (a) the stock option, restricted stock, and/or other equity-based awards to certain officers and other employees in such allocations, at and effective as of such times as are set forth in Exhibit 3 to this Plan and in such forms as are included in Exhibit 3 to this Plan, pursuant to the Management Incentive Plans and (b) such additional stock options, restricted stock unit grants and/or other equity-based awards pursuant to the Management Incentive Plans, from time to time on or after the Effective Date, as determined by the compensation committee of the board of directors of Reorganized SSCC in such committee’s discretion.  On and after the Effective Date, eligible officers and other employees who earn or receive incentive bonus, equity-based awards, and/or other benefits under such Management Incentive Plans shall be entitled to such payments, awards, and other benefits as provided in Exhibit 3 to this Plan, on the terms and conditions provided for therein, including in the applicable award agreements provided pursuant to such Management Incentive Plans and in Section IV.C. of the “Summary of Management Incentive Plans for Smurfit-Stone Container Corporation and its Subsidiaries” as set forth in Exhibit 3 to this Plan.  As of the Effective Date, all equity-based awards granted by a Debtor prior to the Petition Date shall terminate and cease to be binding on such Debtor.

6.13.3                                 The Debtors’ 2009 Long-Term Incentive Plan and 2010 Management Incentive Plan, which were previously approved by the Bankruptcy Court, shall have the financial performance goals and (as applicable) restructuring goals, and shall provide for such payments to participants, as set forth in Exhibit 3 to this Plan, notwithstanding any prior order issued by the Bankruptcy Court with respect thereto.

6.14                        Restructuring Transactions.

On, prior to, or after the Effective Date, any Debtor or Reorganized Debtor may enter into or undertake any Restructuring Transactions and may take such actions as may be determined by such Debtor or Reorganized Debtor to be necessary or appropriate to effect such Restructuring Transactions.  Such Restructuring Transactions will include the merger of SSCC into SSCE (the “SSCC/SSCE Merger”), which will occur on or before the Effective Date, with SSCE surviving the merger and becoming Reorganized SSCC under the Plan.  The actions to effect the Restructuring Transactions may include, without limitation: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, conversion, restructuring, recapitalization, disposition, liquidation or dissolution containing terms that are consistent with the terms herein and that satisfy the requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, disposition, or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms herein and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, conversion or dissolution (or similar instrument) pursuant to applicable law; and (iv) all other actions which the applicable entities may determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions.  In addition to the SSCC/SSCE Merger, the Restructuring Transactions may include one or more other mergers, consolidations, conversions, restructurings, recapitalizations, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to effect  the purposes of such Restructuring Transaction for the benefit of the Reorganized Debtors, including, without limitation, the potential simplification of the organizational structure of the Debtors or Reorganized Debtors.  In each case in which the surviving, resulting or acquiring person in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring person will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided by applicable law or in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring person, which may provide that another Reorganized Debtor will perform such obligations.  Exhibit 14 to this Plan, as filed with the Plan Supplement, shall set forth a detailed description of the actions and steps required to implement the Restructuring Transactions.  On or prior to, or as soon as practicable after, the Effective Date, the Debtors or the Reorganized Debtors may take such steps as they may deem necessary or appropriate to effectuate any Restructuring Transactions that satisfy the requirements set forth in this Section 6.14.  The Restructuring Transactions shall be authorized and approved by the Confirmation Order pursuant to, among other provisions, Sections 1123 and 1141 of the Bankruptcy Code, without any further notice, action, or process of any kind.

6.15                        Additional Transactions Authorized Under the Plan.

In accordance with the provisions of the Plan and the Confirmation Order, on or prior to the Effective Date, the Debtors shall be authorized to take such actions as may be necessary or appropriate to Reinstate certain Claims or Interests or to render certain Claims or Interests not Impaired in accordance with the terms of this Plan.

6.16                        Cash-Out Auction for Eligible Cash-Out Participants.

6.16.1                                 General.  Each Eligible Cash-Out Participant may elect to participate in the Cash-Out Auction by making the Cash-Out Election on its timely-submitted Ballot.  Each Eligible Cash-Out Participant shall be entitled to make the Cash-Out Election regardless of whether such Eligible Cash-Out Participant has voted in favor of the Plan.  All Eligible Cash-Out Participants that choose not to make the Cash-Out Election shall receive shares of the New SSCC Common Stock on account of their Allowed Claims and shall not be subject to the terms and conditions set forth in this Section 6.16.  Any Eligible Cash-Out Participant holding a Disputed Claim as of the Voting Deadline shall be entitled, but not required, to participate in the Cash-Out Auction, provided that all Eligible Cash-Out Participants must hold Allowed General Unsecured Claims against SSCE on or before the Initial Distribution Date in order to receive a Cash-Out Payment.  Any Eligible Cash-Out Participant that holds a Disputed Claim as of the Initial Distribution Date that is deemed to be an Allowed Claim after the Initial Distribution Date  shall receive shares of the New SSCC Common Stock on account of its Allowed Claims and shall not be entitled to receive a Cash-Out Payment.  THE DEBTORS, IN CONSULTATION WITH THE COMMITTEE, RESERVE THE RIGHT TO CANCEL THE CASH-OUT AUCTION AT ANY TIME PRIOR TO THE EFFECTIVE DATE BY FILING A WRITTEN NOTICE OF SUCH CANCELLATION WITH THE BANKRUPTCY COURT.  If the Cash-Out Auction is cancelled by the Debtors, all Eligible Cash-Out Participants that made the Cash-Out Election on their timely-submitted Ballots shall receive their Pro Rata Share of the New SSCC Common Stock Class 2E Pool on account of their Allowed Claims.

6.16.2                                 Cash-Out Auction.  Pursuant to the Cash-Out Election, each Eligible Cash-Out Participant may elect to forego its Pro Rata Share of the New SSCC Common Stock Class 2E Pool, which it otherwise would have received under this Plan on account of its Allowed General Unsecured Claims against SSCE, in exchange for receiving a payment in cash equal to the Cash-Out Percentage of such Allowed Claim (the “Cash-Out Payment”) on the Initial Distribution Date, in full and complete satisfaction, settlement, release and discharge of such Allowed Claim.  Each Eligible Cash-Out Participant that receives a Cash-Out Payment shall be deemed to have irrevocably waived its right to receive any shares of the New SSCC Common Stock under this Plan.  The process for determining which Eligible Cash-Out Participants may be entitled to receive Cash-Out Payments on account of their Allowed Claims in accordance with the procedures set forth below is referred to herein as the “Cash-Out Auction.”

6.16.3                                 Cash-Out Auction Procedures.  The Debtors will administer the Cash-Out Auction in accordance with the following procedures:

(a)                                 Participation.  In order to participate in the Cash-Out Auction, the Eligible Cash-Out Participant must specify on its timely-submitted Ballot the percentage of its Claim (if and when it is deemed to be an Allowed Claim) that such Eligible Cash-Out Participant is willing to receive in cash (the “Cash-Out Percentage”) in lieu of its Pro Rata Share of the New SSCC Common Stock Class 2E Pool.  The Cash-Out Percentage must be set forth in whole numbers and clearly marked on a timely-submitted Ballot.  Eligible Cash-Out Participants who fail to comply with the foregoing requirements shall not be eligible to receive a Cash-Out Payment.

(b)                                 Successful Cash-Out Participants.  Following the Voting Deadline, the Debtors will examine all timely-submitted Ballots and will identify the Eligible Cash-Out Participants who made the Cash-Out Election.  All Eligible Cash-Out Participants who specified the same Cash-Out Percentage (in whole numbers) on their timely-submitted Ballots shall be grouped together (each such group, a “Cash-Out Percentage Group”) by the Debtors for purposes of the Cash-Out Auction.  The Cash-Out Percentage Groups will be ranked by the Debtors from the lowest Cash-Out Percentage to the highest Cash-Out Percentage.

(c)                                  Cash-Out Distribution Pool.  If the Cash-Out Auction is not cancelled by the Debtors prior to the Effective Date, the Cash-Out Distribution Pool will be distributed as follows:  (i) the Eligible Cash-Out Participants in the Cash-Out Percentage Group with the lowest Cash-Out Percentage will be entitled to receive a Cash-Out Payment on the Initial Distribution Date if sufficient cash is available in the Cash-Out Distribution Pool to make a Cash-Out Payment to all Eligible Cash-Out Participants in such Cash-Out Percentage Group; (ii) if insufficient cash is available in the Cash-Out Distribution Pool to fund a Cash-Out Payment to each Eligible Cash-Out Participant in the Cash-Out Percentage Group with the lowest Cash-Out Percentage, such Eligible Cash-Out Participants shall not be entitled to receive any portion of the Cash-Out Distribution Pool and will instead receive their Pro Rata Share of the New SSCC Common Stock Class 2E Pool on the Initial Distribution Date in full and complete satisfaction, settlement, release and discharge of their Allowed Claims; (iii) once the Eligible Cash-Out Participants in the Cash-Out Percentage Group with the lowest Cash-Out Percentage have received their Cash-Out Payments, the Debtors will move to the Cash-Out Percentage Group with the second-lowest Cash-Out Percentage and will repeat the procedures set forth in subclauses (i) and (ii) hereof until insufficient funds remain in the Cash-Out Distribution Pool to allow the Debtors to fund a Cash-Out Payment to each Eligible Cash-Out Participant in the applicable Cash-Out Percentage Group, at which point any remaining funds in the Cash-Out Distribution Pool will be returned to the Reorganized Debtors (and all Eligible Cash-Out Participants who did not receive a Cash-Out Payment will receive their Pro Rata Share of the New SSCC Common Stock Class 2E Pool on account of their Allowed Claims).

(d)                                 Additional Procedures.  The Debtors or the Reorganized Debtors (in consultation with the Committee) shall be authorized to adopt any additional procedures for administering the Cash-Out Auction that are not inconsistent with the procedures set forth in this Section 6.16 and are reasonably necessary to efficiently administer the Cash-Out Auction in accordance with the terms of this Plan.  The Reorganized Debtors shall send a written notice prior to the Initial Distribution Date to each Eligible Cash-Out Participant that the Reorganized Debtors reasonably believe will be entitled to receive a Cash-Out Payment under this Plan.

ARTICLE VII:  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES IN THE CHAPTER 11 CASES AND THE CCAA PROCEEDINGS

7.1                               Assumption/Ratification of Executory Contracts and Unexpired Leases.

Upon the occurrence of the Effective Date, all executory contracts or unexpired leases of the Debtors shall (i) be deemed assumed in accordance with, and subject to, the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code and (ii) be deemed ratified by the Canadian Debtor that is a party to such executory contract or unexpired lease, unless such executory contract or unexpired lease (a) was previously assumed or rejected by the Debtors in the Chapter 11 Cases or repudiated by the Canadian Debtors in the CCAA Proceedings, (b) previously expired or terminated in accordance with its terms, or (c) is subject to the Assumption/Rejection Motion in the Chapter 11 Cases.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of each such assumption pursuant to Sections 365(a) and 1123 of the Bankruptcy Code in the Chapter 11 Cases.  Entry of the CCAA Sanction Order by the Canadian Bankruptcy Court shall constitute approval of each such ratification in the CCAA Proceedings.  Each executory contract and unexpired lease assumed pursuant to this Article VII shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, the terms of the Confirmation Order or the CCAA Sanction Order, as applicable, or applicable law.  Except as otherwise set forth herein, (x) all Employee Benefit Plans shall be deemed to have been assumed by the Debtors on the Effective Date and (y) all Non-Qualified Employee Benefit Plans shall be deemed to have been rejected by the Debtors, and to have been terminated with the approval of the Bankruptcy Court pursuant to the Bankruptcy Code, on the Effective Date.

7.2                               Cure of Defaults Under Assumed/Ratified Executory Contracts and Unexpired Leases.

Any monetary amounts by which each executory contract and unexpired lease to be assumed or ratified pursuant to this Plan is in default shall be satisfied by payment of the default amount in cash on the Effective Date or on such other terms as the parties to such executory contract or unexpired lease may otherwise agree.  In the event of a dispute regarding (a) the amount of any cure payments, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption or ratification of such contract or lease, the cure payments required shall be made following the entry of a Final Order resolving the dispute and approving the assumption or ratification, as applicable.  Pending the entry of such Final Order, the executory contract or unexpired lease at issue shall be deemed assumed or ratified by the Debtors, as applicable, unless otherwise ordered by the Bankruptcy Court or the Canadian Bankruptcy Court.

7.3                               Assumption of Collective Bargaining Agreements.

All Collective Bargaining Agreements (other than the Non-Transferred Canadian Collective Bargaining Agreements) shall be deemed to have been assumed or ratified by the

Debtors party thereto upon the occurrence of the Effective Date, provided that the Canadian Collective Bargaining Agreements shall be assigned to Canadian Newco on the Effective Date if the Canadian Asset Sale is consummated.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the pertinent Debtor’s assumption of each Collective Bargaining Agreement to which it is a party for the remaining term of agreement of each such Collective Bargaining Agreement as in effect on the Effective Date, except to the extent that such agreements have already been assumed prior to the Effective Date.

7.4                               Insurance Policies and Agreements.

Insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors’ or officers’ conduct) shall continue in effect after the Effective Date.  To the extent that such insurance policies or agreements (including, without limitation, any policies covering directors’ or officers’ conduct) are considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume or ratify such insurance policies and agreements, and, subject to the occurrence of the Effective Date, (i) the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor and its Estate and (ii) the entry of the CCAA Sanction Order shall constitute approval of such ratification.  Unless otherwise determined by the Bankruptcy Court or the Canadian Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement.  To the extent that the Bankruptcy Court or the Canadian Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek the rejection of such insurance policy or agreement or other available relief.

7.5                               Rejection Damages Bar Date.

If the rejection by a Debtor (or repudiation by a Canadian Debtor) of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor unless a Proof of Claim with respect to such Claim is filed with the Claims and Noticing Agent and served upon counsel to the Debtors or the Reorganized Debtors (as the case may be) by the earlier of (i) thirty (30) days after the Effective Date or (ii) thirty (30) days after entry of a Final Order rejecting such executory contract or unexpired lease.

7.6                               Post-Petition Contracts and Leases.

All contracts, agreements and leases that were entered into by the Debtors or assumed by the Debtors after the Petition Date (including, without limitation, all Employment and Retirement Benefit Agreements entered into by any Debtor after the Petition Date and on or before the Confirmation Date, as set forth in Exhibit 13 of this Plan) shall be deemed to have been assumed by the Debtors and assigned to the Reorganized Debtors on the Effective Date.

ARTICLE VIII:  PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

8.1                               General Provisions on Distributions under the Plan.

Except as otherwise provided herein or as ordered by the Bankruptcy Court or to the extent that any Holder of an Allowed Claim or Interest in the Chapter 11 Cases or a Proven Claim in the CCAA Proceedings agrees to different treatment, distributions to be made on account of Claims and Interests that are Allowed Claims or Interests or Proven Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable.  Notwithstanding anything herein to the contrary, distributions on account of (i) Administrative Expense Claims that are Allowed Claims as of the Effective Date and (ii) CCAA Charges shall be made on, or as soon as practicable after, the Effective Date, with no action to enforce a right to such payment until at least thirty (30) days after the Effective Date.  Distributions on account of any Claim that first becomes an Allowed Claim or a Proven Claim after the Effective Date shall be made on the first Distribution Date after the end of the calendar quarter in which such Claim becomes an Allowed Claim or a Proven Claim, as applicable.  Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

Except as otherwise provided in Section 8.16.1 of this Plan, no distributions shall be made on account of any Disputed Claims unless and until such Claim has become an Allowed Claim in the Chapter 11 Cases or a Proven Claim in the CCAA Proceedings.  Prior to the Effective Date, Disputed Claims in the CCAA Proceedings shall be dealt with in accordance with the terms of the CCAA Claims Determination Order.  Following the Effective Date, the resolution of Disputed Claims in the CCAA Proceedings shall continue to be dealt with in accordance with the terms of the CCAA Claims Determination Order.

8.2                               No Interest on Claims Unless Otherwise Provided in the Plan.

Except as otherwise specifically provided for in the Plan, the Confirmation Order, the CCAA Sanction Order(s), or any other order of the Bankruptcy Court or the Canadian Bankruptcy Court (including, without limitation, the DIP Financing Order), or as otherwise required by applicable bankruptcy or non-bankruptcy law, post-petition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to the payment of interest accruing on or after the Petition Date on any Claim.

8.3                               Distributions by Disbursing Agents.

Except as specifically provided in the Plan, the Disbursing Agent shall make all distributions required to be made under the Plan.  The Reorganized Debtors may act as Disbursing Agent or may employ or contract with other entities to assist in or make the distributions required by the Plan.  The Prepetition Agent shall be the Disbursing Agent for all distributions to the Holders of Prepetition Lender Claims under the Prepetition Credit Agreement and Prepetition Canadian Lender Claims under the Prepetition Credit Agreement, and all such distributions shall be made subject to and in accordance with the Prepetition Credit Documents.  The Prepetition Notes Indenture Trustees shall be the Disbursing Agents for all distributions to the Holders of Prepetition Noteholder Claims.  The Disbursing Agents for all distributions to the Industrial Revenue Bondholders shall be either the applicable Industrial Revenue Bond Indenture Trustee, the Reorganized Debtors, or any Person or Entity retained by the Reorganized Debtors for the purpose of making distributions under this Plan to the Industrial Revenue Bondholders.  Other than as specifically set forth in the Plan, distributions to be made on account of Prepetition Noteholder Claims, Industrial Revenue Bond Claims or Hodge Industrial Revenue Bond Claims

shall be made in accordance with the terms of the applicable Prepetition Notes Indenture or Industrial Revenue Bond Indenture, or in accordance with the Plan if such Prepetition Notes Indenture or Industrial Revenue Bond Indenture is silent.

8.4                               Delivery of Distributions — Chapter 11 Cases.

The following terms shall govern the delivery of distributions and undeliverable or unclaimed distributions with respect to Allowed Claims in the Chapter 11 Cases.

8.4.1                                        Delivery of Distributions in General.  Distributions to Holders of Allowed Claims and Interests shall be made by the applicable Disbursing Agent (i) at the address set forth in the Schedules if no Proof of Claim was filed with respect to such Allowed Claim; (ii) at the address set forth in the last-filed Proof of Claim with respect to such Allowed Claim; (iii) at the address set forth in any written notice of address change delivered to the Claims and Noticing Agent at least five (5) Business Days prior to the applicable Distribution Date; or (iv) in accordance with Section 8.8 of this Plan, at the address set forth in any notice of transfer received at least ten (10) Business Days prior to the applicable Distribution Date.

8.4.2                                        Distributions to Holders of Prepetition Lender Claims.  On the Effective Date, the Reorganized Debtors shall deliver to the Prepetition Agent, for distribution on behalf of the Debtors to the Holders of Prepetition Lender Claims (and, in the case of Claims in respect of Prepetition Swap Agreements, to the Holders thereof), any distributions that the Debtors are required to make to such Holders pursuant to Article III of this Plan.

8.4.3                                        Distributions to Holders of Union Bank Claims and CIT Group Claims.  On the Effective Date, the Reorganized Debtors shall deliver to Union Bank and CIT Group, for distribution on behalf of Calpine Corrugated, the cash distributions that Calpine Corrugated is required to make to such Holders pursuant to Article III of this Plan.

8.4.4                                        Distributions to Holders of General Unsecured Claims Against SSCE.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall deliver shares of the New SSCC Common Stock to the applicable Disbursing Agent for distribution to the Holders of Allowed General Unsecured Claims against SSCE in accordance with the procedures set forth in Sections 8.4 and 8.7 of this Plan.  If the Cash-Out Auction has not been cancelled by the Debtors prior to the Effective Date, the Reorganized Debtors shall deliver the Cash-Out Payments to the applicable Eligible Cash-Out Participants in accordance with the procedures set forth in Sections 8.4 and 8.7 of this Plan.

8.4.5                                        Distributions to Holders of Convenience Claims.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall distribute cash to  the Holders of Allowed Convenience Claims against SSCE in accordance with the procedures set forth in Sections 8.4 and 8.7 of this Plan.

8.4.6                                        Distributions to Holders of General Unsecured Claims Against Cameo Container and Calpine Corrugated.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall deliver to the Holders of Allowed General Unsecured Claims against Cameo Container and Calpine Corrugated the cash distributions that

Cameo Container and Calpine Corrugated are required to make to such Holders pursuant to Article III of this Plan.

8.4.7                                        Distributions to Holders of SSCC Interests.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall deliver shares of the New SSCC Common Stock to the applicable Disbursing Agent for distribution to the Holders of Allowed SSCC Preferred Interests and Allowed SSCC Common Interests in accordance with the procedures set forth in Sections 8.4 and 8.7 of this Plan.

8.5                               Delivery of Distributions — CCAA Proceedings.

The following terms shall govern the delivery of distributions and undeliverable or unclaimed distributions with respect to Proven Claims in the CCAA Proceedings.

8.5.1                                        Delivery of Distributions in General.  Distributions to Holders of Proven Claims shall be made by the applicable Disbursing Agent (i) at the address set forth in the Schedules if no Proof of Claim was filed with respect to such Proven Claim; (ii) at the address set forth in the last-filed Proof of Claim with respect to such Proven Claim; (iii) at the address set forth in any written notice of address change delivered to the CCAA Monitor or the Claims and Noticing Agent at least five (5) Business Days prior to the applicable Distribution Date; or (iv) in accordance with Section 8.8 of this Plan, at the address set forth in any notice of transfer received at least ten (10) Business Days prior to the applicable Distribution Date.

8.5.2                                        Distributions to Holders of Prepetition Canadian Lender Claims.  On the Effective Date, the Reorganized Debtors shall deliver to the Prepetition Agent, for distribution on behalf of the Debtors to the Holders of Prepetition Canadian Lender Claims (and, in the case of Claims in respect of Prepetition Swap Agreements, to the Holders thereof), any distributions that the Debtors are required to make to such Holders pursuant to Article III and Article IV of this Plan.

8.5.3                                        Distributions to Holders of General Unsecured Claims Against SSC Canada and Smurfit-MBI.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall deliver cash to the Holders of Allowed General Unsecured Claims against SSC Canada and Smurfit-MBI in accordance with the procedures set forth in Sections 8.5, 8.7 and 8.17 of this Plan.

8.6                               Undeliverable and Unclaimed Distributions.

8.6.1                                        Holding and Investment of Undeliverable and Unclaimed Distributions.  If the distribution to any Holder of an Allowed Claim or Interest or a Proven Claim is returned to the Reorganized Debtors or the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Reorganized Debtors or the Disbursing Agent is notified in writing of such Holder’s then current address, at which time all previously-missed distributions shall be made to such Holder without interest.

8.6.2                                        Failure to Claim Undeliverable Distributions.  Amounts in respect of undeliverable distributions made in cash shall be retained by the Reorganized Debtors until such distributions are claimed.  Any Holder of an Allowed Claim or Interest or a Proven Claim that does not claim an undeliverable or unclaimed distribution within six (6) months after the Effective Date shall be deemed to have forfeited its rights to such undeliverable or unclaimed distribution and shall be forever barred and enjoined from seeking the payment of any such undeliverable or unclaimed distribution from the Debtors or the Reorganized Debtors.  In such cases, any cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates and the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.  Any shares of New SSCC Common Stock returned to the Debtors and not claimed within one (1) year of return (i) if issued on account of SSCC Common Interests, shall be distributed on a pro rata basis to all other Holders of Allowed SSCC Common Interests, (ii) if issued on account of SSCC Preferred Interests, shall be distributed on a pro rata basis to all other Holders of Allowed SSCC Preferred Interests, or (iii) if issued on account of General Unsecured Claims against SSCE, shall be transferred to the SSCE Distribution Reserve (to be distributed to Holders of Allowed General Unsecured Claims Against SSCE pursuant to section 8.16.4 of the Plan).  Nothing contained in the Plan shall require any Disbursing Agent to attempt to locate any Holder of an Allowed Claim or Interest or a Proven Claim.

8.6.3                                        Checks issued by the Reorganized Debtors on account of Allowed Claims or Proven Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof.  Requests for reissuance of any check shall be made directly to the Reorganized Debtors by the Holder of the Allowed Claim or Proven Claim with respect to which the check was originally issued.  Any Claim in respect of a voided check shall be made on or before the six (6) month anniversary of the date of issuance of such check.  After such date, all Claims and respective voided checks on account thereof shall be discharged and forever barred and the Reorganized Debtors shall retain all moneys related thereto notwithstanding any federal or state escheat laws to the contrary.

8.7                               Record Date for Distributions.

8.7.1                                        The Reorganized Debtors and the other Disbursing Agents shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest or Proven Claim that occurs after the close of business on the applicable Distribution Record Date, and shall be entitled for all purposes hereof to recognize and make distributions only to those Holders of Allowed Claims or Interests or Proven Claims that actually held such Claims or Interests as of the close of business on the Distribution Record Date.  The Reorganized Debtors and the other Disbursing Agents shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as stated on the official claims register in the Chapter 11 Cases, or as reflected in the CCAA Monitor’s records, as of the close of business on the Distribution Record Date.

8.7.2                                        Except as may otherwise be set forth in the Confirmation Order, distributions to Holders of Allowed Prepetition Noteholder Claims administered by each Prepetition Notes Indenture Trustee shall be made to the account of, or at the direction of, the respective Prepetition Notes Indenture Trustee and subject to the rights of each respective Prepetition Notes Indenture Trustee to assert its Prepetition Notes Indenture Trustee Charging Lien, by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable, and the Distribution Record Date shall not apply to such distributions.  In connection with such book-entry exchange, each

Prepetition Notes Indenture Trustee shall deliver instructions to the DTC instructing the DTC to effect distributions in accordance with the Plan with respect to all applicable Prepetition Noteholder Claims.

8.7.3                                        Except as may otherwise be set forth in the Confirmation Order, distributions to Holders of Allowed Industrial Revenue Bond Claims and/or Hodge Industrial Revenue Bond Claims administered by any Industrial Revenue Bond Indenture Trustee or any other Disbursing Agent shall be made to the account of, or at the direction of, the respective Industrial Revenue Bond Indenture Trustee and subject to the rights of each respective Industrial Revenue Bond Indenture Trustee to assert its Industrial Revenue Bond Indenture Trustee Charging Lien, by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable, and the Distribution Record Date shall not apply to such distributions.  In connection with such book-entry exchange, each Industrial Revenue Bond Indenture Trustee shall deliver instructions to the DTC instructing the DTC to effect distributions in accordance with the Plan with respect to all applicable Industrial Revenue Bond Claims and/or Hodge Industrial Revenue Bond Claims.

8.7.4                                        On the Effective Date, all SSCC Interests shall be cancelled and annulled, whether surrendered for cancellation or otherwise, and all rights thereunder shall be settled and compromised in full in exchange for the distributions made to the Holders of such SSCC Interests.  For the purposes of making distributions to the Holders of Allowed SSCC Interests under the Plan, the Disbursing Agent and its agent shall be entitled to recognize and deal for all purposes herein with only those Holders that have elected to surrender, or have been deemed to surrender, as applicable, such SSCC Interests on or after the Effective Date.  There is no obligation to surrender SSCC Interests in order to receive a distribution on account of an SSCC Interest.  Any SSCC Interest positions on the register maintained by the stock transfer agent that have not yet been surrendered at the time any Class 1F and Class 1G  distributions are effected by DTC shall be deemed surrendered at the time of such distributions.

8.8                               Assignment of Claims.

For purposes of determining entitlement to  receive any distribution pursuant to this Plan, the Debtors, the Reorganized Debtors and the applicable Disbursing Agent, and each of their respective agents, successors and assigns, shall have no obligation to recognize any transfer of a Claim unless and until notice of the transfer or assignment from either the transferor, assignor, transferee or assignee, together with evidence showing ownership, in whole or in part, of such Claim and that such transfer or assignment was valid under applicable law, has been received by the Debtors, the Reorganized Debtors, or the applicable Disbursing Agent, as the case may be, at least ten (10) Business Days prior to the applicable Distribution Date.

8.9                               Means of Cash Payment.

Unless otherwise set forth herein, all payments of cash made pursuant to the Plan shall be in United States dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a bank selected by the Reorganized Debtors; provided that cash payments made to the Prepetition Agent, Union Bank and CIT Group shall be made in immediately available funds by wire transfer.  Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

8.10                        Withholding and Reporting Requirements.

In connection with the Plan and all distributions thereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  All Holders of Allowed Claims or Interests or Proven Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.  Notwithstanding any other provision of this Plan, each Person or Entity that has received any distribution pursuant to this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

8.11                        Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim or Proven Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest thereon.

8.12                        Setoff and Recoupment.

The Reorganized Debtors may, but shall not be required to, setoff or recoup against any Allowed Claim or Proven Claim and the distributions to be made pursuant to the Plan in respect of such Allowed Claim or Proven Claim, Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may assert against the Holder of such Allowed Claim or Proven Claim; provided, however, that neither the failure to assert such rights of setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any Claim that the Debtors or the Reorganized Debtors may assert against any Holder of an Allowed Claim or a Proven Claim.

8.13                        Fractional Shares.

No fractional shares of New SSCC Common Stock shall be distributed.  Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of more than .50) of such fraction to the nearest whole share of New SSCC Common Stock or a rounding down of such fraction (in the case of .50 or less than .50) to the nearest whole share of New SSCC Common Stock.  The total number of shares of New SSCC Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for herein.

8.14                        Compromises and Settlements.  Up to and including the Effective Date, the Debtors may compromise and settle, in accordance with Bankruptcy Rule 9019(a), any and all

Claims against them.  On the Effective Date, such right to compromise and settle Claims shall pass to the Reorganized Debtors as contemplated in Section 8.15 of this Plan, and the Reorganized Debtors shall thereafter be authorized (subject to the Creditor Representative’s approval when necessary under Section 12.11 hereof) to compromise and settle any Disputed Claim and execute all necessary documents, including a stipulation of settlement or release, in their sole discretion, without notice to any party, and without the need for further approval of the Bankruptcy Court.

8.15                        Claims Administration Responsibility — Chapter 11 Cases.

8.15.1                                 Sole Responsibility of the Reorganized Debtors.  From and after the Effective Date, the Reorganized Debtors shall have sole responsibility and authority for administering, disputing, objecting to, compromising and settling, or otherwise resolving and making distributions (if any) with respect to all Claims, including all Administrative Expense Claims; provided, however, that the foregoing shall not apply to any objections to Claims filed by the Committee prior to the Effective Date; provided, further, however that the Reorganized Debtors or the Committee (if applicable) shall not be authorized to compromise, settle, or resolve any Claim, including any Administrative Expense Claim, if the Allowed amount of such Claim would exceed the Creditor Representative Threshold Amount, without the consent of the Creditor Representative in accordance with Section 12.11 of this Plan.

8.15.2                                 Objections to Claims.  Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline.  Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder thereof if the Debtors or the Reorganized Debtors effect service of such objection in any of the following manners:  (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable in the Chapter 11 Cases by Bankruptcy Rule 7004; (ii) to the extent counsel for a Holder of a Claim is unknown, by first class mail, postage prepaid, on the signatory to the applicable Proof of Claim or other representative identified in the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Holder’s behalf in the Chapter 11 Cases.

8.15.3                                 Determination of Allowed Claims.  Except as otherwise agreed to by the Debtors in writing or as set forth in this Plan, the Allowed amount of any Claim as to which a Proof of Claim was timely filed in the Chapter 11 Cases, and which Claim is subject to an objection filed by the Debtors or the Reorganized Debtors before the Claims Objection Deadline, will be determined and liquidated pursuant to a Final Order of the Bankruptcy Court.  Upon such determination, the Claim shall become an Allowed Claim and will be satisfied in accordance with this Plan.  Any Claim that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no Proof of Claim has been timely filed, shall be deemed Allowed for purposes of this Plan unless otherwise ordered by the Bankruptcy Court.

8.16                        Procedures for Treating and Resolving Disputed Claims — Chapter 11 Cases.

8.16.1              No Distributions Pending Allowance.  Except as otherwise set forth herein, no distributions shall be made with respect to any portion of a Disputed Claim unless and until such Disputed Claim has become an Allowed Claim; provided, however, that where (i) any portion of a Claim is listed in the Schedules as neither contingent, unliquidated or disputed or (ii)

the Debtors, in good faith, reasonably dispute the allowance of no more than 50% of any Claim, the Reorganized Debtors shall make a distribution on the Initial Distribution Date on account of the higher of (a) any portion of such Claim that is listed in the Schedules as neither contingent, unliquidated or disputed and (b) any portion of such Claims that is not a Disputed Claim.  All objections to Claims must be filed on or before the Claims Objection Deadline.

8.16.2              SSCE Distribution Reserve.  On the Effective Date, the Reorganized Debtors shall reserve for issuance shares of New SSCC Common Stock pursuant to Section 1.1.153(i) of this Plan for the SSCE Distribution Reserve in such amount as the Reorganized Debtors reasonably determine is necessary (or as otherwise ordered by the Bankruptcy Court or the Canadian Bankruptcy Court) to enable them to make the distributions required to be made to the Holders of Allowed General Unsecured Claims against SSCE once the allowance or disallowance of each Disputed Claim, including any filed or anticipated Rejection Damages Claims.  To the extent that the SSCE Distribution Reserve is based on the amount of any Disputed Claim that is less than the amount of the Proof of Claim filed with respect to such Disputed Claim, or if such Disputed Claim is unliquidated, the Debtors shall file a list of such affected Disputed Claims with the Bankruptcy Court and shall serve such list on any affected Holders of Disputed Claims no later than ten (10) Business Days prior to the last date for filing objections to Confirmation of the Plan.  To the extent that the SSCE Distribution Reserve incorporates a Rejection Damages Claim arising from the rejection of any executory contracts or unexpired leases under the Plan, the Debtors shall, at such time as they file the Assumption/Rejection Motion, identify the amount of the SSCE Distribution Reserve allocated for the putative Rejection Damages Claims arising from the rejection of such executory contracts or unexpired leases.  Absent an objection filed on or before the deadline for filing objections to Confirmation of the Plan and an order of the Bankruptcy Court sustaining such objection, the Debtors’ estimation of each Disputed Claim for purposes of the SSCE Distribution Reserve for such Claim shall be final and the Holder of such Disputed Claim shall not be entitled to receive any greater distribution on account of its Claim, once Allowed, than the pro rata distribution it would have received based on the Debtors’ estimation.

8.16.3              Stone FinCo II Contribution Reserve.  On the Effective Date, the Reorganized Debtors shall establish the Stone FinCo II Contribution Reserve.  If any New SSCC Common Stock remains in the Stone FinCo II Contribution Reserve after distributions, if any, have been made to Holders of the Stone FinCo II Contribution Claim as Allowed in accordance with a Final Order or other resolution that has been reached, such remaining New SSCC Common Stock shall be transferred or distributed, as applicable, as follows: (i) 95.5% to the SSCE Distribution Reserve (to be distributed to Holders of Allowed General Unsecured Claims Against SSCE pursuant to section 8.16.4 of the Plan); (ii) 2.25% to the Holders of SSCC Preferred Interests pursuant to Section 3.1.6(b)(ii) of this Plan; and (iii) 2.25% to the Holders of SSCC Common Interests pursuant to Section 3.1.7(b)(ii) of this Plan.

8.16.4              Distributions After Allowance.  Except as otherwise set forth herein with respect to General Unsecured Claims against SSCE, promptly after a Disputed Claim becomes an Allowed Claim, the Reorganized Debtors or the Disbursing Agent, as applicable, will distribute on the next succeeding Distribution Date to the Holder of such Allowed Claim any cash or other property that would have been distributed to the Holder of such Allowed Claim on the dates Distributions were previously made to Holders of other Allowed Claims had such Claim been an Allowed Claim on such dates.  After a Final Order has been entered, or other resolution has been reached, with respect to any Disputed Claim that is a General Unsecured Claim against SSCE for less than the amount of the SSCE Distribution Reserve for such Disputed Claim, the excess remaining unissued shares of New SSCC Common Stock in the SSCE Distribution Reserve shall either be distributed on a pro rata basis to the Holders of Allowed General Unsecured Claims against SSCE (i.e., recipients of the New SSCC Common Stock Class 2E Pool) on the Final Distribution Date or be retained by Reorganized SSCC; provided, however, that if more than 1,000,000 shares (as such number shall be adjusted for any stock dividends, stock splits, reverse splits or other subdivisions or combinations of the outstanding New SSCC Common Stock subsequent to the Effective Date) of the New SSCC Common Stock remain in the SSCE Distribution Reserve as of the Final Distribution Date, such remaining shares shall be issued and distributed on a pro rata basis to the Holders of Allowed General Unsecured Claims against SSCE who had previously received distributions of New SSCC Common Stock under this Plan (i.e., recipients of the New SSCC Common Stock Class 2E Pool).  The provisions of Section 6.3.3 hereof shall apply to any shares of New SSCC Common Stock required to be issued out of the Distribution Reserve pursuant to this Subsection 8.16.4.

8.16.5              No Recourse.  No Holder of a Disputed Claim shall have any recourse against the Debtors, the Estates, the Reorganized Debtors, the Committee, the Prepetition Agent, the Prepetition Lenders, the Prepetition Notes Indenture Trustees, or the Industrial Revenue Bond Indenture Trustees, or any of their respective directors, officers, employees, agents, partners, members, attorneys, investment bankers, restructuring consultants and financial advisors, in the event that the SSCE Distribution Reserve is insufficient to provide a sufficient distribution on account of any Disputed Claim that becomes an Allowed Claim.

8.16.6              Claims Estimation.  The Debtors may, at any time prior to the Confirmation Hearing, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to the allowance of such Claim.

8.17                        Distribution Reserve — CCAA Proceedings.

8.17.1                                 SSC Canada Distribution Reserve.  If the CCAA Plan is approved by the Required Majority of Affected Unsecured Creditors of SSC Canada and Smurfit-MBI, then, on the Effective Date, the Reorganized Debtors shall fund the SSC Canada Distribution Pool.  The CCAA Monitor shall hold the SSC Canada Distribution Pool in one or more segregated accounts and shall disburse funds from the SSC Canada Distribution Pool in accordance with the terms of this Plan.  Prior to the Initial Distribution Date, the CCAA Monitor (in consultation with the Reorganized Debtors or as otherwise ordered by the Bankruptcy Court or the Canadian Bankruptcy Court) shall establish the SSC Canada Distribution Reserve for the purpose of holding cash from the SSC Canada Distribution Pool in the aggregate amount sufficient to distribute to each Holder of a Disputed Claim against SSC Canada the amount of cash that such Holder would have been entitled to receive under this Plan if such Claim had been a Proven Claim against SSC Canada as of the Initial Distribution Date.  To the extent that the SSC Canada Distribution Reserve is based on the amount of any Disputed Claim that is less than the amount of the Proof of Claim filed with respect to such Disputed Claim, or if such Disputed Claim is unliquidated, the Debtors or the CCAA Monitor shall file a list of such affected Disputed Claims with the Bankruptcy Court and the Canadian Bankruptcy Court and shall serve such list on any affected Holders of Disputed Claims no later than ten (10) Business Days prior to the last date for filing objections to Confirmation of the Plan.  Absent an objection filed with the Bankruptcy Court or the Canadian Bankruptcy Court on or before the deadline for filing objections to Confirmation of the Plan and an order of the Bankruptcy Court or the Canadian Bankruptcy Court sustaining such objection, the Debtors’ or CCAA Monitor’s estimation of each Disputed Claim for purposes of the SSC Canada Distribution Reserve for such Claim shall be final and the Holder of such Disputed Claim shall not be entitled to receive any greater distribution on account of its Claim than the pro rata distribution it would have received based on such estimation.  Any funds remaining in the SSC Canada Distribution Reserve following the resolution of the final Disputed Claim against SSC Canada, any distribution to the Holder of such Claim, and the payment of any fees and expenses incurred by the CCAA Monitor in connection therewith that, in the opinion of the CCAA Monitor are not economical to distribute, shall be transferred from the SSC Canada Distribution Reserve to Reorganized SSCC.

8.17.2                                 Smurfit-MBI Distribution Reserve.  If the CCAA Plan is approved by the Required Majority of Affected Unsecured Creditors of SSC Canada and Smurfit-MBI, then, on the Effective Date, the Reorganized Debtors shall fund the Smurfit-MBI Distribution Pool.  The CCAA Monitor shall hold the Smurfit-MBI Distribution Pool in one or more segregated accounts and shall disburse funds from the Smurfit-MBI Distribution Pool in accordance with the terms of this Plan.  Prior to the Initial Distribution Date, the CCAA Monitor (in consultation with the Reorganized Debtors or as otherwise ordered by the Bankruptcy Court or the Canadian Bankruptcy Court) shall establish the Smurfit-MBI Distribution Reserve for the purpose of holding cash from the Smurfit-MBI Distribution Pool in the aggregate amount sufficient to distribute to each Holder of a Disputed Claim against Smurfit-MBI the amount of cash that such Holder would have been entitled to receive under this Plan if such Claim had been a Proven Claim against Smurfit-MBI as of the Initial Distribution Date.  To the extent that the Smurfit-MBI Distribution Reserve is based on the amount of any Disputed Claim that is less than the amount of the Proof of Claim filed with respect to such Disputed Claim, or if such Disputed Claim is unliquidated, the Debtors or the CCAA Monitor shall file a list of such affected Disputed Claims with the Bankruptcy Court and the Canadian Bankruptcy Court and shall serve such list on any affected Holders of Disputed Claims no later than ten (10) Business Days prior to the last date for filing objections to Confirmation of the Plan.  Absent an objection filed with  the Bankruptcy Court or the Canadian Bankruptcy Court on or before the deadline for filing objections to Confirmation of the Plan and an order of the Bankruptcy Court or the Canadian Bankruptcy Court sustaining such objection, the Debtors’ or CCAA Monitor’s estimation of each Disputed Claim for purposes of the Smurfit-MBI Distribution Reserve for such Claim shall be final and the Holder of such Disputed Claim shall not be entitled to receive any greater distribution on account of its Claim than the pro rata distribution it would have received based on such estimation.  Any funds remaining in the Smurfit-MBI Distribution Reserve following the resolution of the final Disputed Claim against Smurfit-MBI, any distribution to the Holder of such Claim, and the payment of any fees and expenses incurred by the CCAA Monitor in connection therewith that, in the opinion of the CCAA Monitor are not economical to distribute, shall be transferred from the Smurfit-MBI Distribution Reserve to Reorganized SSCC.

ARTICLE IX:  CONFIRMATION AND CONSUMMATION OF THE PLAN

9.1           Conditions to Confirmation.  The following are conditions precedent to the occurrence of the Confirmation of the Plan, each of which may be satisfied or waived in accordance with Section 9.3 of the Plan:

9.1.1              The Bankruptcy Court shall have entered a Final Order, in a form reasonably acceptable to the Debtors and the Committee, approving the adequacy of the Disclosure Statement.

9.1.2              The Confirmation Order approving and confirming the Plan, as such Plan may have been modified, amended or supplemented, shall (i) have been entered and (ii) be in form and substance reasonably acceptable to the Debtors and the Committee, and to the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders with respect to provisions of the Confirmation Order that modify the form of consideration provided in Section 3.3.5(b) of this Plan or affect the New SSCC Common Stock Class 1F or 1G Pools or Sections 10.2.7, 12.11.2 or 12.11.3 of this Plan.

9.2           Conditions to Occurrence of the Effective Date.  The Plan shall not become effective, and the Effective Date shall not occur, unless and until the following conditions shall have been satisfied or waived in accordance with Section 9.3 of the Plan:

9.2.1              All conditions to Confirmation in Section 9.1 of the Plan shall have been either satisfied or waived in accordance with Section 9.3 of the Plan.

9.2.2              The Confirmation Order shall have become a Final Order and shall be in form and substance reasonably acceptable to the Debtors and the Committee, and to the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders with respect to provisions of the Confirmation Order that modify the form of consideration provided in Section 3.3.5(b) of this Plan or affect the New SSCC Common Stock Class 1F or 1G Pools or Sections 10.2.7, 12.11.2 or 12.11.3 of this Plan.

9.2.3              Each CCAA Sanction Order shall have become a Final Order and shall be in form and substance reasonably acceptable to the Debtors and the Committee.

9.2.4              Each document, instrument, or agreement to be executed in connection with this Plan shall be reasonably acceptable to the Debtors.

9.2.5              The transactions contemplated by Article V of this Plan shall have occurred or shall have been waived by the Debtors in accordance with the terms of this Plan.

9.3           Waiver of Conditions.

Notwithstanding anything to the contrary in Section 9.1 or Section 9.2 hereof, the Debtors (in consultation with the Committee and the CCAA Monitor) may waive in writing the occurrence of any of the foregoing conditions precedent to the Confirmation of the Plan and/or occurrence of the Effective Date or modify any such conditions precedent other than those in (i) Section 9.1.2 and Section 9.2.2 (but only insofar as such waiver is as to provisions that affect the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders); in which case waiver must be given by the members holding the majority of the Interests held by the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders, respectively.  Any such written waiver or modification of a condition precedent may be effected at any time without notice, without leave or order of the Bankruptcy Court or the Canadian Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.  Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  If the Debtors decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

9.4           Consequences of Non-Occurrence of Effective Date.

If the Effective Date has not occurred within one hundred and twenty (120) days of the Confirmation Date (as such date may be extended by the Debtors in consultation with the Committee and the CCAA Monitor), upon notice to such parties in interest as the Bankruptcy Court may direct, the Debtors will request that the Bankruptcy Court enter an order vacating the Confirmation Order.  If the Confirmation Order is vacated, (a) this Plan shall be null and void in all respects; (b) any settlement of Claims or Interests provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume, assign or reject executory contracts and unexpired leases shall be extended for a period of sixty (60) days after the date the Confirmation Order is vacated.

9.5           Notice of Effective Date

The Debtors shall file with the Bankruptcy Court and the Canadian Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Section 9.2 of the Plan have been satisfied or waived pursuant to Section 9.3 of the Plan.

ARTICLE X: INJUNCTIONS, RELEASES AND DISCHARGE

10.1         Discharge.

10.1.1              Discharge of Claims and Termination of Interests.

(a)           As of the Effective Date, except as otherwise expressly provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, all distributions and rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Interests, or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors, the Reorganized Debtors, Canadian Newco, or any of their respective assets, property and Estates, or interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Interests or other rights of a Holder of an equity security or other ownership interest, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and applicable provisions of the CCAA and released from any and all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest, of any nature whatsoever, including, without limitation, liabilities that arose before the Effective Date (including prior to the Petition Date), and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is deemed to be an Allowed Claim in the Chapter 11 Cases or a Proven Claim in the CCAA Proceedings (or is otherwise resolved), or (c) the Holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate and cancel all rights of any equity security Holder in any of the Debtors and all Interests, including, without limitation, the SSCC Interests.

(b)           [Intentionally Omitted]

(c)           Pursuant to Section 1141(d)(3) of the Bankruptcy Code, the Confirmation Order shall not discharge SSC Canada, Smurfit-MBI, Stone FinCo II, MBI Limited, B.C. Shipper Supplies Ltd., or Francobec Company from any Claims and other debts or obligations that arose prior to the Petition Date.

10.1.2              Discharge Injunction.

Except as provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or any of their respective assets, property and Estates, the Reorganized Debtors, or Canadian Newco that is discharged pursuant to Section 10.1.1 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors, Canadian Newco, any of their respective property and their respective Related Persons, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Section 10.1.1 of this Plan; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan, the Confirmation Order or the CCAA Sanction Order.

10.1.3              Integral to Plan

Each of the discharges and injunctions provided in this Section 10.1 is an integral part of the Plan and is essential to its implementation.  Each of the Debtors, the Reorganized Debtors, and Canadian Newco shall have the right to independently seek the enforcement of the discharge and injunction set forth in this Section 10.1.

10.2         Releases.

10.2.1              Releases by Debtors and Estates.  Except as otherwise expressly provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors on its own behalf and as a representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims and Causes of Action (including, without limitation, Avoidance Actions), any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors, Canadian Newco, or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Canadian Asset Sale, or the Restructuring Transactions that may be asserted by or on behalf of any of the Debtors, the Reorganized Debtors or their respective Estates; provided, however, that nothing in this section shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order.

10.2.2              Releases by Holders of Claims and Interests.  Except as otherwise expressly provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Disclosure

Statement, the Restructuring Transactions, or the Canadian Asset Sale; provided, however, that nothing in this section shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order; provided further, however, that (i) each Person that has submitted a Ballot may elect, by checking the appropriate box on its Ballot, not to grant the releases set forth in this Section 10.2.2 with respect to those Released Parties other than the Debtors, the Reorganized Debtors, Canadian Newco, and their respective predecessors, successors and assigns (whether by operation of law or otherwise), and (ii) Stone FinCo II shall not grant the releases set forth in this Section 10.2.2 with respect to those Released Parties other than the Debtors, the Reorganized Debtors, Canadian Newco, and their respective predecessors, successors and assigns (whether by operation of law or otherwise).

10.2.3              Injunction Related to Releases.

Except as provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Section 10.2 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Section 10.2 of this Plan; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan, the Confirmation Order, or the CCAA Sanction Order.

10.2.4              Integral to Plan.

Each of the releases and injunctions provided in this Section 10.2 is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties and any other Persons protected by the releases and injunctions set forth in this Section 10.2 shall have the right to independently seek the enforcement of such releases and injunctions.

10.2.5              Deemed Consent.

By submitting a Ballot and not electing to withhold consent to the releases of the applicable Released Parties set forth in Section 10.2.2 hereof by marking the appropriate box on the Ballot, each Holder of a Claim in a voting Class shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in Section 10.2.2.  For the avoidance of doubt, the releases set forth in Section 10.2.2 shall not be applicable to (i) any Holders of Claims or Interests that are not entitled to vote to accept or reject the Plan, (ii) any Holders in voting Classes that (a) do not vote, or (b) submit a Ballot and “opt-out” by marking the appropriate box on the Ballot, nor (iii) Stone FinCo II.

10.2.6              No Waiver.

Notwithstanding anything to the contrary contained in this Section 10.2, the releases and injunctions set forth in this Section 10.2 shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors or Canadian Newco to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Reorganized Debtors or Canadian Newco pursuant to the Plan.

10.2.7              Ad Hoc Equity Group Releases and Injunction.

(a)           Ad Hoc Equity Group Releases.  Notwithstanding anything to the contrary contained in this Section 10.2, each of the Settlement Released Parties shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the other Settlement Released Parties of and from, as applicable, any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, properties and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Restructuring Transactions, the Canadian Asset Sale, the Settlement Motion and the settlement contemplated therein; provided, however, that the foregoing shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Ad Hoc Group of Preferred Holders, Ad Hoc Group of Common Holders, or their respective members or Related Persons, to enforce the provisions of the Plan including, without limitation, Sections 3.2.6, 3.2.7, 9.1.2, 9.2.2, 12.11.2, 12.11.3 and 12.15.

(b)           Ad Hoc Equity Group Injunction.  Except as provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, as of the Effective Date, the Settlement Released Parties, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Section 10.2.7(a) of this Plan; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan, the Confirmation Order, or the CCAA Sanction Order.

10.3         Supplemental Injunction.

In order to supplement the injunctive effect of the Discharge Injunction, the Confirmation Order and the CCAA Sanction Order shall provide for the following injunctions to take effect as of the Effective Date.

10.3.1            Terms.  In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Sections 1141 and 524 of the Bankruptcy Code and as described in this Article, except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the United States, Canada, or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:

(a)           commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

(b)           enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(c)           creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(d)           except as otherwise expressly provided in the Plan, the Confirmation Order, or the CCAA Sanction Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and

(e)           taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Related Documents, the Confirmation Order, or the CCAA Sanction Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

10.3.2              Bankruptcy Rule 3016 Compliance.  The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

10.3.3              Integral to Plan.

Each of the injunctions provided in this Section 10.3 is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties and any other Persons protected by the injunctions set forth in this Section 10.3 shall have the right to independently seek the enforcement of such injunctions.

10.4         Disallowed Claims.

On and after the Effective Date, the Debtors and the Reorganized Debtors shall be fully and finally discharged of any and all liability or obligation on any and all Disallowed Claims, and any Order disallowing any Claim or Interest which is not a Final Order as of the Effective Date solely because of an entity’s right to move for reconsideration of such order pursuant to Section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date.  The Confirmation Order, except as otherwise provided herein, shall constitute an Order: (a) disallowing all Claims to the extent such Claims are not allowable under any provision of Section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and (b) disallowing or subordinating to all other Claims, as the case may be, any Claims for penalties, punitive damages or any other damages not constituting compensatory damages.

10.5           Exculpation.

10.5.1            No Released Party shall have or incur any liability to (i) any Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) any other party in interest, (iii) any Person claiming by or through any of the foregoing entities, or (iv) any of the Related Persons of any of the foregoing entities, from (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken at any time or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases, the CCAA Proceedings, or the formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Restructuring Transactions, the Canadian Asset Sale, the Exit Facilities, or any other contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence, and each Released Party in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Plan.

10.5.2            Notwithstanding any other provision herein, (i) no Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) no other party in interest, (iii) no Person claiming by or through any of the foregoing entities, and (iv) none of the Related Persons of any of the foregoing entities, shall, or shall be deemed to, have any Claim or right of action whatsoever against any Released Party for, or on account of or relating to (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases, the CCAA Proceedings, or the formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Confirmation Order, the Restructuring Transactions, the Canadian Asset Sale, the Exit Facilities, or any other contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence.

10.6         Revesting of Assets.

Pursuant to Section 1141(b) of the Bankruptcy Code and any applicable provisions of the CCAA, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date (subject to the effects of the Restructuring Transactions).  Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court.  As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Liens, Claims and Interests, except as specifically provided in the Plan, the Confirmation Order, or the CCAA Sanction Order.  Without limiting the generality of the foregoing, each Reorganized

Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

10.7         Preservation of Litigation Claims.

Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims.  The Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims.  The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Litigation Claims against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Litigation Claims upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.  Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not file, commence or pursue any claim, right or cause of action under section 547 of the Bankruptcy Code or seek to disallow any Claim to the extent it may be avoidable thereunder.

10.8         Survival of Indemnification Obligations.

10.8.1              Prepetition Indemnification and Reimbursement Obligations.

For purposes of the Plan, all respective obligations of SSCC and the other Debtors to indemnify and reimburse persons who are or were directors, officers, managers or employees and agents of the Debtors on the Petition Date or at any time thereafter, whether pursuant to certificates or articles of incorporation, codes of regulation, by-laws, limited liability company agreements, limited liability partnership agreements, applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, shall be treated as if they are executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan as of the Effective Date, and such obligations shall survive confirmation of the Plan, shall remain unaffected by the Plan, and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with any event occurring before, on or after the Petition Date, it being understood that all indemnification provisions in place on and prior to the Effective Date for directors, officers, managers or employees and agents of the Debtors shall survive the effectiveness of the Plan for claims related to or in connection with any actions, omissions or transactions prior to the Effective Date (including prior to the Petition Date).  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the survival, and the Debtors’ assumption, of each of the Debtors’ director and officer liability insurance policies.  Additionally, the Debtors shall obtain (at market-based premiums) prior to the Effective Date insurance policies providing coverage for claims (as defined in such policies) made for any wrongful acts (as defined in such policies) or other covered conduct, acts or omissions occurring prior to the Effective Date (also referred to as “tail coverage”) with coverage (in scope and substance) and on terms no less favorable to the current insureds than the Debtors’ insurance policies existing as of the date of entry of the Confirmation Order.

10.8.2              Integral Part of Plan.

Each of the provisions set forth in Section 10.8 is an integral part of the Plan and is essential to its implementation.  Each Person entitled to indemnification and insurance pursuant to this Section 10.8 shall have the right to independently seek the enforcement of each of the terms of this Section 10.8.

ARTICLE XI:  RETENTION OF JURISDICTION

11.1         Jurisdiction of the Bankruptcy Court and the Canadian Bankruptcy Court.

Subject to the Cross-Border Insolvency Protocol, the Bankruptcy Court and the Canadian Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the CCAA Proceedings, and the Plan, pursuant to Sections 105(c) and 1142 of the Bankruptcy Code and applicable provisions of the CCAA, to the fullest extent permitted by law, including, among other things, jurisdiction to:

11.1.1            allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim or Priority Tax Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

11.1.2            grant or deny any applications for allowance of compensation or reimbursement of expenses for periods ending on or before the Effective Date;

11.1.3            resolve any matters related to the assumption or assumption and assignment of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

11.1.4            ensure that distributions to Holders of Allowed Claims or Interests or Proven Claims are accomplished pursuant to the provisions of the Plan;

11.1.5            decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

11.1.6            enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Confirmation Order, the CCAA Sanction Order, and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the CCAA Sanction Order;

11.1.7            resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, the Confirmation Order or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any entity’s rights arising from or obligations incurred in connection with the Plan or such documents;

11.1.8            reconcile any inconsistency between the terms of the Confirmation Order and the terms of the CCAA Sanction Order;

11.1.9            approve any modification of the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code and applicable provisions of the CCAA or approve any modification of the Disclosure Statement, the Confirmation Order, the CCAA Sanction Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement, the Confirmation Order, the CCAA Sanction Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, the CCAA Sanction Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the CCAA Sanction Order, in such manner as may be necessary or appropriate to consummate the Plan;

11.1.10          hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 363, 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code, which shall be payable by the Debtors only upon allowance thereof pursuant to the order of the Bankruptcy Court, provided, however, that (i) the fees and expenses of Professionals retained by the Reorganized Debtors, including counsel fees, that are incurred after the Effective Date, (ii) the fees and expenses of Professionals retained by the Committee, including counsel fees, that are incurred after the Effective Date and payable by the Debtors in accordance with the terms of this Plan, and (iii) the fees and expenses of agents for or external counsel to any Prepetition Notes Indenture Trustee or Industrial Revenue Bond Indenture Trustee that are incurred after the Effective Date and payable by the Debtors in accordance with the terms of this Plan, may be paid by the Reorganized Debtors in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

11.1.11          issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

11.1.12          hear and determine any Causes of Action by or on behalf of the Debtors or the Reorganized Debtors;

11.1.13          hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

11.1.14          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated, or if distributions pursuant to the Plan are enjoined or stayed;

11.1.15          determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the CCAA Sanction Order, or any contract, instrument, release, or other agreement, or document created in connection with the Plan, the Disclosure Statement, the Confirmation Order or the CCAA Sanction Order;

11.1.16          enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases and the CCAA Proceedings;

11.1.17          hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date and (ii) the activities of the Reorganized Debtors;

11.1.18          hear and determine all claims, rights or disputes arising under or in connection with the Asset Purchase Agreement and related agreements;

11.1.19          hear and determine any disputes with respect to requests for the allowance of compensation and reimbursement of expenses incurred by any Professional;

11.1.20          hear and determine such other matters as may be provided in the Confirmation Order or the CCAA Sanction Order, or as may be authorized under the Bankruptcy Code or the CCAA;

11.1.21          resolve and finally determine all disputes that may relate to, have an impact on, or arise in connection with this Plan;

11.1.22          hear any other matter consistent with the provisions of the Bankruptcy Code or the CCAA, as the case may be;

11.1.23          hear any and all disputes arising out of the settlement of certain objections to confirmation of the Plan by the Ad Hoc Group of Common Holders and the Ad Hoc Group of Preferred Holders;

11.1.24          enter an order closing the Chapter 11 Cases; and

11.1.25          enter an order winding up the CCAA Proceedings.

ARTICLE XII: MISCELLANEOUS

12.1         Surrender of Instruments.

As a condition to participation under the Plan, the Holder of a Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness of the Debtors that desires to receive the property to be distributed on account of an Allowed Claim or a Proven Claim based on such Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness shall surrender such Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness to the Debtors, or their designee (unless such Holder’s Claim will be Reinstated by the Plan, in which case such surrender shall not be required), and shall execute and deliver such other documents as are necessary to effectuate the Plan; provided, however, that if a claimant is a Holder of a Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness for which no physical certificate was issued to the Holder but which instead is held in book-entry form pursuant to a global security held by DTC or other securities depositary or custodian thereof, then the beneficial holder of such a Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness shall be deemed to have surrendered such Holder’s Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness upon the surrender of such global security by

DTC or such other securities depository or custodian thereof, or in the event the DTC or such other securities depository or custodian does not surrender such global security on the Effective Date or as soon as practicable thereafter, then the Debtors may waive any requirement of surrender of such Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness.  Except as otherwise provided in this Section, if no surrender of a Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness occurs and a claimant does not provide an affidavit and indemnification agreement, in form and substance satisfactory to the Debtors, that such Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness was lost, then no distribution may be made to any claimant whose Claim or Interest is based on such Prepetition Note, Industrial Revenue Bond, or other evidence of indebtedness.  The Debtors or the Reorganized Debtors (as the case may be) shall make subsequent distributions only to the persons who surrender the securities for exchange (or their assignees) and the record Holders of such securities shall be those Holders of record as of the Effective Date.  Notwithstanding the above or any other term of this Plan or any order with respect to the Plan, the terms of this Section 12.1 shall not apply to holders, custodians, securities depositories or similar parties with respect to Hodge Industrial Revenue Bonds and 7.375% Notes Due 2014 as a condition to participation under the Plan.

12.2         Dissolution of the Committee.

The Committee shall continue in existence until the Effective Date.  On the Effective Date, the appointment of the Committee shall terminate, and the Committee shall be dissolved, provided however, that following the Effective Date, the Committee shall continue to have standing and a right to be heard solely with respect to: (i) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to Section 503(b)(3)(D) of the Bankruptcy Code; (ii) any appeals of the Confirmation Order that remain pending as of the Effective Date; (iii) any adversary proceedings or contested matter as of the Effective Date to which the Committee is a party; (iv) responding to creditor inquiries for one hundred and twenty (120) days following the Effective Date, and (v) its good faith review of the materials provided by the Ad Hoc Group of Common Holders and the Ad Hoc Group of Preferred Holders with respect to the professional payments described in Sections 12.11.2 and 12.11.3 of this Plan.  All reasonable fees and expenses incurred by the Professionals retained by the Committee in connection therewith shall be paid by the Reorganized Debtors without the requirement of any further order of the Bankruptcy Court.  Notwithstanding anything contained herein to the contrary, on the Effective Date, the Committee shall be dissolved and the members of the Committee shall be released and discharged of and from all duties, responsibilities and obligations related to or arising from or in connection with the Chapter 11 Cases.

12.3         Pre-Effective Date Injunctions or Stays.

All injunctions or stays that are in effect in the Chapter 11 Cases or the CCAA Proceedings on the Confirmation Date, whether by operation of law (including, without limitation, Section 362 of the Bankruptcy Code) or by order of the Bankruptcy Court or the Canadian Bankruptcy Court (including, without limitation, the CCAA Initial Order), shall continue and remain in full force and effect through and including the Effective Date.

12.4         Post-Confirmation Date Retention of Professionals.

Upon the Effective Date, any requirement that professionals employed by the Reorganized Debtors comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will be authorized to employ and compensate professionals in the ordinary course of business and without the need for Bankruptcy Court approval.

12.5         Payment of the Fee Auditor’s Fees and Expenses

Following the Effective Date, the Reorganized Debtors shall pay in cash, within thirty (30) days of receipt by the Reorganized Debtors of an invoice from the Fee Auditor, all reasonable fees and expenses of the Fee Auditor that are incurred after the Effective Date, without the need for any further authorization from the Bankruptcy Court.  In the event that the Reorganized Debtors object to payment of such invoice from the Fee Auditor for post-Effective Date fees and expenses, in whole or in part, and the parties cannot resolve such objection after good faith negotiation, the Bankruptcy Court shall retain jurisdiction to make a determination as to the extent to which the invoice shall be paid by the Reorganized Debtors.

12.6         Bar Date for Certain Administrative Expense Claims.

All applications for final allowance of compensation or reimbursement of the expenses incurred by any Professional, and all other requests for the payment of Administrative Expense Claims, including all requests for the allowance of any Administrative Expense Claim pursuant to Section 503(b)(3)(D) of the Bankruptcy Code for substantial contributions made in these Chapter 11 Cases (but expressly excluding all requests for the payment of obligations incurred by the Debtors in the ordinary course of their business operations after the Petition Date), must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel at the addresses set forth in Section 12.19 of this Plan not later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.  Any request for the payment of an Administrative Expense Claim that is not timely filed and served shall be discharged and forever barred and the Holder of such Administrative Expense Claim shall be enjoined from commencing or continuing any action, process, or act to collect, offset or recover such Claim.  The Debtors and the Reorganized Debtors shall have sole responsibility for filing objections to and resolving all requests for the allowance of Administrative Expense Claims.

12.7         Effectuating Documents and Further Transactions.

Each of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

12.8         Exemption from Transfer Taxes.

Pursuant to Section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents under the Plan; (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest under the Plan; (c) the making or assignment of any lease or sublease pursuant to the Plan; or (d) the making or delivery of any deed or other instrument of transfer under, pursuant to, or in connection with the Plan, including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, assignments, and transfers of tangible property executed in connection with the Plan, the Confirmation Order or the CCAA Sanction Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under the Bankruptcy Code.

12.9         Payment of Statutory Fees.

All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

12.10       Payment of Prepetition Notes Indenture Trustee Fees and Industrial Revenue Bond Indenture Trustee Fees.

Notwithstanding anything to the contrary in the Plan, the Prepetition Notes Indenture Trustee Fees and the Industrial Revenue Bond Indenture Trustee Fees that are incurred prior to the Effective Date shall be paid in full, in cash, on the Effective Date; provided, however, that such amounts shall exclude (a) any Industrial Revenue Bond Indenture Trustee Fees that are incurred by the Hodge Industrial Revenue Bond Indenture Trustee and (b) any fees or expenses incurred by any Prepetition Notes Indenture Trustee or Industrial Revenue Bond Indenture Trustee in connection with any (i) objections to approval of the Disclosure Statement, (ii) objections to Confirmation of the Plan, (iii) any requests to convert any of the Chapter 11 Cases into cases under Chapter 7 of the Bankruptcy Code, (iv) any requests to convert any of the CCAA Proceedings into proceedings under the BIA, or (v) any other actions that may interfere with or delay Confirmation of the Plan.  The Prepetition Notes Indenture Trustee Fees and Industrial Revenue Bond Indenture Trustee Fees that are incurred after the Effective Date (other than any Industrial Revenue Bond Indenture Trustee Fees that are incurred by the Hodge Industrial Revenue Bond Indenture Trustee) shall be paid in full, in cash, by the Reorganized Debtors in the ordinary course of business after the Effective Date.

12.11       Payment of Professional Fees of the Ad Hoc Group of Prepetition Noteholders, Ad Hoc Group of Common Holders and Ad Hoc Group of Preferred Holders.

12.11.1          Ad Hoc Group of Prepetition Noteholders.  Notwithstanding anything to the contrary in the Plan, the reasonable fees and expenses incurred by Paul, Weiss, Rifkind, Wharton & Garrison LLP prior to the Effective Date in its capacity as counsel to the ad hoc group of certain Prepetition Noteholders who actively participated in negotiations on the terms of this Plan shall be paid in cash, in an aggregate amount not to exceed $250,000, on or as soon as practicable after the Effective Date.

12.11.2          Ad Hoc Group of Preferred Holders.  Notwithstanding anything to the contrary in the Plan, the reasonable and actual professional fees and expenses incurred prior to the Effective Date by the Ad Hoc Group of Preferred Holders, who the Debtors acknowledge actively participated in negotiations on the terms of this Plan, who settled their objections to confirmations enabling the Plan to be confirmed on a consensual basis as to the SSCC Interests, and who provided other consideration to the Debtors and the Holders of Claims and Interests of

the Estates, shall be paid in cash as soon as reasonably practicable after the Effective Date, in an amount not to exceed the Ad Hoc Group Fee Cap and the Confirmation Order shall provide that such payment is made in accordance with Rule 9019 of the Bankruptcy Rules as to the Debtors, the Committee, and all Holders of Claims and Interests as provided for in this Plan and section 1129(a)(4) of the Bankruptcy Code; provided, however, that such payments shall be conditioned upon (a) receipt by the Debtors and the Committee of (i) engagement letters for professionals retained by the Ad Hoc Group of Preferred Holders, and (ii) invoices with supporting fee and expense detail in sufficient detail for reasonable review, which may be redacted as necessary to protect any privileged information, provided that experts retained on a flat fee shall only be required to detail expenses on or as soon as practicable after the Effective Date and (b) a good faith review of the foregoing items by the Debtors and the Committee on or as soon as practicable after the Effective Date.  Neither of the Ad Hoc Group of Preferred Holders, nor their respective professionals shall be required or expected to file any application for Court approval of such fees and expenses or to seek review or consent from other parties.

12.11.3          Ad Hoc Group of Common Holders.  Notwithstanding anything to the contrary in the Plan, the reasonable and actual professional fees and expenses incurred prior to the Effective Date by the Ad Hoc Group of Common Holders, who the Debtors acknowledge actively participated in negotiations on the terms of this Plan, who settled their objections to confirmation enabling the Plan to be confirmed on a consensual basis as to the SSCC Interests, and who provided other consideration to the Debtors and the Holders of Claims and Interests of the Estates, shall be paid in cash as soon as reasonably practicable after the Effective Date, in an amount not to exceed the Ad Hoc Group Fee Cap minus the amount of the Ad Hoc Committee of Preferred Holders Reimbursement Claim, and the Confirmation Order shall provide that such payment is made in accordance with Rule 9019 of the Bankruptcy Rules as to the Debtors, the Committee, and all Holders of Claims and Interests as provided for in this Plan and section 1129(a)(4) of the Bankruptcy Code; provided, however, that such payments shall be conditioned upon (a) receipt by the Debtors and the Committee of (i) engagement letters for professionals retained by the Ad Hoc Group of Common Holders, and (ii) invoices with supporting fee and expense detail in sufficient detail for reasonable review, which may be redacted as necessary to protect any privileged information, provided that experts retained on a flat fee shall only be required to detail expenses, on or as soon as practicable after the Effective Date and (b) a good faith review of the foregoing items by the Debtors and the Committee on or as soon as practicable after the Effective Date.  Neither the Ad Hoc Group of Common Holders, nor their respective professionals shall be required or expected to file any application for Court approval of such fees and expenses or to seek review or consent from other parties.

12.12       Proofs of Claim Filed by Prepetition Notes Indenture Trustees.

Consistent with Bankruptcy Rule 3003(c), the Debtors or the Reorganized Debtors, as applicable, shall recognize any Proofs of Claim filed by the Prepetition Notes Indenture Trustees with respect to the Prepetition Noteholder Claims.  If any Prepetition Notes Indenture Trustee files a Proof of Claim in respect of the Prepetition Noteholder Claims and a Prepetition Noteholder also files a Proof of Claim with respect to any Prepetition Noteholder Claim included in the Proof of Claim filed by the Prepetition Notes Indenture Trustee, only the Proof of Claim of the Prepetition Notes Indenture Trustee shall be Allowed.

12.13       Proofs of Claim Filed by Industrial Revenue Bond Indenture Trustees.

Consistent with Bankruptcy Rule 3003(c), the Debtors or the Reorganized Debtors, as applicable, shall recognize any Proofs of Claim filed by the Industrial Revenue Bond Indenture Trustees with respect to the Industrial Revenue Bond Claims.  If any Industrial Revenue Bond Indenture Trustee files a Proof of Claim in respect of the Industrial Revenue Bond Claims and an Industrial Revenue Bondholder also files a Proof of Claim with respect to any Industrial Revenue Bond Claim included in the Proof of Claim filed by the Industrial Revenue Bond Indenture Trustee, only the Proof of Claim of the Industrial Revenue Bond Indenture Trustee shall be Allowed.

12.14       Creditor Representative Duties and Payment of Fees

The Committee, in consultation with the Debtors, shall select the Creditor Representative, whose identity shall be disclosed in the Plan Supplement.  From and after the Effective Date, the Creditor Representative, with the assistance of counsel, shall be responsible for (i) approving the settlement or allowance of any Claim where the Allowed amount would exceed the Creditor Representative Threshold Amount and (ii) enforcing the terms of the Plan.  The reasonable fees and expenses of the Creditor Representative (including the reasonable fees and expenses of counsel retained by the Creditor Representative) shall be paid by the Reorganized Debtors after the Effective Date without the need for approval by the Bankruptcy Court, provided that such fees and expenses shall not exceed $500,000 in the aggregate.

12.15       Amendment or Modification of the Plan.

Subject to Section 1127 of the Bankruptcy Code and applicable provisions of the CCAA, the Debtors may alter, amend, modify or supplement the Plan, Plan Supplement or the Exhibits at any time prior to or after the Confirmation Date but prior to the Substantial Consummation of the Plan.  A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or supplemented, if the proposed alteration, amendment, modification or supplement does not materially and adversely change the treatment of the Claim or Interest of such Holder; provided, however, that any amendment or modification of the Plan that modifies the form of consideration provided in Section 3.3.5(b) of this Plan or affects the New SSCC Common Stock Class 1F or 1G Pools or Sections 10.2.7, 12.11.2 or 12.11.3 of this Plan shall require the prior written consent of the members holding the majority of the Interests held by the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders, respectively; provided, however, further, that

(x) so long as Class 1F bears no more than its pro rata share of the cost of such amendment or modification, the Ad Hoc Group of Preferred Holders’ consent shall not be required,

(y) so long as Class 1G bears no more than its pro rata share of the cost of such amendment or modification, the Ad Hoc Group of Common Holders’ consent shall not be required, and

(z) so long as Class 2E bears no more than its pro rata share of the cost of such amendment or modification, the consent of the Committee shall not be required.

“Pro rata share” in this Section 12.15 shall be calculated based on the 2.25%, 2.25% and 95.5% allocation of New SSCC Common Stock to Classes 1F, 1G and 2E, respectively.  Nothing in this Section 12.15 shall prevent any of the Ad Hoc Group of Preferred Holders, the Ad Hoc Group of Common Holders or the Committee from consenting to a Plan modification or amendment in which their respective Class 1F, 1G or 2E bears more than its pro rata share in order to dispense with the need to obtain the consent of any of the others.

12.16       Severability of Plan Provisions.

If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, or any term or provision of the CCAA Plan is determined by the Canadian Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court or the Canadian Bankruptcy Court (as applicable) shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.17       Binding Effect; Successors and Assigns.

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and all other parties in interests in these Chapter 11 Cases and the CCAA Proceedings and the respective successors and assigns of each of the foregoing, including, without limitation, the Reorganized Debtors.  The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

12.18       Revocation, Withdrawal or Non-Consummation.

The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.

12.19       Notice.

All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Smurfit-Stone Container Corporation
222 North LaSalle Street

Chicago, IL 60601

Attention:  General Counsel
Telephone:
Facsimile:

with a copy to:

SIDLEY AUSTIN LLP

One South Dearborn Street

Chicago, IL 60603

Attention:	James F. Conlan
Matthew A. Clemente
Dennis M. Twomey
Bojan Guzina

Telephone:  (312) 853-7000

Facsimile:  (312) 853-7036

12.20       Governing Law.

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law of the United States is applicable to the Plan in the Chapter 11 Cases, or to the extent that an Exhibit to the Plan or any relevant document provides otherwise, the rights and obligations arising under the Plan in the Chapter 11 Cases shall be governed by, and construed and enforced in accordance with, the laws of the United States and the State of Delaware, without giving effect to the principles of conflicts of laws thereof.  Except to the extent that the CCAA or other federal law of Canada is applicable to the CCAA Plan, or to the extent that an Exhibit to the Plan or any relevant document provides otherwise, the rights and obligations arising under the CCAA Plan shall be governed by, and construed and enforced in accordance with, the laws of Canada and the Province of Ontario, without giving effect to the principles of conflicts of laws thereof.

12.21       Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force and effect unless (i) the Bankruptcy Court has entered the Confirmation Order and (ii) the Canadian Bankruptcy Court has entered the CCAA Sanction Order.  The filing of the Plan, the Disclosure Statement, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, shall not be and shall not be deemed to be an admission or waiver of any rights of the Debtors with respect to any Holders of Claims against or Interests in the Debtors.

Dated:  May 26, 2010

Smurfit-Stone Container Corporation (for itself and on behalf of each of the other Debtors)

By:	/s/ Craig A. Hunt
Name: Craig A. Hunt
Title: Senior Vice President, Secretary and General Counsel